Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

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In re:

OFFICE PROPERTIES INCOME TRUST, et al.,

Debtors.[1]

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x : : : : : : x	Chapter 11 Case No. 25-90530 (CML) (Jointly Administered)

FOURTH AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF OFFICE PROPERTIES INCOME TRUST AND ITS DEBTOR AFFILIATES

HUNTON ANDREWS KURTH LLP Timothy A. (“Tad”) Davidson II (Texas Bar No. 24012503) Ashley L. Harper (Texas Bar No. 24065272) Philip M. Guffy (Texas Bar No. 24113705)

LATHAM & WATKINS LLP

Ray C. Schrock (NY Bar No. 4860631)

Andrew M. Parlen (NY Bar No. 5370085)

Anupama Yerramalli (NY Bar No. 4645859)

Keith A. Simon (NY Bar No. 4636007)

Ashley Gherlone Pezzi (NY Bar No. 5754213)

600 Travis Street, Suite 4200 Houston, TX 77002 Telephone: (713) 220-4200		Anthony R. Joseph (IL Bar No. 6329886) 1271 Avenue of the Americas
Email:	taddavidson@hunton.com	New York, New York 10020
	ashleyharper@hunton.com	Telephone: (212) 906-1200
	pguffy@hunton.com	Email:	ray.schrock@lw.com
andrew.parlen@lw.com
anu.yerramalli@lw.com
keith.simon@lw.com
ashley.pezzi@lw.com
anthony.joseph@lw.com

Dated:	April 20, 2026 Counsel for the Debtors and Debtors in Possession
Houston, Texas

[1]	A complete list of the Debtors in the Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/OPI. The Debtors’ mailing address is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634.

4.11.	Trade and Vendor Claims (Class 11)	42
4.12.	Other General Unsecured Claims (Class 12)	42
4.13.	Intercompany Claims (Class 13)	43
4.14.	Intercompany Interests (Class 14)	43
4.15.	510(b) Claims (Class 15)	43
4.16.	Existing Common Equity (Class 16)	44

Article V. MEANS FOR IMPLEMENTATION		44

5.1.	Compromise and Settlement of Claims, Interests, and Controversies	44
5.2.	Continued Corporate Existence; Effectuating Documents; Corporate Action; Transactions	45
5.3.	Intercompany Interests; Corporate Reorganization	46
5.4.	New Corporate Governance Documents.	46
5.5.	Secured Exit Notes Documents	46
5.6.	New 2027 Senior Secured Notes Documents	47
5.7.	Equity Rights Offering	48
5.8.	Exemption from Registration Under Securities Laws	49
5.9.	New Warrants	50
5.10.	New 2027 HoldCo and New 2027 SPV	50
5.11.	Cancellation of Existing Securities and Agreements	51
5.12.	Cancellation of Liens	52
5.13.	Officers and Boards of Directors	53
5.14.	Amended RMR Management Agreements.	53
5.15.	Authorization, Issuance, and Delivery of Plan Securities	54
5.16.	Preemptive Rights Agreement.	54
5.17.	Equitization/Prepayment Notice	54
5.18.	2027 Ad Hoc Group Support Fee	54
5.19.	Secured Credit Facility Ad Hoc Group Work Fee	54
5.20.	Nonconsensual Confirmation	54
5.21.	Closing or Dismissing of the Chapter 11 Cases	55
5.22.	Notice of Effective Date	55

Article VI. DISTRIBUTIONS		55

6.1.	Distributions Generally	55
6.2.	Distribution Record Date	56
6.3.	Special Rules for Disputed Claims.	56
6.4.	Date of Distributions	56
6.5.	Distribution Agent	57
6.6.	Rights and Powers of Distribution Agent	57
6.7.	Expenses of Distribution Agent	57
6.8.	No Postpetition Interest	57
6.9.	Delivery of Distributions	58
6.10.	Distributions as of Effective Date	58
6.11.	Unclaimed Property	58
6.12.	Time Bar to Cash Payments	58

6.13.	Manner of Payment under Plan	58
6.14.	Satisfaction of Claims	59
6.15.	Fractional Stock	59
6.16.	Minimum Cash Distributions	59
6.17.	Setoffs	59
6.18.	Allocation of Distributions Between Principal and Interest	60
6.19.	No Distribution in Excess of Amount of Allowed Claim	60
6.20.	Withholding and Reporting Requirements	60

Article VII. PROCEDURES FOR DISPUTED CLAIMS		61

7.1.	Disputed Claims Generally	61
7.2.	Objections to Claims	61
7.3.	Estimation of Claims	61
7.4.	Adjustment to Claims Register Without Objection	61
7.5.	Disallowance of Claims	62
7.6.	No Distributions Pending Allowance	62
7.7.	Distributions After Allowance	62
7.8.	Claim Resolution Procedures Cumulative	62
7.9.	Single Satisfaction of Claims and Interests	63

Article VIII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		63

8.1.	Assumption or Rejection of Executory Contracts and Unexpired Leases.	63
8.2.	Determination of Cure Disputes and Deemed Consent	64
8.3.	Payments Related to Assumption of Executory Contracts and Unexpired Leases.	65
8.4.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases	65
8.5.	Survival of the Debtors’ Indemnification Obligations	65
8.6.	Insurance Policies	66
8.7.	Assignment	67
8.8.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	67
8.9.	Reservation of Rights	67

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN		68

9.1.	Conditions Precedent to the Effective Date	68
9.2.	Timing of Conditions Precedent	69
9.3.	Waiver of Conditions Precedent	69
9.4.	Effect of Non-Occurrence of the Effective Date	69

Article X. EFFECT OF CONFIRMATION AND CONSUMMATION OF PLAN		70

10.1.	Vesting of Assets in the Reorganized Debtors	70
10.2.	Binding Effect	70

10.3.	Discharge of Claims and Termination of Interests	70
10.4.	Term of Injunctions or Stays	71
10.5.	Permanent Injunction	71
10.6.	Releases	72
10.7.	Exculpation	75
10.8.	Retention of Causes of Action/Reservation of Rights	76
10.9.	Ipso Facto and Similar Provisions Ineffective	76
10.10.	Solicitation of Plan	77
10.11.	Corporate, Limited Liability Company, and Trust Action	77

Article XI. RETENTION OF JURISDICTION		77

11.1.	Retention of Jurisdiction	77
11.2.	Courts of Competent Jurisdiction	79

Article XII. MISCELLANEOUS PROVISIONS		79

12.1.	Payment of Statutory Fees	79
12.2.	Additional Documents.	79
12.3.	Statutory Committee.	80
12.4.	March 2029 Senior Secured Notes Fees and Expenses.	80
12.5.	Unsecured Notes Trustee Fees and Expenses and Priority Guaranteed Unsecured Notes Trustee Fees and Expenses.	80
12.6.	Equity Rights Offering Backstop Advisor Fees and Expenses	80
12.7.	Substantial Consummation of this Plan	81
12.8.	Request for Expedited Determination of Taxes	81
12.9.	Exemption from Certain Transfer Taxes	81
12.10.	Amendments	81
12.11.	Effectuating Documents and Further Transactions	82
12.12.	Revocation or Withdrawal of this Plan	82
12.13.	Severability of Plan Provisions	82
12.14.	Governing Law	82
12.15.	Time	83
12.16.	Dates of Actions to Implement this Plan	83
12.17.	Immediate Binding Effect	83
12.18.	Deemed Acts	83
12.19.	Successor and Assigns	83
12.20.	Entire Agreement	83
12.21.	Exhibits to Plan	84
12.22.	Notices	84

JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

OFFICE PROPERTIES INCOME TRUST AND ITS DEBTOR AFFILIATES

Office Properties Income Trust and each of the debtors and debtors-in-possession in the above-captioned cases (each a “Debtor” and, collectively, the “Debtors”) jointly propose this Plan (as defined herein) for the treatment and resolution of the outstanding Claims against, and Interests in, the Debtors. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Article I.A of this Plan.

The Plan is proposed jointly for administrative purposes only. The Debtors seek to consummate the Transactions on the Effective Date. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code. This Plan does not contemplate substantive consolidation of any of the Debtors.

This Plan shall be deemed a motion to approve the good-faith compromises and settlements of all Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019.

Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan. There also are other agreements and documents, which shall be Filed with the Bankruptcy Court, that are referenced in this Plan, the Plan Supplement, or the Disclosure Statement as exhibits and schedules. All such exhibits and schedules are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and the terms and conditions set forth in the Restructuring Support Agreement and this Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw this Plan before its substantial consummation.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Article I.
DEFINITIONS AND INTERPRETATION.

A.            Definitions.

The following terms shall have the respective meanings specified below:

1.1           “2027 Ad Hoc Group” means that certain ad hoc group of Holders of 2027 Senior Secured Notes Claims represented by the 2027 Ad Hoc Group Advisors.

1.2            “2027 Ad Hoc Group Advisors” means Milbank LLP, Evercore Group L.L.C., Porter Hedges LLP, Hilco Real Estate, LLC, and such other Professional advisors as are retained by the 2027 Ad Hoc Group with the prior written consent of the Debtors.

1.3            “2027 Senior Secured Noteholders” means the Holders of the 2027 Senior Secured Notes.

1.4            “2027 Senior Secured Notes” means those certain 3.250% Senior Secured Notes due 2027, issued pursuant to the 2027 Senior Secured Notes Indenture.

1.5            “2027 Senior Secured Notes Claims” means any Claim on account of, arising under, or relating to the 2027 Senior Secured Notes Documents, including any Claims in respect of all principal amount outstanding, interest, fees, premiums, expenses, costs, and other charges arising thereunder or related thereto, and postpetition interest, as applicable. For the avoidance of doubt, the 2027 Senior Secured Notes Claims shall exclude the 2027 Senior Secured Notes ICA Claims.

1.6            “2027 Senior Secured Notes Claims Challenge” means that certain adversary proceeding commenced in these Chapter 11 Cases on November 2, 2025, Adv. Proc. No. 25-03802 (CML), by the Debtors against the 2027 Senior Secured Notes Trustee seeking, among other things, a declaratory judgment disallowing certain OID associated with the 2027 Senior Secured Notes as of the Petition Date, subject to the Debtors’ right to amend the complaint in such adversary proceeding pursuant to the Bankruptcy Rules and applicable law; provided that the Debtors or the Reorganized Debtors, as applicable, shall dismiss with prejudice the 2027 Senior Secured Notes Claims Challenge on the Effective Date.

1.7            “2027 Senior Secured Notes Claims Settlement” means the settlement among the Debtors, the 2027 Ad Hoc Group, and the September 2029 Ad Hoc Group set forth in Exhibit A to that certain Notice of Settlement Term Sheet by and Among the Debtors, 2027 Ad Hoc Group, and September 2029 Ad Hoc Group with Regards to the Plan dated March 3, 2026 [Docket No. 971], as amended and restated on March 31, 2026 [Docket No. 1139].

1.8            “2027 Senior Secured Notes Documents” means, collectively, the 2027 Senior Secured Notes Indenture, the 2027 Senior Secured Notes Security Documents, and the other documents governing the 2027 Senior Secured Notes.

1.9            “2027 Senior Secured Notes Fees and Expenses” means, collectively, all reasonable and documented fees and out-of-pocket expenses of the 2027 Senior Secured Notes Trustee and the 2027 Ad Hoc Group (including such fees and expenses incurred by the 2027 Ad Hoc Group Advisors and the primary counsel and local counsel of the 2027 Senior Secured Notes Trustee).

1.10         “2027 Senior Secured Notes First Lien Collateral” means “First Lien Collateral” under and defined in the 2027 Senior Secured Notes Indenture.

1.11            “2027 Senior Secured Notes First Lien Collateral Properties” means “First Lien Collateral Properties” under and defined in the 2027 Senior Secured Notes Indenture, excluding the properties held by SIR Parsippany (Jefferson) LLC and SIR Irving (Freeport) LLC.

1.12            “2027 Senior Secured Notes ICA Adversary Proceeding” means that certain adversary proceeding commenced in these Chapter 11 Cases on January 24, 2026, Adv. Proc. No. 26-03016 (CML), by the 2027 Senior Secured Notes Trustee against Helix Partners Management, LP, Redwood Capital Management LLC, and certain Debtors asserting, among other things, the 2027 Senior Secured Notes ICA Claims; provided that the 2027 Senior Secured Notes Trustee shall dismiss with prejudice the 2027 Senior Secured Notes ICA Adversary Proceeding on the Effective Date.

1.13            “2027 Senior Secured Notes ICA Claims” means any Claim of the 2027 Senior Secured Notes Parties on account of, arising under, or relating to that certain Exchange Notes 1L/2L Subordination and Intercreditor Agreement, dated as of December 11, 2024, by and between the 2027 Senior Secured Notes Trustee, as initial junior agent, the Original September 2029 Senior Secured Notes Trustee, as initial senior agent, and the Subsequent September 2029 Senior Secured Notes Trustee, as initial additional senior agent; provided that the 2027 Senior Secured Notes Parties shall withdraw with prejudice, and release pursuant to this Plan, the 2027 Senior Secured Notes ICA Claims on the Effective Date.

1.14            “2027 Senior Secured Notes Indenture” means that certain Indenture, dated as of December 11, 2024, among the Parent, the Initial Subsidiary Guarantors (as defined therein and party thereto) and the 2027 Senior Secured Notes Trustee, as trustee and collateral agent, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.15            “2027 Senior Secured Notes Parties” means, collectively, the 2027 Senior Secured Notes Trustee, and 2027 Senior Secured Noteholders.

1.16            “2027 Senior Secured Notes Property Appraisals” means the appraisals of the properties constituting the New 2027 Senior Secured Notes Collateral Package prepared by JLL Valuation & Advisory Services, LLC, which appraised value the 2027 Ad Hoc Group accepted as satisfactory of the New 2027 Senior Secured Notes Minimum Value Requirement.

1.17            “2027 Senior Secured Notes Security Documents” means, collectively, “Security Documents” under and defined in the 2027 Senior Secured Notes Indenture and any ancillary documents, agreements, or instruments.

1.18            “2027 Senior Secured Notes Trustee” means (a) U.S. Bank Trust Company, National Association, as initial trustee, (b) UMB Bank, National Association, as successor trustee, or (c) any successor thereto duly appointed in accordance with the terms of the 2027 Senior Secured Notes Indenture, in each case solely in its capacity as trustee and collateral agent under the 2027 Senior Secured Notes Documents.

1.19            “2027 Unsecured Claims” means the 2027 Senior Secured Notes Claims that constitute Unsecured Claims pursuant to applicable law and sections 502 and 506(a) of the Bankruptcy Code or any other similar provisions.

1.20            “510(b) Claim” means any Claim against the Debtors that is subject to subordination under section 510(b) of the Bankruptcy Code, including any Claim arising out of or related to any agreement for the purchase or sale of Securities of the Debtors or any of their Affiliates or any agreements related or ancillary to such agreement for the purchase or sale of Securities of the Debtors or any of their Affiliates.

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1.21            “Additional Consenting Creditors” means the beneficial holders, or investment advisors, sub-advisors, or managers for the accounts of beneficial holders or beneficial holders, of Existing Debt that subsequently become party to the Restructuring Support Agreement from time to time pursuant to a Joinder (as defined in the Restructuring Support Agreement) in accordance with Section 7.17 of the Restructuring Support Agreement.

1.22            “Adequate Protection Stipulation” means the Stipulation and Agreed Order Entered Between the Debtors, 2027 Ad Hoc Group, 2027 Senior Secured Notes Trustee, and September 2029 Ad Hoc Group Providing Adequate Protection, entered by the Bankruptcy Court on March 5, 2026 [Docket No. 976].

1.23            “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating businesses, including fees and expenses Allowed by the Bankruptcy Court as compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code; (b) Claims pursuant to section 503(b)(9) of the Bankruptcy Code; (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code; and (d) any Adequate Protection Claims (as defined in the DIP Orders); provided that, upon entry of the Equity Rights Offering Order, the Equity Rights Offering Backstop Commitment Premium, to the extent earned and not paid (except to the extent subject to forfeiture pursuant to the Equity Rights Offering Backstop Commitment Letter) shall be an Allowed Administrative Claim against each of the Debtors.

1.24            “Affiliate” shall, with respect to an Entity, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.

1.25            “Allowed” means, (a) any Claim or Interest (i) as to which no objection has been Filed prior to the Claim Objection Deadline and that is evidenced by a proof of Claim or Interest, as applicable, timely Filed by the applicable Bar Date or that is not required to be evidenced by a Filed proof of Claim or Interest, as applicable, under this Plan, the Bankruptcy Code, or a Final Order, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed or (ii) as to which any objection has been determined by a Final Order to the extent such objection is determined in favor of the respective Holder; (b) any Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no proof of Claim or Interest, as applicable, has been timely Filed in an unliquidated or a different amount; (c) any Claim or Interest that is compromised, settled, or otherwise resolved pursuant to the authority of the Debtors or the Reorganized Debtors, as applicable; (d) any Claim or Interest as to which the liability of the Debtors or Reorganized Debtors, as applicable, and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court; or (e) any Claim or Interest expressly allowed under this Plan. For the avoidance of doubt, a Proof of Claim Filed after the applicable Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-Filed Claim. “Allow,” “Allows,” and “Allowing” shall have correlative meanings.

1.26            “Allowed 2027 Senior Secured Notes Claim Amount” means an aggregate amount equal to $385,000,000, plus all accrued and unpaid interest, fees, costs, and other charges as of the Petition Date and postpetition interest and any reasonable fees, costs, and charges through the Effective Date, subject to the terms of the 2027 Senior Secured Notes Claims Settlement; provided that, without duplication of any amounts paid under the terms of the 2027 Senior Secured Notes Claims Settlement or paid pursuant to Article 2.8 of this Plan, all unpaid 2027 Senior Secured Notes Fees and Expenses as of the Effective Date shall be paid in full in Cash on the Effective Date, to the extent payable under the DIP Orders and 2027 Senior Secured Notes Claims Settlement, and shall not be recharacterized or reallocated pursuant to section 506(b) of the Bankruptcy Code as payments of principal, interest, or otherwise.

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1.27            “Allowed September 2029 Senior Secured Notes Claim Amount” means the amount that is the lesser of (a) the September 2029 Senior Secured Notes Claim Amount and (b) the total value of the September 2029 First Lien Collateral and any residual value (after accounting for senior security interests held by Holders of the Secured Credit Facility Claims) of the September 2029 Second Lien Collateral, in each case where the security interest with respect to such collateral has not been invalidated by the Bankruptcy Court.

1.28            “Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares” means an aggregate amount of Reorganized Common Equity issued on account of the Allowed September 2029 Senior Secured Notes Claim Amount as necessary so that, after giving effect to the issuance of both the Initial Equity Compensation and the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares pursuant to the Plan, the aggregate Reorganized Common Equity held by Holders of Allowed September 2029 Senior Secured Notes Claims shall equal the same percentage of the total issued and outstanding Reorganized Common Equity, on a fully diluted basis, as such Holders would have held immediately prior to giving effect to the issuance of the Initial Equity Compensation and the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares. For the avoidance of doubt, no Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares shall be issued on account of the Allowed September 2029 Unsecured Claim.

1.29            “Allowed September 2029 Unsecured Claim” means a September 2029 Senior Secured Notes Claim that constitutes an Unsecured Claim pursuant to applicable law and sections 502 and 506(a) of the Bankruptcy Code or any other similar provisions.

1.30            “Amended RMR Management Agreements” means the RMR Management Agreements as amended pursuant to this Plan and the Restructuring Term Sheet.

1.31            “Asset” means all rights, title, and interests of the Debtors in and to property of whatever type or nature, including real, personal, mixed, intellectual, tangible, and intangible property.

1.32            “Avoidance Action” means any and all actual or potential avoidance, recovery, subordination, or similar actions or remedies that may be brought by or on behalf of the Debtors or the Estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies arising under chapter 5 and section 724(a) of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws, fraudulent conveyance laws, or other similar related laws, in each case whether or not litigation to prosecute such Claim(s) and Cause(s) of Action was commenced prior to the Effective Date.

1.33            “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.34            “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division, or such other court having jurisdiction over the Chapter 11 Cases.

1.35            “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

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1.36            “Bar Date” means the applicable date established by the Bankruptcy Court by which respective proofs of Claims and Interests must be Filed under the Claims Bar Date Order.

1.37            “Business Day” means any day, other than a Saturday, Sunday, “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)), or any other day on which commercial banks are required or authorized by law or executive order to be closed for commercial business with the public in New York City, New York.

1.38            “Cancelled Instruments” shall have the meaning ascribed to such term in Article 5.11(a) of this Plan.

1.39            “Cash” means cash in legal tender of the United States of America and cash equivalents, including bank deposits, checks, and other similar items.

1.40            “Cash Collateral” means all of the Debtors’ “cash collateral” as defined under section 363 of the Bankruptcy Code.

1.41            “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, proceeding, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, Disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), choate, inchoate, reduced to judgment or otherwise whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws). Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to, and seek the disallowance of, Claims or Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any Avoidance Actions.

1.42            “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case under chapter 11 of the Bankruptcy Code commenced by such Debtor in the Bankruptcy Court, and (b) when used with reference to all Debtors, the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

1.43            “Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, each as set forth in section 101(5) of the Bankruptcy Code.

1.44            “Claim Objection Deadline” means the deadline for objecting to Filed Proofs of Claim or scheduled Claims, which shall be, unless otherwise extended pursuant to the Plan: (a) the one hundred eightieth (180th) day following the later of (i) the Effective Date and (ii) the date that a Proof of Claim is Filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim; or (b) such later date as may be fixed by the Bankruptcy Court.

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1.45            “Claims Bar Date Order” means the Order (I) Establishing Bar Dates and Related Procedures for Filing Proofs of Claim, (II) Approving the Form and Manner of Notice Thereof, and (III) Granting Related Relief [Docket No. 443].

1.46            “Claims Register” means the official register of Claims and Interests maintained by the Notice and Claims Agent.

1.47            “Class” means any group of Claims or Interests classified as set forth in Article III of this Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.48            “Collateral” means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable non-bankruptcy law, and any security as such term is defined in section 101(49) of the Bankruptcy Code.

1.49            “Committee” means the Official Committee of Unsecured Creditors (and all subcommittees thereof) appointed in the Chapter 11 Cases in accordance with section 1102(a) of the Bankruptcy Code pursuant to the Notice of Appointment of Committee of Unsecured Creditors filed by the U.S. Trustee on November 17, 2025 [Docket No. 192], as reconstituted pursuant to that certain Amended Notice of Appointment of Committee of Unsecured Creditors filed by the U.S. Trustee on February 3, 2026 [Docket No. 777] and as may be further reconstituted from time to time.

1.50            “Committee Advisors” means Willkie Farr & Gallagher LLP and Alvarez & Marsal North America, LLC.

1.51            “Committee Settlement” means the settlement among the Debtors, the Committee, the September 2029 Ad Hoc Group, and RMR set forth in Exhibit A to that certain Notice of Settlement Term Sheet by and Among the Debtors, Official Committee of Unsecured Creditors, September 2029 Ad Hoc Group and RMR with Regards to the Plan [Docket No. 855].

1.52            “Conditions Precedent” shall have the meaning set forth in Article IX of this Plan.

1.53            “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

1.54            “Confirmation Date” means the date upon which Confirmation occurs.

1.55            “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

1.56            “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

1.57            “Consenting Creditors” means the Additional Consenting Creditors and the Initial Consenting September 2029 Senior Secured Noteholders.

1.58            “Consenting September 2029 Senior Secured Noteholders” shall have the meaning set forth in the Restructuring Support Agreement.

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1.59            “Corporate Governance Documents” means, with respect to any Person other than a natural person, the organizational and corporate governance documents for each such Person including limited liability company agreements, operating agreements, certificates of incorporation, certificates of formation, certificates of limited partnership, articles of organization (or equivalent organizational documents), warrants agreements, certificates of designation for preferred stock or other forms of preferred equity, by-laws, partnership agreements, operating agreements, limited liability company agreements, shareholders’ agreements, members’ agreement, or equivalent governing documents.

1.60            “Cure” means the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (b) permit the Debtors to assume such Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

1.61            “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

1.62            “Cure Dispute” means a pending objection relating to assumption or assumption and assignment of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code.

1.63            “Cure Notice” means a notice to parties to Executory Contracts or Unexpired Leases to be assumed or assumed and assigned reflecting the Debtors’ intention to potentially assume or assume and assign the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure amount (if any).

1.64            “D&O Policy” means, collectively, all insurance policies (including any “tail policy”) issued or providing coverage to any of the Debtors for current or former directors’, managers’, trustees’, and officers’ liability, and all agreements, documents, or instruments related thereto.

1.65            “Debtor” or “Debtors” shall have the meaning set forth in the introductory paragraph of this Plan.

1.66            “Debtor Release” means the releases set forth in Article 10.6(a) of this Plan.

1.67            “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.68            “Definitive Documents” means, collectively: (a) this Plan; (b) the Plan Supplement; (c) the Disclosure Statement and the Solicitation Materials and exhibits related thereto; (d) the order of the Bankruptcy Court approving such Disclosure Statement and Solicitation Procedures in connection thereto; (e) the DIP Documents; (f) the Confirmation Order; (g) the Secured Exit Notes Indenture and related note documents (including intercreditor agreements); (h) the Equity Rights Offering Documents; (i) the Reorganized Common Equity Documents; (j) the New Corporate Governance Documents; (k) the Amended RMR Management Agreements; (l) all material pleadings and motions Filed by the Debtors with the Bankruptcy Court in connection with the Chapter 11 Cases (and related orders), including any “first day” and “second day” pleadings, and all orders sought pursuant thereto; (m) such other agreements, instruments, and documentation as may be agreed in writing (email sufficient) between the Debtors and the Required September 2029 Senior Secured Noteholders to document and consummate the Transactions; (n) the New Warrants Documents; (o) the New 2027 Senior Secured Notes Documents, and (p) any exhibits, schedules, amendments, modifications, supplements, appendices, or other documents, motions, pleadings, and/or agreements, as applicable, relating to any of the foregoing; provided that, for the avoidance of doubt, any procedural notices or Filings are not Definitive Documents; provided further that (x) the Definitive Documents in clauses (a), (c), (d), (f), (h), (i), (j) (solely to the extent the documents specified in (j) is for the Parent and addresses minority shareholder rights), and (n) shall be in a form reasonably acceptable to the Committee, and (y) with respect to the Definitive Documents in clause (b), (g), (k), (o), and (p) the Debtors shall consult in good faith with the Committee Advisors regarding the form and substance of any such proposed filing of such Definitive Document.

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1.69            “DIP Agent” means the “Agent” (as defined in the DIP Credit Agreement), solely in its capacities as administrative agent and collateral agent under the DIP Credit Agreement, its successors, assigns, or any replacement agents appointed pursuant to the terms of the DIP Credit Agreement.

1.70            “DIP Anchor Capital Commitment Fee” means “Anchor Capital Commitment Fee” under and defined in the DIP Documents.

1.71            “DIP Claims” means all Claims held by the DIP Lenders or the DIP Agent on account of, arising under, or relating to the DIP Credit Agreement, the DIP Facility, or the DIP Orders, including Claims for all principal amounts outstanding, and any and all fees, interest, expenses, Indemnification Obligations, reimbursement obligations, and other amounts due under the DIP Documents.

1.72            “DIP Commitment and Exit Fee Equity Distribution” means shares of Reorganized Common Equity issued pursuant to Article 4.8(c)(i) of this Plan, which shall equal to (a) the aggregate amount of the DIP Anchor Capital Commitment Fee and the DIP Exit Fee divided by (b) a conversion price of $20.00 per share, with such amount to be subject to dilution on account of the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants.

1.73            “DIP Commitments” means the commitments in respect of the DIP Facility.

1.74            “DIP Credit Agreement” means that certain Amended and Restated Secured Debtor-in-Possession Term Loan Credit Agreement entered by and among Office Properties Income Trust, as borrower, the guarantors party thereto, the DIP Agent, and the DIP Lenders (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof) in respect of the DIP Facility.

1.75            “DIP Documents” means the DIP Credit Agreement, the other “Loan Documents” as defined in the DIP Credit Agreement, the DIP Motion, the DIP Orders, and any other agreement, document, and/or instrument entered or entered into in connection with any of the foregoing.

1.76            “DIP Equity Distribution” means shares of Reorganized Common Equity issued pursuant to Article 4.8(c)(i) of this Plan, which shall equal to the aggregate amount of DIP Claims (net of DIP Fee Claims) divided by a conversion price of $12.60 per share, with such amount to be subject to dilution on account of the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants.

1.77            “DIP Exit Fee” means “Exit Fee” under and defined in the DIP Documents.

1.78            “DIP Facility” means that certain $125 million secured debtor-in-possession financing facility provided by the DIP Lenders on the terms of, and subject to the conditions set forth in, the DIP Credit Agreement and approved by the Bankruptcy Court pursuant to the DIP Orders.

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1.79            “DIP Fee Claims” means all Claims on account of the DIP Anchor Capital Commitment Fee, the DIP Exit Fee, and the DIP Upfront Fee.

1.80            “DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

1.81            “DIP Loans” means the loans provided pursuant to the DIP Facility.

1.82            “DIP Motion” means the motion seeking approval by the Bankruptcy Court of the DIP Facility and entry of the DIP Orders, including any declarations, notices, exhibits, and/or annexes thereto (as amended, modified, or supplemented from time to time).

1.83            “DIP Obligations” shall have the meaning set forth in the DIP Documents.

1.84            “DIP Orders” means, collectively, the Interim DIP Order, the Final DIP Order, and the Adequate Protection Stipulation.

1.85            “DIP Upfront Fee” means “Upfront Fee” under and defined in the DIP Documents.

1.86            “DIP Upfront Fee Equity Distribution” means shares of Reorganized Common Equity issued pursuant to Article 4.8(c)(ii) of this Plan, which shall equal the amount of the DIP Upfront Fee divided by a conversion price of $12.60 per share, with such amount to be subject to dilution on account of the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants.

1.87            “Disallowed” means, with respect to any Claim or Interest, that such Claim or Interest has been determined by a Final Order or specified in a provision of this Plan not to be Allowed.

1.88            “Disclosure Statement” means the disclosure statement disclosing the terms and conditions of this Plan, including all exhibits, schedules, supplements, modifications, and amendments thereto, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.89            “Disputed” means with respect to a Claim, (a) any Claim, which is disputed under Article 7.1 of this Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (b) any Claim, proof of which was required to be timely and properly Filed but as to which no such Proof of Claim was Filed; (c) any Claim that is listed in the Schedules as unliquidated, contingent, or disputed, and as to which no request for payment or Proof of Claim has been Filed; or (d) any Claim that is otherwise disputed by any of the Debtors or the Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved, or overruled by a Final Order. To the extent the Debtors dispute only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.

1.90            “Distribution Agent” means the Debtors, the Debtors’ agent, or the Reorganized Debtors in each case acting under Article VI of this Plan, to make or facilitate the distributions required by this Plan.

1.91            “Distribution Record Date” means the date that is fifteen (15) days prior to the anticipated Effective Date of this Plan, or such other time as designated by the Debtors. For the avoidance of doubt, the Distribution Record Date shall not apply to any securities of the Debtors deposited with DTC, the Holder of which shall receive a distribution in accordance with the terms of Article VI of this Plan and the customary procedures of DTC.

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1.92            “DTC” means The Depository Trust Company.

1.93            “Effective Date” means the date on which each of the Conditions Precedent set forth in Article IX of this Plan have been satisfied or waived in accordance with the terms thereof. Without limiting the foregoing, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

1.94            “Entity” means an individual, corporation, partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, “governmental unit” (as defined in section 101(27) of the Bankruptcy Code) or any political subdivision thereof, or other “person” (as defined in section 101(41) of the Bankruptcy Code) or other “entity” (as defined in section 101(15) of the Bankruptcy Code).

1.95            “Equitization/Prepayment Notice” shall have the meaning set forth in the DIP Documents.

1.96            “Equity Rights Offering” means that certain equity rights offering to be consummated by the Reorganized Parent on the Effective Date in accordance with the Equity Rights Offering Documents and this Plan and subject to the Equity Rights Offering Procedures, pursuant to which the Reorganized Parent shall issue Subscription Rights to all Holders of Allowed Unsecured Notes Claims.

1.97            “Equity Rights Offering Backstop Advisors” means, collectively (a) Glenn Agre Bergman & Fuentes LLP, (b) Seward & Kissel LLP, and (c) Province, LLC.

1.98            “Equity Rights Offering Backstop Commitment Letter” means that certain Equity Rights Offering Backstop Commitment Letter attached as Exhibit A to the Equity Rights Offering Order, including all exhibits, annexes, and schedules attached thereto, as may be amended, supplemented, or modified from time to time and including in accordance with the terms thereof.

1.99            “Equity Rights Offering Backstop Commitment Premium” has the meaning set forth in the Equity Rights Offering Backstop Commitment Letter.

1.100          “Equity Rights Offering Backstop Parties” means, collectively, (a) certain members of the Unsecured Notes Ad Hoc Group, (b) ValueWorks Limited Partners LP, and (c) Diamond Family Investments LLC, as reflected in the Equity Rights Offering Backstop Commitment Letter.

1.101          “Equity Rights Offering Documents” means, collectively, the Equity Rights Offering Order and any and all agreements, documents, and instruments delivered or entered into in connection with the Equity Rights Offering, including the Equity Rights Offering Procedures and the Equity Rights Offering Backstop Commitment Letter, each as may be amended, restated, supplemented, or otherwise modified from time to time according to their respective terms.

1.102          “Equity Rights Offering Order” means the order of the Bankruptcy Court approving the Equity Rights Offering Procedures.

1.103          “Equity Rights Offering Procedures” means those certain rights offering procedures with respect to the Equity Rights Offering as set forth in the Equity Rights Offering Documents and as approved by the Bankruptcy Court.

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1.104            “Equity Rights Offering Shares” means the Reorganized Common Equity issued pursuant to the Equity Rights Offering, as described in the Equity Rights Offering Documents, subject to dilution by the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants.

1.105            “Estate” or “Estates” means, individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

1.106            “Excluded 2027 Senior Secured Notes First Lien Pledged Collateral” means all of the Interests held by OPI 25 Exchange LLC in SIR Parsippany (Jefferson) LLC and SIR Irving (Freeport) LLC.

1.107            “Exculpated Parties” means each of the following in their capacity as such and, in each case, to the maximum extent permitted by law: (a) the Debtors and their Estates, (b) each independent director of the Debtors, and (c) the Committee and each member of the Committee.

1.108            “Executory Contract” means a contract to which one or more Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.109            “Existing Common Equity” means any common stock in the Parent that is issued and outstanding as of the Petition Date.

1.110            “Existing Debt” means the Mortgage Debt, the Secured Credit Facility Obligations, the March 2029 Senior Secured Notes, the 2027 Senior Secured Notes, the September 2029 Senior Secured Notes, the Priority Guaranteed Unsecured Notes, and the Unsecured Notes.

1.111            “Exit Costs” means any amounts relating to or arising from the Debtors’ emergence from the Chapter 11 Cases, including, without limitation, unpaid Professional fees and expenses, Cure amounts, and administrative expenses.

1.112            “File” or “Filed” or “Filing” means file, filed, or filing, respectively, with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

1.113            “Final DIP Order” means the order entered by the Bankruptcy Court authorizing the Debtors to enter into the DIP Credit Agreement and approving, among other things, the DIP Facility, the DIP Commitments, the DIP Loans, the Debtors’ use of Cash Collateral, and the parties’ rights with respect thereto on a final basis (as may be amended, supplemented, or modified from time to time).

1.114            “Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be Filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be Filed with respect to such order or judgment.

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1.115            “General Unsecured Claims” means all Claims against the Debtors that are non-priority and unsecured, excluding Mortgage Debt Guarantee Claims, Allowed September 2029 Unsecured Claims, Priority Guaranteed Unsecured Notes Claims, Unsecured Notes Claims, and Intercompany Claims.

1.116            “Governmental Unit” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator or arbitral body (public or private), administrative agency, commission or other governmental official, authority or instrumentality (including any legislature, commission, regulatory administrative authority, governmental agency, bureau, branch or department).

1.117            “Holder” means any Entity that is the record or beneficial owner of any Claim or Interest, including any nominees, investment managers, investment advisors, sub-advisors, or managers of funds or discretionary accounts that hold, or trustees of trusts that hold, any Claim or Interest; provided that, for purposes of distributions to be made under this Plan, Holder shall include each Notes Trustee.

1.118            “Impaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

1.119            “Indemnification Obligation” means, collectively, any and all obligations of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements, memorandum and articles of association, or other organizational documents or agreements to indemnify all current officers, directors, trustees, agents or employees, in each case solely in their capacity as such, employed by the Debtors on and/or after the Petition Date with respect to all past, present, and future actions, suits, and proceedings against the Debtors or such officers, directors, trustees, agents, or employees based upon any act or omission for or on behalf of the Debtors.

1.120            “Initial Consenting September 2029 Senior Secured Noteholders” means the holders of September 2029 Senior Secured Notes, and investment advisors, sub-advisors, or managers for the accounts of beneficial holders or beneficial holders of September 2029 Senior Secured Notes that signed the Restructuring Support Agreement on October 30, 2025.

1.121            “Initial Equity Compensation” means the two percent (2%) of Reorganized Common Equity issued to RMR upon the occurrence of the Effective Date pursuant to the Amended RMR Management Agreements (which shall not dilute the Reorganized Common Equity distributed to Holders of Allowed September 2029 Senior Secured Note Claims but shall be subject to dilution by the exercise of the New Warrants).

1.122            “Insured Claim” means any Claim or portion of a Claim that is, or may be, insured under any insured policy.

1.123            “Intercompany Allocation Agreement” means the form of intercompany allocation agreement by and amongst the Debtors or Reorganized Debtors, as applicable.

1.124            “Intercompany Claim” means any Claim against a Debtor held by another Debtor or Non-Debtor Affiliate; provided that any Claim against a Debtor held by any joint venture entity shall not constitute an “Intercompany Claim.”

1.125            “Intercompany Interest” means any Interest in a Debtor held by another Debtor; provided that “Intercompany Interest” shall exclude (a) the Excluded 2027 Senior Secured Notes First Lien Pledged Collateral, (b) all of the Interests held by the Reorganized Parent in OPI 25 Exchange LLC (excluding the Excluded 2027 Senior Secured Notes First Lien Pledged Collateral), SIR Campbell Place Inc., and GPT Properties Trust, and (c) all of the Interests held by SIR Operating Partnership LP in SIR Philadelphia LLC, which Interests shall, in each case, be transferred pursuant to Article 5.2(c) of this Plan.

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1.126            “Interest” means any equity, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest, or other instruments evidencing an ownership interest, or “equity security” (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, whether or not transferable, and any option, warrant or right, contractual or otherwise, including, without limitation, equity-based employee incentives, grants, stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares/units, incentive awards, or other instruments issued to employees of the Debtors, to acquire any such interests in a Debtor that existed immediately before the Effective Date; provided that the foregoing shall not apply to any entitlement to participate in or receive any Interests of the Reorganized Debtors on or following the Effective Date.

1.127            “Interim DIP Order” means the Interim Order Pursuant to Sections 105, 361, 362, 363, and 364 of the Bankruptcy Code and Rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (I) Authorizing the Debtors to Use Cash Collateral and Obtain Secured Postpetition Financing; (II) Granting Liens and Superpriority Administrative Claims; (III) Providing Adequate Protection; (IV) Scheduling a Final Hearing; and (V) Granting Related Relief entered by the Bankruptcy Court on November 5, 2025 [Docket No. 150].

1.128            “IRS” means the Internal Revenue Service of the United States of America.

1.129            “JPM” means JPMorgan Chase Bank, National Association,

1.130            “JPM Loan Agreements” means, collectively, (a) that certain Loan Agreement, dated as of August 8, 2023, by and between JPM as lender, and Echelon Pkwy MS LLC, as borrower; (b) that certain Loan Agreement, dated as of June 30, 2023, by and between JPM, as lender, and Rio Robles CA LLC, as borrower; (c) that certain Loan Agreement, dated as of June 23, 2023, by and between JPM, as lender, and Sterling Park LLC, as borrower; (d) that certain Loan Agreement, dated as of May 25, 2023, by and between JPM, as lender, and 3300 75th Avenue LLC, as borrower; and (e) that certain Loan Agreement, dated as of June 27, 2023, by and between JPM, as lender, and Ewing Boulevard LLC, as borrower, each as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.131            “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

1.132            “Local Bankruptcy Rules” means the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas.

1.133            “March 2029 Ad Hoc Group” means that certain ad hoc group of Holders of March 2029 Senior Secured Notes Claims represented by the March 2029 Ad Hoc Group Advisors.

1.134            “March 2029 Ad Hoc Group Advisors” means Paul, Weiss, Rifkind, Wharton & Garrison LLP, Ducera Partners LLC, Munsch Hardt Kopf & Harr, P.C., and such other Professional advisors as are retained by the March 2029 Ad Hoc Group with the prior written consent of the Debtors.

1.135            “March 2029 Senior Secured Notes” means those certain 9.000% Senior Secured Notes due 2029, issued by the Parent pursuant to the March 2029 Senior Secured Notes Indenture.

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1.136            “March 2029 Senior Secured Notes Claims” means any Claim on account of, arising under, or relating to the March 2029 Senior Secured Notes or the March 2029 Senior Secured Notes Documents.

1.137            “March 2029 Senior Secured Notes Documents” means, collectively, the March 2029 Senior Secured Notes Indenture, the March 2029 Senior Secured Notes Security Documents, and all other documents governing the March 2029 Senior Secured Notes.

1.138            “March 2029 Senior Secured Notes Fees and Expenses” means, collectively, all reasonable and documented fees and out-of-pocket expenses of the March 2029 Senior Secured Notes Trustee and the March 2029 Ad Hoc Group (including such fees and expenses incurred by the March 2029 Ad Hoc Group Advisors and the primary counsel and local counsel of the March 2029 Senior Secured Notes Trustee).

1.139            “March 2029 Senior Secured Notes Indenture” means that certain Indenture, dated as of February 12, 2024, by and between the Parent and U.S. Bank Trust Company, National Association, as initial trustee and collateral agent, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.140            “March 2029 Senior Secured Notes Proof of Claim” means the Master Proof of Claim [Claim No. 351] filed by the March 2029 Senior Secured Notes Trustee for the March 2029 Senior Secured Notes on behalf of each of the Holders of the March 2029 Senior Secured Notes; provided that the March 2029 Senior Secured Notes Proof of Claim shall be deemed withdrawn on the Effective Date.

1.141            “March 2029 Senior Secured Notes Proof of Claim Objection” means the Debtors’ Objection to Master Proof of Claim Filed by Wilmington Trust, National Association, as Indenture Trustee for the 9.00% Senior Secured Notes due 2029 filed by the Debtors on March 16, 2026 [Docket No. 1020]; provided that the Debtors shall withdraw with prejudice the March 2029 Senior Secured Notes Proof of Claim Objection on the Effective Date.

1.142            “March 2029 Senior Secured Notes Security Documents” means, collectively, “Security Documents” under and defined in the March 2029 Senior Secured Notes Indenture and any ancillary documents, agreements, or instruments.

1.143            “March 2029 Senior Secured Notes Trustee” means (a) U.S. Bank Trust Company, National Association, as initial trustee, (b) Wilmington Trust, N.A., as successor trustee, or (c) any successor thereto duly appointed in accordance with the terms of the March 2029 Senior Secured Notes Indentures, in each case solely in its capacity as trustee and collateral agent under the March 2029 Senior Secured Notes Indentures.

1.144            “Mortgage Debt” means the amount due and owing, in the aggregate, under the Mortgage Loan Agreements.

1.145            “Mortgage Debt Claims” means any Claim on account of, arising under, or relating to the Mortgage Debt.

1.146            “Mortgage Debt Documents” means, collectively, the Mortgage Loan Agreements and the other documents governing the Mortgage Debt.

1.147            “Mortgage Debt Guarantee Claims” means any Claim on account of, arising under, or relating to the guarantee granted under the Mortgage Debt Documents.

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1.148            “Mortgage Debt Guarantee Settlement Agreement” shall have the meaning ascribed to such term in Article 4.3(c)(ii) of this Plan.

1.149            “Mortgage Debt Trustees” means any “Trustee” as defined in the Mortgage Loan Agreements, or any successor thereto duly appointed in accordance with the terms of the respective Mortgage Loan Agreement.

1.150            “Mortgage Loan Agreements” means, collectively, the JPM Loan Agreements and the UBS Loan Agreement.

1.151            “New 2027 Bilateral Agreement” means the form of bilaterial agreement by and between the New 2027 SPV and the Reorganized Parent.

1.152            “New 2027 HoldCo” means a limited liability company, to be formed on the Effective Date or as soon as reasonably practicable thereafter, which shall (a) be wholly held by the Reorganized Parent and (b) hold all of the Interests in the New 2027 SPV.

1.153            “New 2027 HoldCo Board” means the initial composition of the board of directors, managers, or trustees of the New 2027 HoldCo.

1.154            “New 2027 HoldCo Governance Documents” means, as applicable, any and all new Corporate Governance Documents of New 2027 HoldCo, after giving effect to the Transactions, including any shareholders agreement, limited liability company agreement, or similar document.

1.155            “New 2027 Senior Secured Notes” means, new notes (a) issued by the New 2027 SPV; (b) in an aggregate principal amount equaling $385,000,000, which amount may be reduced by, among other things, a pay down of up to $50,000,000 in accordance with the schedule set forth in the 2027 Senior Secured Notes Claim Settlement and the New 2027 Senior Secured Notes Indenture; (c) bearing interest at 8.375%; (d) secured by a first lien security interest on the New 2027 Senior Secured Notes Collateral Package and Interests in the New 2027 SPV held by the New 2027 HoldCo; and (e) guaranteed by (i) the Reorganized Parent solely with respect to (1) the $50,000,000 pay down set forth in this Article 1.155(b) and (2) any funds that are removed from the New 2027 SPV in contravention of the 2027 Senior Secured Notes Claims Settlement, (ii) the New 2027 HoldCo, and (iii) the Reorganized Debtors that hold the 2027 Senior Secured Notes First Lien Collateral Properties, in each case pursuant to the New 2027 Senior Secured Notes Documents.

1.156            “New 2027 Senior Secured Notes Collateral Package” means, collectively, (a) the 2027 Senior Secured Notes First Lien Collateral, but excluding (i) the Excluded 2027 Senior Secured Notes First Lien Pledged Collateral and (ii) the properties held by SIR Parsippany (Jefferson) LLC and SIR Irving (Freeport) LLC; (b) such additional property as required to meet the New 2027 Senior Secured Notes Minimum Value Requirement; (c) the capital improvement accounts established pursuant to the 2027 Senior Secured Notes Claims Settlement and the New 2027 Senior Secured Notes Documents; (d) all capital improvements made pursuant to the 2027 Senior Secured Notes Claims Settlement and the New 2027 Senior Secured Notes Documents; and (e) the reserve account established pursuant to the 2027 Senior Secured Notes Claims Settlement and the New 2027 Senior Secured Notes Documents.

1.157            “New 2027 Senior Secured Notes Documents” means, collectively, the New 2027 Senior Secured Notes Indenture and the other documents governing the New 2027 Senior Secured Notes.

1.158            “New 2027 Senior Secured Notes Indenture” means the indenture governing the New 2027 Senior Secured Notes.

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1.159            “New 2027 Senior Secured Notes Minimum Value Requirement” means the requirement that the cumulative fair market values of the properties constituting the New 2027 Senior Secured Notes Collateral Package shall equal or exceed $480,000,000, as determined by the 2027 Senior Secured Notes Property Appraisals. For the avoidance of doubt, on March 31, 2026, the 2027 Ad Hoc Group confirmed their acceptance of the 2027 Senior Secured Notes Property Appraisals as satisfactory of the New 2027 Senior Secured Notes Minimum Value Requirement.

1.160            “New 2027 SPV” means a bankruptcy-remote special purpose vehicle, to be formed on the Effective Date or as soon as reasonably practicable thereafter, which shall (a) be wholly held by the New 2027 HoldCo and (b) after giving effect to the transfers contemplated in Article 5.2(c) of this Plan, hold all of the Interests in OPI 25 Exchange LLC, SIR Campbell Place Inc., GPT Properties Trust, and SIR Philadelphia LLC.

1.161            “New 2027 SPV Board” means the initial composition of the board of directors, managers, or trustees of the New 2027 SPV.

1.162            “New 2027 SPV Governance Documents” means, as applicable, any and all new Corporate Governance Documents of the New 2027 SPV, after giving effect to the Transactions, including any shareholders agreement, limited liability company agreement, or similar document.

1.163            “New Board” means the initial composition of the board of directors, managers, or trustees of Reorganized Parent.

1.164            “New Corporate Governance Documents” means, as applicable, any and all new Corporate Governance Documents of the Reorganized Debtors, after giving effect to the Transactions, including any shareholders agreement, limited liability company agreement, or similar document.

1.165            “New Mortgage Debt” means $177.3 million in new mortgages secured by the same collateral securing the Mortgage Debt, or otherwise Unimpaired Mortgage Debt.

1.166            “New Secured Credit Facility” means $425 million in new credit facility obligations secured by the same collateral securing the Secured Credit Facility, or otherwise Unimpaired Secured Credit Facility Obligations.

1.167            “New Warrants” means warrants which shall be, among other things, (a) issued on the terms set forth in the New Warrants Documents, (b) exercisable for 5.0% of Reorganized Common Equity outstanding as of the Effective Date (after taking into account the Reorganized Common Equity issued or issuable, as applicable, as a result of the Initial Equity Compensation or the exercise of the New Warrants), (c) exercisable at a strike price equal to $25 per share, and (d) exercisable within seven (7) years from the Effective Date.

1.168            “New Warrants Agreement” means the form of warrant agreement governing New Warrants.

1.169            “New Warrants Documents” means the New Warrants, New Warrants Agreement, and any and all documents required to implement, issue, or distribute the New Warrants.

1.170            “Non-Debtor Affiliates” means any direct or indirect subsidiary or Affiliate of the Debtors that is not a Debtor; provided that the “Non-Debtor Affiliates” shall exclude RMR, its direct and indirect subsidiaries, its direct and indirect parent entities, and RMR-managed entities (other than Parent and Parent’s direct and indirect subsidiaries).

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1.171            “Non-Voting Class” means each of Classes 1, 2, 3, 4, 5, 13, 14, 15, and 16.

1.172            “Notes Claims” means, collectively, the 2027 Senior Secured Notes Claims, the September 2029 Senior Secured Notes Claims, the Priority Guaranteed Unsecured Notes Claims, and the Unsecured Notes Claims.

1.173            “Notes Documents” means, collectively, the 2027 Senior Secured Notes Documents, the September 2029 Senior Secured Notes Documents, the Priority Guaranteed Unsecured Notes Documents, and the Unsecured Notes Documents.

1.174            “Notes Indentures” means, collectively, the 2027 Senior Secured Notes Indenture, the September 2029 Senior Secured Notes Indentures, the Priority Guaranteed Unsecured Notes Indenture, and the Unsecured Notes Indentures.

1.175            “Notes Trustees” means, collectively, the Priority Guaranteed Unsecured Notes Trustee, the Unsecured Notes Trustee, and the Senior Secured Notes Trustees.

1.176            “Notice and Claims Agent” means Kroll Restructuring Administration LLC, in its capacity as noticing, claims, and solicitation agent for the Debtors, pursuant to an order of the Bankruptcy Court.

1.177            “OID” means any unamortized original issue discount (after giving effect to the provisions of the Bankruptcy Code).

1.178            “Original September 2029 Senior Secured Notes” means those certain 9.000% Senior Secured Notes due 2029, issued pursuant to the Original September 2029 Senior Secured Notes Indenture.

1.179            “Original September 2029 Senior Secured Notes Claims” means September 2029 Senior Secured Notes Claims on account of, arising under, or relating to the Original September 2029 Senior Secured Notes.

1.180            “Original September 2029 Senior Secured Notes Indenture” means that certain Indenture, dated as of June 20, 2024, by and between the Parent and U.S. Bank Trust Company, National Association, as trustee and collateral agent as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.181            “Original September 2029 Senior Secured Notes Trustee” means U.S. Bank Trust Company, National Association, or any successor thereto duly appointed in accordance with the terms of the Original September 2029 Senior Secured Notes Indenture, in each case solely in its capacity as trustee and collateral agent under the Original September 2029 Senior Secured Notes Indenture.

1.182            “Other General Unsecured Claim” means any General Unsecured Claim that is not a Trade and Vendor Claim; provided that any Claim that satisfies the definition of a 510(b) Claim shall be classified in Class 15 510(b) Claims.

1.183            “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

1.184            “Other Secured Claim” means any Secured Claim other than Mortgage Debt Claims, Secured Credit Facility Claims, March 2029 Senior Secured Notes Claims, 2027 Senior Secured Notes Claims, or September 2029 Senior Secured Notes Claims.

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1.185            “Parent” means Office Properties Income Trust.

1.186            “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit, or other Entity.

1.187            “Petition Date” means October 30, 2025, the date on which the Debtors commenced the Chapter 11 Cases.

1.188            “Plan” means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including any appendices, schedules, and supplements to this Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.189            “Plan Securities” means, collectively, the Secured Exit Notes, the New 2027 Senior Secured Notes, the Reorganized Common Equity (including any Reorganized Common Equity issued or issuable upon or on account of the Initial Equity Compensation and/or the Equity Rights Offering), the Subscription Rights, and the New Warrants.

1.190            “Plan Supplement” means, collectively, the compilation of the Plan Supplement Documents, all of which are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, supplemented, or modified from time to time through the Effective Date, the form of each of which shall be subject to any applicable consent and/or consultation rights set forth in the Restructuring Support Agreement.

1.191            “Plan Supplement Documents” means, collectively, documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents, and instruments referred to in the Plan Supplement, ancillary or otherwise, all of which are incorporated by reference into, and are an integral part of, this Plan, subject to the consent of the Required September 2029 Senior Secured Noteholders (which consent shall not be unreasonably withheld, delayed, or conditioned), and as all of the same may be amended, supplemented, or modified from time to time through the Effective Date. The Plan Supplement Documents will include, without limitation, the following documents, as applicable: (a) the Secured Exit Notes Documents; (b) the New Corporate Governance Documents; (c) the New Warrants Documents; (d) the Reorganized Common Equity Documents (if any); (e) the New 2027 Senior Secured Notes Documents; (f) the identity of the members of the New Board and any officers of the Reorganized Debtors; (g)  the Transaction Steps Exhibit (if any); (h) the Schedule of Rejected Executory Contracts and Unexpired Leases; (i) the Schedule of Assumed Executory Contracts and Unexpired Leases; (j) the Schedule of Retained Causes of Action; (k) the Amended RMR Management Agreements; (l) the Mortgage Debt Guarantee Settlement Agreements; (m) the New 2027 SPV Governance Documents; (n) the New 2027 HoldCo Governance Documents; (o) the Intercompany Allocation Agreement; (p) the New 2027 Bilateral Agreement; (q) the Preemptive Rights Agreement; and (r) the Waiver and Amendment to the Secured Credit Facility Credit Agreement.

1.192            “Preemptive Rights Agreement” means the preemptive rights agreement governing certain terms of the Reorganized Common Equity among Reorganized Parent and each Holder of either an Allowed Priority Guaranteed Unsecured Notes Claim or an Allowed Unsecured Notes Claim, in each case beneficially owning at least 1.00% of the outstanding Reorganized Common Equity as of the Effective Date, that executes a signature page thereto.

1.193            “Preemptive Rights Holders” shall have the meaning ascribed to such term in Article 5.16 of this Plan.

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1.194            “Prepetition Credit Documents” means, collectively, the March 2029 Senior Secured Notes Documents, the Mortgage Debt Documents, the Secured Credit Facility Documents, the September 2029 Senior Secured Notes Documents, the 2027 Senior Secured Notes Documents, the Priority Guaranteed Unsecured Notes Documents, and the Unsecured Notes Documents.

1.195            “Prerequisite Condition” shall have the meaning ascribed to such term in Article 9.2 of this Plan.

1.196            “Priority Guarantee Distributable Value” means, with respect to the Debtor subsidiaries that have provided unsecured guarantees under the 2027 Senior Secured Notes and the Priority Guaranteed Unsecured Notes, any value distributable on account of Allowed Priority Guaranteed Unsecured Notes Claims upon satisfaction of all Allowed Claims against such Debtor subsidiary guarantors that are senior in priority to Allowed Claims at the Parent pursuant to the Bankruptcy Code.

1.197            “Priority Guaranteed Unsecured Notes” means those certain 8.000% Senior Priority Guaranteed Unsecured Notes due 2027, issued pursuant to the Priority Guaranteed Unsecured Notes Indenture.

1.198            “Priority Guaranteed Unsecured Notes Claims” means any Claim on account of, arising under, or relating to the Priority Guaranteed Unsecured Notes Indenture.

1.199            “Priority Guaranteed Unsecured Notes Documents” means, collectively, the Priority Guaranteed Unsecured Notes Indenture and the other documents governing the Priority Guaranteed Unsecured Notes.

1.200            “Priority Guaranteed Unsecured Notes Indenture” means that certain Indenture, dated as of March 12, 2025, by and among Office Properties Income Trust, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.201            “Priority Guaranteed Unsecured Notes Trustee” means (a) U.S. Bank Trust Company, National Association, as initial trustee, (b) Computershare Trust Company, National Association, as successor trustee, or (c) any successor thereto duly appointed in accordance with the terms of the Priority Guaranteed Unsecured Notes Indenture, in each case in its sole capacity as trustee and collateral agent under the Priority Guaranteed Unsecured Notes.

1.202            “Priority Guaranteed Unsecured Notes Trustee Fees and Expenses” means the reasonable and documented fees, expenses, indemnities, and disbursements of the Priority Guaranteed Unsecured Notes Trustee (including the reasonable and documented fees, disbursements, and other charges of counsel) incurred in connection with the Priority Guaranteed Unsecured Notes Documents, the Chapter 11 Cases, or the Plan.

1.203            “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

1.204            “Pro Rata Share” means, with respect to any distribution on account of an Allowed Claim or Interest, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or Interest, as applicable, bears to the aggregate amount of all Allowed Claims or Interests, as applicable, in all Classes participating in such distribution.

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1.205            “Professional” means an Entity (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, and/or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code that are not Restructuring Expenses.

1.206            “Professional Fee Claim” means all Claims for fees and expenses (including transaction and success fees) incurred by a Professional on or after the Petition Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

1.207            “Professional Fee Claim Estimate” means the aggregate unpaid Professional Fee Claims as estimated in accordance with Article 2.6 of this Plan.

1.208            “Professional Fee Escrow” means an escrow account established and funded pursuant to Article 2.4 of this Plan.

1.209            “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

1.210            “Reinstatement” or “Reinstated” or “Reinstate” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

1.211            “Related Fund” means, with respect to any Holder of Allowed Claims, any Affiliates (including at the institutional level) of such Holder or any fund, account (including any separately managed accounts) or investment vehicle that is controlled, managed, advised, or sub-advised by such Holder, an Affiliate of such Holder, or by the same investment manager, advisor or subadvisor as such Holder.

1.212            “Related Parties” means with respect to a Person, that Person’s current and former affiliates, and such Person’s and its current and former affiliates’ current and former directors, managers, trustees, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, trustees, principals, members, employees, agents, fiduciaries, trustees, advisory board members, financial advisors, limited partners, general partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, investment managers, investment advisors, representatives, and other Professionals, and such Person’s respective heirs, executors, estates, and nominees, each in their capacity as such; provided that the Debtors’ and the Reorganized Debtors’ “Related Parties” shall exclude RMR, its direct and indirect subsidiaries, its direct and indirect parent entities, and RMR-managed entities (other than Parent and Parent’s direct and indirect subsidiaries).

1.213            “Release Opt-In Form” means the form to be provided to Holders (other than Debtors) of Claims and Interests in Classes 15 and 16 through which such Holders may elect to affirmatively opt in to the releases set forth in Article 10.6(b) of this Plan.

1.214            “Release Opt-Out Form” means the form to be provided to Holders (other than Debtors) of Claims in Classes 1, 2, 3, and 4 through which such Holders may elect to affirmatively opt out of the releases set forth in Article 10.6(b) of this Plan.

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1.215            “Released Parties” means, collectively, each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Creditors; (d) the DIP Lenders; (e) the DIP Agent; (f) the September 2029 Senior Secured Notes Trustees; (g) RMR; (h) the Committee and its members; (i) the members of the 2027 Ad Hoc Group; (j) the 2027 Senior Secured Notes Trustee; (k) the members of the March 2029 Ad Hoc Group; (l) the March 2029 Senior Secured Notes Trustee; (m) the Equity Rights Offering Backstop Parties; (n) the members of the Secured Credit Facility Ad Hoc Group; (o) the Holders of Claims in Voting Classes and Class 5 that do not affirmatively elect to “opt out” of the releases set forth in Article 10.6(b) of this Plan as provided on their respective ballots; (p) the Holders of Claims in Classes 1, 2, 3, and 4 that do not affirmatively elect to “opt out” of the releases set forth in Article 10.6(b) of this Plan as provided on their respective Release Opt-Out Forms; (q) the Holders of Claims or Interests in Classes 15 and 16 that affirmatively elect to “opt in” to the releases set forth in Article 10.6(b) of this Plan as provided on their respective Release Opt-In Forms; and (r) the Related Parties of each Entity in clauses (a) through (q); provided that any Holder of a Claim or Interest that timely objects to the releases set forth in Article 10.6(b) of this Plan, either through (x) a formal objection Filed on the docket of the Chapter 11 Cases or (y) an informal objection provided to the Debtors by electronic mail, and such objection is not withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before the Confirmation Hearing, shall not be a “Released Party.”

1.216            “Releases” means, collectively, the releases set forth in Article 10.6 of this Plan.

1.217            “Releasing Parties” means, collectively, each of, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the Consenting Creditors; (d) the DIP Lenders; (e) the DIP Agent; (f) the September 2029 Senior Secured Notes Trustees; (g) RMR; (h) the Committee and its members; (i) the members of the 2027 Ad Hoc Group; (j) the 2027 Senior Secured Notes Trustee; (k) the members of the March 2029 Ad Hoc Group; (l) the March 2029 Senior Secured Notes Trustee; (m) the Equity Rights Offering Backstop Parties; (n) the members of the Secured Credit Facility Ad Hoc Group; (o) the Holders of Claims in Voting Classes and Class 5 that do not affirmatively elect to “opt out” of the releases set forth in Article 10.6(b) of this Plan as provided on their respective ballots; (p) the Holders of Claims in Classes 1, 2, 3, and 4 that do not affirmatively elect to “opt out” of the releases set forth in Article 10.6(b) of this Plan as provided on their respective Release Opt-Out Forms; (q) the Holders of Claims or Interests in Classes 15 and 16 that affirmatively elect to “opt in” to the releases set forth in Article 10.6(b) of this Plan as provided on their respective Release Opt-In Forms; and (r) the Related Parties of each Entity in clauses (a) through (q), solely to the extent such Related Party (I) would be obligated to grant a release under principles of agency if it were so directed by the Entity in the foregoing clauses (a) through (q) to whom they are related or (II) may assert Claims or Causes of Action on behalf of or in a derivative capacity by or through an Entity in clause (a) through (q); provided that any Holder of a Claim or Interest that timely objects to the releases set forth in Article 10.6(b) of this Plan, either through (x) a formal objection Filed on the docket of the Chapter 11 Cases or (y) an informal objection provided to the Debtors, the September 2029 Ad Hoc Group, and RMR by electronic mail, and such objection is not withdrawn on the docket of the Chapter 11 Cases or via electronic mail, as applicable, before the Confirmation Hearing, shall not be a “Releasing Party.”

1.218            “Reorganized Common Equity” means a single class of new common equity interests of Reorganized Parent (or such other Entity as agreed by the Debtors or the Reorganized Debtors (as applicable) and the Required September 2029 Senior Secured Noteholders) authorized to be issued (a) on the Effective Date or (b) as otherwise permitted pursuant to this Plan and the New Corporate Governance Documents, including any authorized but unissued units, shares, or other equity interests of such voting class.

1.219            “Reorganized Common Equity Documents” means, as applicable, any and all documents required to implement, issue, or distribute the Reorganized Common Equity, including a registration rights agreement, if any.

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1.220            “Reorganized Debtors” means the Debtors, or any successor(s) or assign(s) thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, trust, or other form, as the case may be, on and after the Effective Date.

1.221            “Reorganized Parent” means, subject to the Transaction Steps Exhibit (if applicable) and the applicable New Corporate Governance Documents, (a) Office Properties Income Trust, a trust, as reorganized pursuant to this Plan on or after the Effective Date, and its successors, or (b) such other Entity, whether by merger, consolidation or otherwise, and which may be a trust, corporation, limited liability company or partnership, as contemplated by Transaction Steps Exhibit, if applicable, that shall be the Debtors’ new parent.

1.222            “Required September 2029 Senior Secured Noteholders” means, at the relevant time, Consenting September 2029 Senior Secured Noteholders who, collectively, hold September 2029 Senior Secured Notes representing more than 50.0% of the aggregate principal amount of all the September 2029 Senior Secured Notes held by September 2029 Senior Secured Noteholders party to the Restructuring Support Agreement, including, in any event, each member of the September 2029 Ad Hoc Group SteerCo.

1.223            “Restructuring Expenses” means the reasonable and documented unpaid fees and expenses incurred by the September 2029 Ad Hoc Group Advisors related to the Chapter 11 Cases, and the Consenting September 2029 Senior Secured RSA Fee (as defined in the Restructuring Support Agreement).

1.224            “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of October 30, 2025, by and among the Debtors, the Consenting September 2029 Senior Secured Noteholders, and RMR, including all exhibits, annexes, and schedules attached thereto, as may be amended, supplemented or modified from time to time and including in accordance with the terms thereof.

1.225            “Restructuring Term Sheet” means that certain Restructuring Term Sheet attached as Exhibit A to the Restructuring Support Agreement, including all exhibits, annexes, and schedules attached thereto, as may be amended, supplemented or modified from time to time and including in accordance with the terms thereof.

1.226            “RMR” means The RMR Group LLC, in its capacity as the manager of the Parent under the RMR Management Agreements.

1.227            “RMR Management Agreements” means, collectively, (a) that certain Second Amended and Restated Property Management Agreement, dated as of June 5, 2015, by and between Government Properties Income Trust (now known as Office Properties Income Trust) and Reit Management & Research LLC (now known as RMR) and (b) that certain Second Amended and Restated Business Management Agreement, dated as of June 5, 2015, by and between Government Properties Income Trust (now known as Office Properties Income Trust) and Reit Management & Research LLC (now known as RMR), in each case as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof and in the Restructuring Support Agreement.

1.228            “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to this Plan, if any, as the same may be amended, modified, or supplemented from time to time. Such schedule shall include the RMR Management Agreements.

1.229            “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to this Plan, if any, as the same may be amended, modified, or supplemented from time to time.

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1.230            “Schedule of Retained Causes of Action” means a schedule of Causes of Action to be retained by the Reorganized Debtors as set forth in the Plan Supplement.

1.231            “Schedules” means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been or may be supplemented or amended from time to time.

1.232            “Secured Claim” means a Claim (a) secured by a Lien on Collateral to the extent of the value of such Collateral as (i) set forth in this Plan, (ii) agreed to by the Holder of such Claim and the Debtors, or (iii) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code exceeds the value of the Claim or (b) secured by the amount of any right of setoff of the Holder thereof in accordance with section 553 of the Bankruptcy Code; provided that nothing in this definition shall alter the terms of any subordination pursuant to section 510 of the Bankruptcy Code.

1.233            “Secured Credit Facility” means the revolving and term loan credit facility provided for under the Secured Credit Facility Credit Agreement.

1.234            “Secured Credit Facility Ad Hoc Group” means that certain ad hoc group of Holders of Secured Credit Facility Claims represented by the Secured Credit Facility Ad Hoc Group Advisors.

1.235            “Secured Credit Facility Ad Hoc Group Advisors” means Jones Day, FTI Consulting, Inc., and any local counsel retained by the Secured Credit Facility Ad Hoc Group, and such other Professional advisors as are retained by the Secured Credit Facility Ad Hoc Group with the prior written consent of the Debtors.

1.236            “Secured Credit Facility Agent” means Wilmington Savings Fund Society, FSB, as successor administrative agent to Wells Fargo Bank, National Association under the Secured Credit Facility Credit Agreement, its successors, assigns, or any replacement agents appointed pursuant to the terms of the Secured Credit Facility Credit Agreement.

1.237            “Secured Credit Facility Claims” means any Claim on account of, arising under, or relating to the Secured Credit Facility.

1.238            “Secured Credit Facility Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of January 29, 2024, by and between Debtor OPI WF Borrower LLC, as borrower, Debtor WF Holding LLC, as holdings, Office Properties Income Trust, as parent, the financial institutions party thereto, as lenders, and Wells Fargo Bank, National Association, as administrative agent, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.239            “Secured Credit Facility Documents” means, collectively, the Secured Credit Facility Credit Agreement and the other documents governing the Secured Credit Facility.

1.240            “Secured Credit Facility Obligations” means “Obligations” under and defined in the Secured Credit Facility Credit Agreement.

1.241            “Secured Exit Notes” means the senior secured notes in an aggregate principal amount up to $420 million, to be issued under this Plan on the Effective Date on terms and conditions set forth in the Secured Exit Notes Documents.

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1.242            “Secured Exit Notes Collateral” means collectively, (a) the September 2029 First Lien Collateral, (b) the September 2029 Second Lien Collateral, and (c) first lien security interests in the equity and real property owned by the entities guaranteeing the Priority Guaranteed Unsecured Notes prior to the Effective Date.

1.243            “Secured Exit Notes Documents” means, collectively, the Secured Exit Notes Term Sheet, the Secured Exit Notes Indenture, and the other documents governing the Secured Exit Notes.

1.244            “Secured Exit Notes Indenture” means the indenture governing the Secured Exit Notes.

1.245            “Secured Exit Notes Term Sheet” means the Secured Exit Notes Term Sheet annexed to the Restructuring Term Sheet as Annex 2.

1.246            “Securities Act” means the Securities Act of 1933, as amended.

1.247            “Security” or “Securities” means any instruments that qualify as a “security” under section 2(a)(1) of the Securities Act.

1.248            “Senior Secured Notes Trustees” means, collectively, the September 2029 Senior Secured Notes Trustees and the 2027 Senior Secured Notes Trustee.

1.249            “September 2029 Ad Hoc Group” means that certain ad hoc group of Holders of primarily September 2029 Senior Secured Notes Claims represented by the September 2029 Ad Hoc Group Advisors.

1.250            “September 2029 Ad Hoc Group Advisors” means White & Case LLP, Houlihan Lokey Capital, Inc., and any local counsel retained by the September 2029 Ad Hoc Group, and such other Professional advisors as are retained by the September 2029 Ad Hoc Group with the prior written consent of the Debtors.

1.251            “September 2029 Ad Hoc Group SteerCo” means Helix Partners Management LP and Redwood Capital Management LLC, in each case, on behalf of certain funds and accounts which they manage or advise.

1.252            “September 2029 First Lien Collateral” means “First Lien Collateral” under and defined in the September 2029 Senior Secured Notes Indentures.

1.253            “September 2029 Recovery Election” means the right of each Holder of an Allowed Original September 2029 Senior Secured Notes Claim to elect to receive certain of its Allowed September 2029 Senior Secured Notes Claim recovery in Secured Exit Notes, Reorganized Common Equity, or a combination thereof, pursuant to Article 4.7(c)(ii) of this Plan.

1.254            “September 2029 Second Lien Collateral” means “Second Lien Collateral” under and defined in the September 2029 Senior Secured Notes Indentures.

1.255            “September 2029 Senior Secured Noteholders” means the Holders of the September 2029 Senior Secured Notes.

1.256            “September 2029 Senior Secured Notes” means those certain 9.000% Senior Secured Notes due 2029, issued pursuant to the September 2029 Senior Secured Notes Indentures.

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1.257            “September 2029 Senior Secured Notes Claim Amount” means the amount in the aggregate of (a) the outstanding September 2029 Senior Secured Notes Claims as of the Petition Date, less (i) any OID associated with the September 2029 Senior Secured Notes Disallowed by the Bankruptcy Court, (ii) any postpetition interest paid to Holders of the September 2029 Senior Secured Notes that the Bankruptcy Court determines (or, solely with respect to any postpetition interest paid to Holders of the Original September 2029 Senior Secured Notes, which the Debtors or Reorganized Debtors, as applicable, and the Required September 2029 Senior Secured Noteholders agree) is a reduction in the principal amount of the September 2029 Senior Secured Notes, and (iii) any additional amounts Disallowed by the Bankruptcy Court pursuant to the Bankruptcy Code and applicable non-bankruptcy law, including any interest, fees, premiums, expenses, costs, and other charges not Allowed pursuant to sections 502 or 506 of the Bankruptcy Code; plus (b) any OID associated with the September 2029 Senior Secured Notes as of the Petition Date that is ultimately Allowed by Final Order; and (c) without duplication, any other amounts Allowed by Final Order.

1.258            “September 2029 Senior Secured Notes Claims” means any Claim on account of, arising under, or relating to the September 2029 Senior Secured Notes Documents, including any Claims in respect of all principal amount outstanding, interest, fees, premiums, expenses, costs, and other charges arising thereunder or related thereto, and postpetition interest, as applicable.

1.259            “September 2029 Senior Secured Notes Documents” means, collectively, the September 2029 Senior Secured Notes Indenture, the September 2029 Senior Secured Notes Security Documents, and the other documents governing the September 2029 Senior Secured Notes.

1.260            “September 2029 Senior Secured Notes Indentures” means, collectively, the Original September 2029 Senior Secured Notes Indenture and the Subsequent September 2029 Senior Secured Notes Indenture.

1.261            “September 2029 Senior Secured Notes Security Documents” means, collectively, “Security Documents” under and defined in the September 2029 Senior Secured Notes Indentures and any ancillary documents, agreements, or instruments.

1.262            “September 2029 Senior Secured Notes Trustees” means, collectively, the Original September 2029 Senior Secured Notes Trustee and the Subsequent September 2029 Senior Secured Notes Trustee.

1.263            “Solicitation” means the solicitation of votes on this Plan.

1.264            “Solicitation Materials” means materials used in connection with Solicitation, including the Disclosure Statement, and any procedures established by the Bankruptcy Court with respect to Solicitation.

1.265            “Solicitation Procedures” means the procedures concerning Solicitation established pursuant to a motion of the Debtors for an order, among other things, (a) approving the adequacy of the Disclosure Statement, (b) approving the Solicitation and voting procedures with respect to this Plan, (c) approving the forms of ballots and notices in connection with this Plan, (d) scheduling certain dates with respect to the Solicitation and approval of this Plan, and (e) granting related relief, to be Filed by the Debtors.

1.266            “Solicitation Procedures Order” means the order of the Bankruptcy Court approving, among other things, the Solicitation Procedures.

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1.267            “Subscription Rights” means the right to purchase Reorganized Common Equity issued to all Holders of Allowed Unsecured Notes Claims to subscribe for the purchase of Reorganized Common Equity at $17 per share in an aggregate amount equal to $35 million (with such amount to be subject to dilution by the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants), pursuant to applicable exemptions from registration under the Securities Act and/or section 1145 of the Bankruptcy Code.

1.268            “Subsequent Condition” shall have the meaning ascribed to such term in Article 9.2 of this Plan.

1.269            “Subsequent Equity Compensation” means up to eight percent (8%) of Reorganized Common Equity that RMR shall be entitled to receive, upon the Reorganized Debtors’ satisfaction of certain financial and/or other performance metrics to be determined by the New Board, pursuant to the Amended RMR Management Agreements and a management incentive plan authorized by the New Board.

1.270            “Subsequent September 2029 Senior Secured Notes” means those certain 9.000% Senior Secured Notes due 2029, issued pursuant to the Subsequent September 2029 Senior Secured Notes Indenture.

1.271            “Subsequent September 2029 Senior Secured Notes Claims” means any Claim on account of, arising under, or relating to the Subsequent September 2029 Senior Secured Notes.

1.272            “Subsequent September 2029 Senior Secured Notes Adjusted Claim Amount” means an amount equal to $37,570,000.

1.273            “Subsequent September 2029 Senior Secured Notes Indenture” means that certain Indenture, dated as of October 8, 2024, by and between Office Properties Income Trust and U.S. Bank Trust Company, National Association, as trustee and collateral agent, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.274            “Subsequent September 2029 Senior Secured Notes Trustee” means (a) U.S. Bank Trust Company, National Association, as initial trustee, (b) BOKF, NA, as successor trustee, or (c) any successor thereto duly appointed in accordance with the terms of the Subsequent September 2029 Senior Secured Notes Indenture, in each case solely in its capacity as trustee and collateral agent under the Subsequent September 2029 Senior Secured Notes Indenture.

1.275            “Trade and Vendor Claim” means any General Unsecured Claim held by trade creditors against the Debtors for, among other things, goods and services provided prepetition, indemnification, or rejection damages, or any other unsecured Claim against the Debtors not entitled to priority of payment under section 507(a) of the Bankruptcy Code; provided that any Claim that satisfies the definition of a 510(b) Claim shall be classified in Class 15 510(b) Claims.

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1.276            “Transactions” means the transactions set forth in Article V of this Plan, together with any other transaction that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, subject to any applicable consent and/or consultation rights set forth in the Restructuring Support Agreement, including: (a) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of this Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Persons may agree, including the documents comprising the Plan Supplement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any Asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan and having other terms for which the applicable Persons agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable state law; (d) such other transactions that are required to effectuate the Transaction Steps Exhibit (if any) and such other transactions to effectuate the restructuring contemplated by this Plan, in each case, in a tax efficient manner for the Debtors and Reorganized Debtors, including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (e) the execution, delivery, and Filing, if applicable, of the Definitive Documents and Plan Supplement Documents; (f) the issuance of Plan Securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order or rule; (g) pursuant to the Equity Rights Offering Documents, the implementation and consummation of the Equity Rights Offering, the issuance of Subscription Rights pursuant to the Equity Rights Offering Procedures to the Holders of Allowed Unsecured Notes Claims and the issuance and distribution of the Reorganized Common Equity in connection therewith; and (h) all other actions that the applicable Persons determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

1.277            “Transaction Steps Exhibit” means any summary of transaction steps to complete the restructuring contemplated by this Plan included in the Plan Supplement.

1.278            “UBS Loan Agreement” means that certain Loan Agreement, dated as of September 13, 2023, by and among UBS AG, as lender, and Clay Ave Waco LLC and Primerica Pkwy GA LLC, collectively, as borrowers, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.279            “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.280            “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

1.281            “Unsecured Claim” means any Claim that is not a Secured Claim.

1.282            “Unsecured Equity Pool” means any remaining Reorganized Common Equity after accounting for Reorganized Common Equity issued pursuant to the Equity Rights Offering and in satisfaction of the DIP Claims and the Allowed September 2029 Senior Secured Notes Claims. Such Reorganized Common Equity in the Unsecured Equity Pool shall be subject to dilution on account of the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants.

1.283            “Unsecured Equity Pool Waterfall” means the distribution of the Unsecured Equity Pool, which shall be allocated and distributed to the Holders of Allowed Priority Guaranteed Unsecured Notes Claims, Allowed September 2029 Unsecured Claims, and Allowed Unsecured Notes Claims, on or as soon as reasonably practicable after the Effective Date, in the following priority: (a) first, pro rata on account of (i) Allowed Priority Guaranteed Unsecured Notes Claims, in the aggregate amount up to the Priority Guarantee Distributable Value; and (b) second, on account of (i) Allowed September 2029 Unsecured Notes Claims, (ii) Unsecured Notes Claims, and (iii) Allowed Priority Guaranteed Unsecured Notes Claims (if any and only to the extent not paid in full from the distribution in (a) of this Article 1.283 of the Plan).

1.284            “Unsecured Notes” means, collectively, (a) those certain 2.650% Senior Notes due 2026, (b) those certain 2.400% Senior Notes due 2027, (c) those certain 3.450% Senior Notes due 2031, and (d) those certain 6.375% Senior Notes due 2050, in each case issued pursuant to the applicable Unsecured Notes Indenture.

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1.285            “Unsecured Notes Ad Hoc Group” means that certain ad hoc group of Holders of Unsecured Notes Claims represented by the Unsecured Notes Ad Hoc Group Advisors.

1.286            “Unsecured Notes Ad Hoc Group Advisors” means Glenn Agre Bergman & Fuentes LLP, Province, LLC, and any local counsel retained by the Unsecured Notes Ad Hoc Group, and such other Professional advisors as are retained by the Unsecured Notes Ad Hoc Group with the prior written consent of the Debtors.

1.287            “Unsecured Notes Claims” means any Claim on account of, arising under, or relating to the Unsecured Notes.

1.288            “Unsecured Notes Documents” means, collectively, the Unsecured Notes Indentures and the other documents governing the Unsecured Notes.

1.289            “Unsecured Notes Indentures” means, collectively, (a) that certain Indenture, dated as of July 20, 2017, by and between Government Properties Income Trust (now known as Office Properties Income Trust) and U.S. Bank National Association, (b) that certain Indenture, dated as of July 20, 2017, by and between Government Properties Income Trust (now known as Office Properties Income Trust) and U.S. Bank National Association, (c) that certain Indenture, dated as of July 20, 2017, by and between Government Properties Income Trust (now known as Office Properties Income Trust) and U.S. Bank National Association, and (d) that certain Indenture, dated as of July 20, 2017, by and between Government Properties Income Trust (now known as Office Properties Income Trust) and U.S. Bank National Association, in each case as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof.

1.290            “Unsecured Notes Trustee” means (a) U.S. Bank Trust Company, National Association, as initial trustee, (b) CSC Delaware Trust Company, as successor trustee, or (c) any successor thereto duly appointed in accordance with the terms of the Unsecured Notes Indentures, in each case solely in its capacity as trustee and collateral agent under the Unsecured Notes Indentures.

1.291            “Unsecured Notes Trustee Fees and Expenses” means the reasonable and documented fees, expenses, indemnities, and disbursements of the Unsecured Notes Trustee (including the reasonable and documented fees, disbursements, and other charges of counsel) incurred in connection with the Unsecured Notes Documents, the Chapter 11 Cases, or the Plan.

1.292            “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

1.293            “Voting Classes” means, collectively, Classes 6, 7, 8, 9, 10, 11, and 12.

1.294            “Waiver and Amendment to the Secured Credit Facility Credit Agreement” means the form of Waiver and Amendment No. 1 to the Secured Credit Facility Credit Agreement, dated as of the Amendment No. 1 Effective Date (as defined in the Secured Credit Facility Waiver), by and among OPI WF Borrower LLC, a Delaware limited liability company, Office Properties Income Trust, a real estate investment trust organized under the laws of the State of Maryland, OPI WF Holding LLC, a Delaware limited liability company, 440 First Street LLC, a Delaware limited liability company, OPI WF Owner LLC, a Delaware limited liability company, the lenders party thereto, and Wilmington Savings Fund Society, FSB, as administrative agent, which amends the Secured Credit Facility Agreement, whereby, Effective as of the Amendment No. 1 Effective Date, (a) the Specified Defaults (as defined in the Waiver to the Secured Credit Facility Credit Agreement) are permanently waived and (b) the Amendment to the Secured Credit Facility Credit Agreement and the other Loan Documents (as defined in the Amendment to the Secured Credit Facility Credit Agreement) shall remain in full force and be ratified and confirmed.

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1.295            “Working Capital Requirement” means the amount of Cash required by the Reorganized Debtors for working capital purposes as of the Effective Date, as determined in consultation with the (a) September 2029 Ad Hoc Group Advisors and (b) the Committee Advisors.

B.            Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in this Plan are to the respective section in, or exhibit to, this Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in this Plan,” “of this Plan,” “to this Plan,” and “under this Plan,” respectively. The words “includes” and “including” are not limiting. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified herein, all references herein to “Articles” are references to Articles hereof or hereto; (d) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (e) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (f) any docket number references in this Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (g) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (h) except as otherwise provided herein, any reference to a document or agreement that is to be issued or entered into that is dependent on an election to be made pursuant to this Plan or an event occurring shall be deemed to be followed by the words “if applicable”; (i) any immaterial effectuating provisions may be interpreted by the Debtors, or after the Effective Date, the Reorganized Debtors, in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided that any effectuating provision that has an economic impact will not be considered “immaterial”; and (j) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter. To the extent that the treatment, allowance, or disallowance of any Claim herein is interpreted as a Claim objection, this Plan shall be deemed a Claim objection to such Claim.

C.            Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day but shall be deemed to have been completed as of the required date.

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D.            Reference to Monetary Figures.

All references in this Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

E.            Reference to the Debtors or the Reorganized Debtors.

Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall have the meaning ascribed to in Article I of this Plan (excluding the Plan Supplement), to the extent the context requires.

F.            Controlling Document.

In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in the Plan Supplement or the Confirmation Order). In the event of an inconsistency between this Plan and any other instrument or document created or executed pursuant to this Plan (except with respect to any document in the Plan Supplement), or between this Plan and the Disclosure Statement, this Plan shall control. The provisions of this Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided that if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of this Plan.

Article II.
ADMINISTRATIVE, PRIORITY TAX, and Professional Fee Claims.

2.1.            Administrative Claims.

Except to the extent that a Holder of an Allowed Administrative Claim agrees to different treatment, each Holder of an Allowed Administrative Claim (other than a Professional Fee Claim) shall receive, in full and final satisfaction of such Allowed Administrative Claim, (a) Cash in an amount equal to such Allowed Administrative Claim on the Effective Date or as soon as practicable thereafter or (b) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code and as agreed to by the Debtors; provided that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders, course of dealing, or agreements governing, instruments evidencing, or other documents relating to such transactions.

2.2.            Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, on the earlier of (a) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (b) the first Business Day after the date that is thirty (30) days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (c) the date such Allowed Priority Tax Claim is due and payable in the ordinary course, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, at the sole option of the Debtor or the Reorganized Debtors, as applicable, (i) Cash in an amount equal to such Allowed Priority Tax Claim or (ii) such other treatment reasonably acceptable to the Debtors or Reorganized Debtors (as applicable) consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code; provided that the Debtors and the Reorganized Debtors, as applicable, reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium. Nothing in the foregoing or otherwise in this Plan shall prejudice the Debtors’ or the Reorganized Debtors’ rights and defenses regarding any asserted Priority Tax Claim.

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2.3.            Restructuring Expenses.

The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of the Restructuring Support Agreement, without any requirement to File a fee application with the Bankruptcy Court or without any requirement for Bankruptcy Court review or approval. All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses. On the Effective Date, or as soon as practicable thereafter, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

For the avoidance of doubt, any reasonable and documented fees and out-of-pocket expenses payable pursuant to the DIP Orders shall continue to be paid pursuant to the terms and conditions of the DIP Orders.

2.4.            Professional Fee Claims.

All Professionals seeking approval by the Bankruptcy Court of Professional Fee Claims shall (a) File, on or before the date that is thirty (30) days after the Effective Date (unless extended by the Reorganized Debtors), their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (b) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claims.

2.5.            Professional Fee Escrow.

(a)            As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash equal to the Professional Fee Claims Estimate, and no Liens, Claims, or Interests shall encumber the Professional Fee Escrow or Cash held in the Professional Fee Escrow in any way. The Professional Fee Escrow (including funds held in the Professional Fee Escrow) (i) shall not be and shall not be deemed property of the Debtors, their Estates, or the Reorganized Debtors, and (ii) shall be held in trust for the Professionals; provided that funds remaining in the Professional Fee Escrow after all Allowed Professional Fee Claims have been irrevocably paid in full in Cash shall revert to the Reorganized Debtors. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided that the Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow.

(b)            If the amount of funds in the Professional Fee Escrow is insufficient to fund payment in full of all Allowed Professional Fee Claims and any other Allowed amounts owed to Professionals, the deficiency shall be promptly, and, in any event, by no later than five (5) Business Days of the Debtors or the Reorganized Debtors, as applicable, being alerted to such deficiency, funded in Cash to the Professional Fee Escrow from the Debtors’ Estates or Reorganized Debtors, as applicable, without any further action or order of the Bankruptcy Court.

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(c)            Any objections to Professional Fee Claims shall be served and Filed no later than twenty-one (21) days after Filing of the final applications for compensation or reimbursement.

2.6.            Professional Fee Claims Estimate.

Each Professional shall estimate in good faith its unpaid Professional Fee Claim and other unpaid fees and expenses incurred in rendering services to the Debtors, before and as of the Effective Date and shall deliver such reasonable, good faith estimate to the Debtors no later than five (5) Business Days prior to the Effective Date; provided that such estimate shall not limit, nor shall it be deemed to limit, the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors, in consultation with the Committee Advisors if such Professional was retained by the Committee, shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional. The total aggregate amount so estimated to be outstanding as of the anticipated Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow; provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow based on such estimates.

2.7.            Post-Confirmation Date Fees and Expenses.

(a)            Except as otherwise specifically provided in this Plan, on and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, may, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash all reasonable and documented legal, professional, or other fees and expenses related to implementation of this Plan incurred by the Debtors or the Reorganized Debtors, as applicable, and the Committee.

(b)            Upon and following the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

2.8.            Adequate Protection Payments

For the avoidance of doubt, any adequate protection payments, including for any reasonable and documented fees and out-of-pocket expenses or unpaid postpetition interest, owed to any Holders (including reimbursement of any payments by such Holders) or any Prepetition Secured Parties (as such term is defined in the DIP Orders) entitled to adequate protection pursuant to the DIP Orders through and including the Effective Date shall continue to be paid by the Debtors or the Reorganized Debtors, as applicable, in accordance with the terms of the DIP Orders.

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Article III.
CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1.          Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under this Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date. All of the potential Classes for the Debtors are set forth herein. Certain Debtors may not have any Holders of Claims or Interests in a particular Class or Classes, and such Claims or Interests shall be treated as set forth in Article 3.5 of this Plan.

3.2.          Formation of Debtor Groups for Convenience Only.

This Plan groups the Debtors together solely for the purpose of (a) describing treatment under this Plan, (b) Confirmation of this Plan, and (c) making distributions in respect of Claims and Interests under this Plan (including pursuant to the Unsecured Equity Pool Waterfall). Such groupings shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under this Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date.

3.3.          Summary of Classification.

The following table designates the Classes of Claims against and Interests in each of the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, and (c) presumed to accept or deemed to reject this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, Restructuring Expenses, and Professional Fee Claims have not been classified. The classification of Claims and Interests set forth herein shall apply separately to each Debtor.

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Class	Designation	Treatment	Entitled to Vote
1	Other Secured Claims	Unimpaired	No (Presumed to Accept)
2	Other Priority Claims	Unimpaired	No (Presumed to Accept)
3	Mortgage Debt Guarantee Claims	Unimpaired	No (Presumed to Accept)
4	Secured Credit Facility Claims	Unimpaired	No (Presumed to Accept)
5	March 2029 Senior Secured Notes Claims	Unimpaired	No (Presumed to Accept)
6	2027 Senior Secured Notes Claims	Impaired	Yes
7	September 2029 Senior Secured Notes Claims	Impaired	Yes
8	DIP Claims	Impaired	Yes
9	Priority Guaranteed Unsecured Notes Claims	Impaired	Yes
10	Unsecured Notes Claims	Impaired	Yes
11	Trade and Vendor Claims	Impaired	Yes
12	Other General Unsecured Claims	Impaired	Yes
13	Intercompany Claims	Unimpaired / Impaired	No (Presumed to Accept / Deemed to Reject)
14	Intercompany Interests	Unimpaired / Impaired	No (Presumed to Accept / Deemed to Reject)
15	510(b) Claims	Impaired	No (Deemed to Reject)
16	Existing Common Equity	Impaired	No (Deemed to Reject)

3.4.          Special Provision Governing Unimpaired Claims.

Except as otherwise provided in this Plan, nothing under this Plan shall affect, diminish, or impair the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims; and, except as otherwise specifically provided in this Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired (including, for the avoidance of doubt, any Claim that is Reinstated) by this Plan. Except as otherwise specifically provided in this Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Claim that is otherwise Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

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3.5.          Elimination of Vacant Classes.

Any Class of Claims or Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from this Plan of such Debtor for purposes of voting to accept or reject such Debtor’s Plan, and disregarded for purposes of determining whether such Debtor’s Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.6.          No Waiver.

Nothing contained in this Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Disputed Claim.

3.7.          Voting Classes; Presumed Acceptance or Deemed Rejection by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject this Plan, this Plan shall be presumed accepted by such Class.

Claims and Interests in the Non-Voting Classes are either (a) Unimpaired and, therefore, their Holders are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or (b) Impaired and shall receive no distributions under this Plan and, therefore, deemed to have rejected this Plan pursuant to 1126(g) of the Bankruptcy Code. Accordingly, Holders of Claims and Interests in the Non-Voting Classes are not entitled to vote on this Plan and the votes of such Holders shall not be solicited. Notwithstanding their non-voting status, Holders of such Claims and Interests in the Non-Voting Classes (except Holders of Intercompany Claims and Interests in Classes 13 and 14) shall receive a Release Opt-Out Form or Release Opt-In Form solely for purposes of providing such Holders with the opportunity to opt out of or in to, as applicable, the releases set forth in Article 10.6(b) of this Plan; provided that, pursuant to Article 4.5(c) of this Plan, ballots for Class 5 shall be deemed to constitute Release Opt-Out Forms solely for the purpose of affirmatively opting out of the releases set forth in Article 10.6(b) of this Plan, and any release opt-out elections made on such ballots shall remain valid and effective as if made on a Release Opt-Out Form.

Article IV.
TREATMENT OF CLAIMS AND INTERESTS.

4.1.          Other Secured Claims (Class 1).

(a)           Classification: Class 1 consists of Other Secured Claims.

(b)           Treatment: The legal, equitable, and contractual rights of Holders of Allowed Other Secured Claims are unaltered by this Plan. On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Other Secured Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Other Secured Claim, on the Effective Date, each Holder of an Allowed Other Secured Claim shall receive, at the Debtors’ or Reorganized Debtors’ sole discretion (as applicable):

(i)            payment in full in Cash;

(ii)          delivery of the Collateral securing its Allowed Other Secured Claim;

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(iii)          Reinstatement of its Allowed Other Secured Claim; or

(iv)         such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)           Impairment and Voting: Class 1 is Unimpaired, and the Holders of Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Secured Claims are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to such Other Secured Claims. Holders of Other Secured Claims shall be provided a Release Opt-Out Form solely for the purpose of affirmatively opting out of the releases set forth in Article 10.6(b) of this Plan.

4.2.          Other Priority Claims (Class 2).

(a)           Classification: Class 2 consists of Other Priority Claims.

(b)           Treatment: The legal, equitable, and contractual rights of the Holders of Allowed Other Priority Claims are unaltered by this Plan. On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Other Priority Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Other Priority Claim, on the Effective Date, each Holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

(c)           Impairment and Voting: Class 2 is Unimpaired, and the Holders of Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Priority Claims are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to Other Priority Claims. Holders of Other Priority Claims shall be provided a Release Opt-Out Form solely for the purpose of affirmatively opting out of the releases set forth in Article 10.6(b) of this Plan.

4.3.          Mortgage Debt Guarantee Claims (Class 3).

(a)           Classification: Class 3 consists of Mortgage Debt Guarantee Claims.

(b)           Allowance: Mortgage Debt Guarantee Claims shall be Allowed on the Effective Date in an aggregate amount equal to the outstanding principal amount of Mortgage Debt arising under the Mortgage Loan Agreements as of the Petition Date, plus all accrued and unpaid interest, fees, costs, and other charges as of the Petition Date, and postpetition interest and any reasonable fees, costs, and charges through the Effective Date, in each case to the extent allowable under applicable law and sections 502 or 506(b) of the Bankruptcy Code.

(c)           Treatment: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed Mortgage Debt Guarantee Claim agrees to less favorable treatment of its Allowed Mortgage Debt Guarantee Claim, at the option of the Debtors’ or Reorganized Debtors’ (as applicable):

(i)            following payment in full in Cash of the Mortgage Debt Claims from the proceeds of the New Mortgage Debt, each Mortgage Debt Guarantee Claim shall be cancelled, released, discharged, and extinguished and shall be of no further force or effect, and each Holder of an Allowed Mortgage Debt Guarantee Claim shall not receive any distribution on account of such Allowed Mortgage Debt Guarantee Claim;

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(ii)           the treatment set forth pursuant to the terms of any settlement agreement (each, a “Mortgage Debt Guarantee Settlement Agreement”) agreed to by the Debtors and the applicable Holder of an Allowed Mortgage Debt Guarantee Claim; or

(iii)          in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Mortgage Debt Guarantee Claim, each Holder of such Allowed Mortgage Debt Guarantee Claim shall receive such other treatment reinstating its Allowed Mortgage Debt Guarantee Claim or rendering such Allowed Mortgage Debt Guarantee Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(d)           Impairment and Voting: Class 3 is Unimpaired, and the Holders of Mortgage Debt Guarantee Claims in Class 3 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Mortgage Debt Guarantee Claims are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to such Mortgage Debt Guarantee Claims. Holders of Mortgage Debt Guarantee Claims shall be provided a Release Opt-Out Form solely for the purpose of affirmatively opting out of the releases set forth in Article 10.6(b) of this Plan.

4.4.          Secured Credit Facility Claims (Class 4).

(a)           Classification: Class 4 consists of Secured Credit Facility Claims.

(b)           Allowance: Secured Credit Facility Claims shall be Allowed on the Effective Date in an aggregate amount equal to the outstanding principal amount of Secured Credit Facility Obligations arising under the Secured Credit Facility Documents as of the Petition Date, plus all accrued and unpaid interest, fees, costs, and other charges as of the Petition Date, and postpetition interest and any reasonable fees, costs, and charges through the Effective Date, in each case to the extent allowable under applicable law and sections 502 or 506(b) of the Bankruptcy Code.

(c)           Treatment: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed Secured Credit Facility Claim agrees to less favorable treatment of its Allowed Secured Credit Facility Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Secured Credit Facility Claim, each Holder of an Allowed Secured Credit Facility Claim shall receive, at the option of the Debtors’ or Reorganized Debtors’ (as applicable):

(i)            payment in full in Cash of such Allowed Secured Credit Facility Claim from the proceeds of the New Secured Credit Facility; or

(ii)          such other treatment reinstating its Secured Credit Facility Claim as set forth in the Waiver and Amendment to the Secured Credit Facility Credit Agreement.

(d)           Impairment and Voting: Class 4 is Unimpaired, and the Holders of Secured Credit Facility Claims in Class 4 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Secured Credit Facility Claims are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to such Secured Credit Facility Claims. Holders of Secured Credit Facility Claims shall be provided a Release Opt-Out Form solely for the purpose of affirmatively opting out of the releases set forth in Article 10.6(b) of this Plan.

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4.5.          March 2029 Senior Secured Notes Claims (Class 5).

(a)           Classification: Class 5 consists of March 2029 Senior Secured Notes Claims.

(b)           Treatment: On or as soon as reasonably practicable after the Effective Date, all March 2029 Senior Secured Notes Claims shall be Reinstated, and the March 2029 Senior Secured Notes shall remain outstanding in an aggregate principal amount equal to $300,000,000, with all other terms and conditions of the March 2029 Senior Secured Notes Documents continuing in full force and effect, except as may be modified by agreement between the Debtors or the Reorganized Debtors, as applicable, and the requisite Holders of the March 2029 Senior Secured Notes Claims.

(c)           Impairment and Voting: Class 5 is Unimpaired, and the Holders of March 2029 Senior Secured Notes Claims in Class 5 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of March 2029 Senior Secured Notes Claims are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to such March 2029 Senior Secured Notes Claims. Any votes cast by Holders of March 2029 Senior Secured Notes Claims on any ballots for Class 5 shall be disregarded for all purposes, including for purposes of determining whether Class 5 has accepted or rejected this Plan. Any ballot for Class 5 shall be deemed to constitute Release Opt-Out Forms solely for the purpose of affirmatively opting out of the releases set forth in Article 10.6(b) of this Plan, and any release opt-out elections made on such ballots shall remain valid and effective as if made on a Release Opt-Out Form.

4.6.          2027 Senior Secured Notes Claims (Class 6).

(a)           Classification: Class 6 consists of 2027 Senior Secured Notes Claims.

(b)           Allowance: 2027 Senior Secured Notes Claims shall be Allowed on the Effective Date in the Allowed 2027 Senior Secured Notes Claim Amount. For the avoidance of doubt, all 2027 Unsecured Claims shall be Disallowed on the Effective Date.

(c)           Treatment: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed 2027 Senior Secured Notes Claim agrees to less favorable treatment of its Allowed 2027 Senior Secured Notes Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed 2027 Senior Secured Notes Claim, each Holder of an Allowed 2027 Senior Secured Notes Claim shall receive its Pro Rata Share of the New 2027 Senior Secured Notes issued by the New 2027 SPV pursuant to the 2027 Senior Secured Notes Settlement and the New 2027 Senior Secured Notes Documents, which shall have an aggregate value equal to the Allowed 2027 Senior Secured Notes Claim Amount.

(d)           Impairment and Voting. Class 6 is Impaired, and the Holders of 2027 Senior Secured Notes Claims are entitled to vote to accept or reject this Plan.

4.7.          September 2029 Senior Secured Notes Claims (Class 7).

(a)           Classification: Class 7 consists of September 2029 Senior Secured Notes Claims.

(b)           Allowance: September 2029 Senior Secured Notes Claims shall be Allowed as Secured Claims under section 506(a) of the Bankruptcy Code in the Allowed September 2029 Senior Secured Notes Claim Amount. To the extent any September 2029 Senior Secured Notes Claims constitute Allowed September 2029 Unsecured Claims, such Claims shall be Allowed in an aggregate amount equal to the September 2029 Senior Secured Notes Claim Amount. To the extent any September 2029 Senior Secured Notes Claims constitute Allowed Subsequent September 2029 Senior Secured Notes Claims, such Claims shall be Allowed in an aggregate amount equal to the Subsequent September 2029 Senior Secured Notes Adjusted Claim Amount, plus all accrued and unpaid interest, fees, costs, and other charges as of the Petition Date, and postpetition interest and any reasonable fees, costs, and charges through the Effective Date, in each case to the extent allowable under applicable law and sections 502 or 506(b) of the Bankruptcy Code and the DIP Order; provided that (i) any postpetition interest related to such Claim will be calculated using the Subsequent September 2029 Senior Secured Notes Adjusted Claim Amount as the outstanding principal amount, and (ii) any prepetition interest on account of the Subsequent September 2029 Senior Secured Notes shall be calculated using $42,570,000 as the outstanding principal amount.

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(c)           Treatment:

(i)            Allowed September 2029 Senior Secured Notes Claims: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed September 2029 Senior Secured Notes Claim agrees to less favorable treatment of its Allowed September 2029 Senior Secured Notes Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed September 2029 Senior Secured Notes Claim, each Holder of an Allowed September 2029 Senior Secured Notes Claim shall receive:

A.         its Pro Rata Share of $300 million in Secured Exit Notes; and

B.          its portion of Secured Exit Notes and Reorganized Common Equity (which Reorganized Common Equity shall not be diluted by the Initial Equity Compensation), or a combination thereof, in each case pursuant to Article 4.7(c)(ii) of this Plan.

(ii)           September 2029 Recovery Election: Pursuant to this Plan and the Solicitation Procedures Order, each Holder of an Allowed September 2029 Senior Secured Notes Claim shall have the right to receive, in the aggregate, its Pro Rata Share of $120 million in Secured Exit Notes and $98 million of Reorganized Common Equity (subject to dilution by the exercise of the New Warrants). Holders of Allowed Original September 2029 Senior Secured Notes Claims shall be permitted to submit September 2029 Recovery Elections to elect their preferred amounts of such Secured Exit Notes and Reorganized Common Equity, or a combination thereof. To the extent that properly and timely submitted September 2029 Recovery Elections result in an oversubscription of (1) Secured Exit Notes, each Holder of an Allowed Original September 2029 Senior Secured Notes Claim that made an election selecting the oversubscribed Secured Exit Notes shall receive its Pro Rata Share of $120 million in Secured Exit Notes, with the balance of such Holder’s Allowed Original September 2029 Senior Secured Notes Claim being exchanged for Reorganized Common Equity at a conversion price of $20.00 per share; or (2) Reorganized Common Equity, each Holder of an Allowed Original September 2029 Senior Secured Notes Claim that made an election selecting the oversubscribed Reorganized Common Equity shall receive its Pro Rata Share of $98 million in Reorganized Common Equity (subject to dilution by the exercise of the New Warrants), with the balance of such Holder’s Allowed Original September 2029 Senior Secured Notes Claim being exchanged for Secured Exit Notes on a dollar-for-dollar basis. Notwithstanding anything to the contrary in this Article 4.7(c)(ii) of this Plan, each Holder of an Allowed Original September 2029 Senior Secured Notes Claim shall receive an equal distribution in terms of value provided under this Plan. For the avoidance of doubt, Holders of Allowed Subsequent September 2029 Senior Secured Notes Claims shall not have the right to make the September 2029 Recovery Election and shall receive its Pro Rata Share of $120 million in Secured Exit Notes and $98 million of Reorganized Common Equity (subject to dilution by the exercise of the New Warrants) based on the Subsequent September 2029 Senior Secured Notes Adjusted Claim Amount.

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A.          In accordance with the Solicitation Procedures Order, as among a Holder of an Allowed September 2029 Senior Secured Notes Claim on account of, arising under, or relating to Original September 2029 Senior Secured Notes, to the extent such Holder is also a DIP Lender, such Holder shall have priority in making the September 2029 Recovery Election over all such Holders that are not DIP Lenders.

(iii)          Allowed September 2029 Unsecured Claims: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed September 2029 Senior Secured Notes Claim agrees to less favorable treatment of its Allowed September 2029 Unsecured Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed September 2029 Unsecured Claim, each Holder of such Claim shall receive its Pro Rata Share of 5.3% of Reorganized Common Equity pursuant to the Unsecured Equity Pool Waterfall (to the extent the Debtors or the Reorganized Debtors, as applicable, elect to satisfy all DIP Claims in the DIP Equity Distribution, the DIP Commitment and Exit Fee Equity Distribution, and the DIP Upfront Fee Equity Distribution, as applicable, pursuant to Article 4.8(c) of this Plan), subject to dilution by the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants; provided that such equity distribution may be adjusted based on the date on which the Effective Date occurs and/or the portion of DIP Claims (if any) the Debtors or the Reorganized Debtors, as applicable, elect to satisfy in Cash pursuant to Article 4.8(c) of this Plan.

(d)           Impairment and Voting: Class 7 is Impaired, and the Holders of September 2029 Senior Secured Notes Claims in Class 7 are entitled to vote to accept or reject this Plan.

4.8.          DIP Claims (Class 8).

(a)           Classification: Class 8 consists of DIP Claims.

(b)           Allowance: DIP Claims shall be Allowed on the Effective Date in an aggregate amount equal to the outstanding principal amount of DIP Loans arising under the DIP Documents, plus all accrued and unpaid interest, fees, costs, and other charges through the Effective Date as Allowed by the Final DIP Order.

(c)           Treatment: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment of its Allowed DIP Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for its Allowed DIP Claim:

(i)            Each DIP Claim (excluding any Allowed DIP Fee Claim) shall receive, at the sole discretion of the Debtors or the Reorganized Debtors (as applicable), its Pro Rata Share of Cash in the Allowed amount of all DIP Claims or the DIP Equity Distribution; and

(ii)           notwithstanding the foregoing, each Allowed DIP Fee Claim shall receive, at the sole discretion of the Debtors or the Reorganized Debtors (as applicable), (1) with respect to the DIP Anchor Capital Commitment Fee and DIP Exit Fee, the DIP Commitment and Exit Fee Equity Distribution or its Pro Rata Share of Cash equaling the DIP Anchor Capital Commitment Fee and the DIP Exit Fee and (2) with respect to the DIP Upfront Fee, the DIP Upfront Fee Equity Distribution or its Pro Rata Share of Cash equaling the DIP Upfront Fee;

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provided that to the extent the Restructuring Support Agreement is terminated, all Allowed DIP Claims shall be paid in full in Cash.

(d)           Impairment and Voting: Class 8 is Impaired, and the Holders of DIP Claims are entitled to vote to accept or reject this Plan.

4.9.          Priority Guaranteed Unsecured Notes Claims (Class 9)

(a)           Classification: Class 9 consists of Priority Guaranteed Unsecured Notes Claims.

(b)           Allowance: Priority Guaranteed Unsecured Notes Claims shall be Allowed on the Effective Date in an aggregate amount equal to the outstanding principal amount of Priority Guaranteed Unsecured Notes arising under the Priority Guaranteed Unsecured Notes Documents as of the Petition Date, plus all accrued and unpaid interest, fees, costs, and other charges as of the Petition Date, and postpetition interest and any reasonable fees, costs, and charges through the Effective Date, in each case to the extent allowable under applicable law and sections 502 or 506(b) of the Bankruptcy Code.

(c)           Treatment: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of a Priority Guaranteed Unsecured Notes Claim agrees to less favorable treatment of its Allowed Priority Guaranteed Unsecured Notes Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Priority Guaranteed Unsecured Notes Claim, each Holder of an Allowed Priority Guaranteed Unsecured Notes Claim shall receive a 100% recovery in Reorganized Common Equity pursuant to the Unsecured Equity Pool Waterfall and subject to dilution by the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants; provided that such equity distribution may be adjusted based on the date on which the Effective Date occurs and/or the portion of DIP Claims (if any) the Debtors or the Reorganized Debtors, as applicable, elect to satisfy in Cash pursuant to Article 4.8(c) of this Plan.

(d)           Impairment and Voting: Class 9 is Impaired, and the Priority Guaranteed Unsecured Notes Claims are entitled to vote to accept or reject this Plan.

4.10.        Unsecured Notes Claims (Class 10)

(a)           Classification: Class 10 consists of Unsecured Notes Claims.

(b)           Allowance: Unsecured Notes Claims shall be Allowed on the Effective Date in an aggregate amount equal to the outstanding principal amount of Unsecured Notes arising under the Unsecured Notes Documents as of the Petition Date, plus all accrued and unpaid interest, fees, costs, and other charges as of the Petition Date.

(c)           Treatment: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Unsecured Notes Claim agrees to less favorable treatment of its Allowed Unsecured Notes Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Unsecured Notes Claim, each Holder of an Allowed Unsecured Notes Claim shall receive, at the option of the Debtors’ or Reorganized Debtors’ (as applicable):

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(i)            its Pro Rata Share of 6.3% of Reorganized Common Equity pursuant to the Unsecured Equity Pool Waterfall (to the extent the Debtors or the Reorganized Debtors, as applicable, elect to satisfy all DIP Claims in the DIP Equity Distribution, the DIP Commitment and Exit Fee Equity Distribution, and the DIP Upfront Fee Equity Distribution, as applicable, pursuant to Article 4.8(c) of this Plan), subject to dilution by the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, and the exercise of the New Warrants; provided that such equity distribution may be adjusted based on the date on which the Effective Date occurs and/or the portion of DIP Claims (if any) the Debtors or the Reorganized Debtors, as applicable, elect to satisfy in Cash pursuant to Article 4.8(c) of this Plan;

(ii)           New Warrants; and

(iii)          Subscription Rights in accordance with the Equity Rights Offering Documents and this Plan and subject to the Equity Rights Offering Procedures.

(d)           Impairment and Voting: Class 10 is Impaired, and the Holders of Unsecured Notes Claims are entitled to vote to accept or reject this Plan.

4.11.        Trade and Vendor Claims (Class 11).

(a)           Classification: Class 11 consists of Trade and Vendor Claims.

(b)           Treatment: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed Trade and Vendor Claim agrees to less favorable treatment of its Allowed Trade and Vendor Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Trade and Vendor Claim, each Holder of such Allowed Trade and Vendor Claim shall be paid in full in Cash.

(c)           Impairment and Voting: Class 11 is Impaired, and the Holders of Trade and Vendor Claims are entitled to vote to accept or reject this Plan.

4.12.        Other General Unsecured Claims (Class 12)

(a)           Classification: Class 12 consists of Other General Unsecured Claims.

(b)           Treatment: On or as soon as reasonably practicable after the Effective Date, except to the extent that a Holder of an Allowed Other General Unsecured Claim agrees to less favorable treatment of its Allowed Other General Unsecured Claim, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Other General Unsecured Claim:

(i)            each Holder of an Allowed Other General Unsecured Claim that is Allowed in an amount less than or equal to $25,000 shall receive Cash in an amount equal to 100% of the Allowed amount of such Claim; and

(ii)           Each Holder of an Allowed Other General Unsecured Claim that is Allowed in an amount greater than $25,000 shall receive $25,000 in Cash;

provided that an Other General Unsecured Claim may not be subdivided into multiple Other General Unsecured Claims less than or equal to $25,000 for purposes of receiving treatment as set forth in Article 4.12(b)(i) of this Plan; provided further that to the extent that a Holder of an Other General Unsecured Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such Other General Unsecured Claim, such Holder shall only be entitled to a distribution on one Other General Unsecured Claim against the Debtors in full and final satisfaction of all such Claims.

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(c)           Impairment and Voting: Class 12 is Impaired, and the Holders of Other General Unsecured Claims are entitled to vote to accept or reject this Plan.

4.13.        Intercompany Claims (Class 13).

(a)           Classification: Class 13 consists of Intercompany Claims.

(b)           Treatment: On or as soon as reasonably practicable after the Effective Date, all Intercompany Claims shall, at the option of the Debtors or Reorganized Debtors (as applicable), either be:

(i)            Reinstated; or

(ii)           set off, settled, distributed, contributed, merged, canceled, or released.

(c)          Impairment and Voting: Class 13 is either (i) Unimpaired, and the Holders of Intercompany Claims in Class 13 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired, and such Holders are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Intercompany Claims are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Claims.

4.14.        Intercompany Interests (Class 14).

(a)           Classification: Class 14 consists of Intercompany Interests.

(b)           Treatment: On or as soon as reasonably practicable after the Effective Date, all Intercompany Interests shall, at the option of the Debtors or Reorganized Debtors (as applicable), either be:

(i)            Reinstated; or

(ii)           set off, settled, distributed, contributed, merged, canceled, or released.

(c)           Impairment and Voting: Class 14 is either (i) Unimpaired, and Holders of Intercompany Interests in Class 14 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or (ii) Impaired, and such Holders of Intercompany Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Interests.

4.15.        510(b) Claims (Class 15).

(a)           Classification: Class 15 consists of 510(b) Claims.

(b)           Treatment: On or as soon as reasonably practicable after the Effective Date, all 510(b) Claims shall be cancelled, released, discharged, and extinguished and shall be of no further force or effect, and Holders of 510(b) Claims shall not receive any distribution on account of such 510(b) Claims.

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(c)           Impairment and Voting: Class 15 is Impaired, and its Holders are not receiving or retaining any property under this Plan; accordingly, Holders of 510(b) Claims in Class 15 are conclusively deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of 510(b) Claims are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to such 510(b) Claims. Holders of 510(b) Claims shall be provided a Release Opt-In Form solely for the purpose of affirmatively opting in to the releases set forth in Article 10.6(b) of this Plan.

4.16.        Existing Common Equity (Class 16).

(a)           Classification: Class 16 consists of Existing Common Equity.

(b)           Treatment: On or as soon as reasonably practicable after the Effective Date, all Existing Common Equity shall be cancelled, released, discharged, and extinguished and shall be of no further force or effect, and Holders of Existing Common Equity shall not receive any distribution on account of such Existing Common Equity.

(c)           Impairment and Voting: Class 16 is Impaired, and its Holders are not receiving or retaining any property under this Plan; accordingly, Holders of Existing Common Equity in Class 16 are conclusively deemed to reject this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Common Equity are not entitled to vote to accept or reject this Plan, and the votes of such Holders will not be solicited with respect to such Existing Common Equity. Holders of Existing Common Equity shall be provided a Release Opt-In Form solely for the purpose of affirmatively opting in to the releases set forth in Article 10.6(b) of this Plan.

Article V.
MEANS FOR IMPLEMENTATION.

5.1.          Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Claim or an Interest Holder may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made on account of such Allowed Claim or Allowed Interest, including pursuant to the transactions set forth in the Transaction Steps Exhibit, if any. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Allowed Claims, Allowed Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise, settlement, and transactions are in the best interests of the Debtors, their Estates, and Holders of Allowed Claims and Allowed Interests, and is fair, equitable, and within the range of reasonableness. Subject to the provisions of this Plan governing distributions, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final. As consideration for, among other things, the Releases provided pursuant to this Plan, the Consenting Creditors and RMR have agreed pursuant to the Restructuring Support Agreement, for the benefit of the Debtors and the Debtors’ Estates, to make contributions to enable the implementation of this Plan, such contributions being fundamentally necessary to the implementation of this Plan.

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5.2.          Continued Corporate Existence; Effectuating Documents; Corporate Action; Transactions.

(a)          Except as otherwise provided in this Plan, the Plan Supplement Documents, or, if applicable, the Transaction Steps Exhibit, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the respective Corporate Governance Documents (or other analogous formation, constituent, or Corporate Governance Documents) in effect before the Effective Date or the New Corporate Governance Documents or other applicable Corporate Governance Documents, except to the extent such certificate of incorporation, certificate of formation, bylaws, or operating agreement (or other analogous formation, constituent, or Corporate Governance Documents) are amended by this Plan or otherwise, and, to the extent any such document is amended, such document is deemed to be amended pursuant to this Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

(b)          Notwithstanding anything herein to the contrary, on or about the Effective Date or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall take all actions set forth in and contemplated by the Transaction Steps Exhibit, if applicable, and enter into any transaction, and may take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary or appropriate to effectuate this Plan, including the Transactions.

(c)          Upon the Effective Date, all actions contemplated by this Plan shall be deemed authorized and approved in all respects, including (i) the assumption of Executory Contracts and Unexpired Leases as provided herein; (ii) the selection of managers, trustees, directors, or officers for the Reorganized Debtors, the New 2027 SPV, and the New 2027 HoldCo; (iii) the distribution of the Plan Securities and implementation of, and performance under, the Amended RMR Management Agreements; (iv) entry into the New Corporate Governance Documents; (v) in connection with or pursuant to the Equity Rights Offering Documents, including the implementation and consummation of the Equity Rights Offering and the issuance of the Reorganized Common Equity to the Holders of Allowed Unsecured Notes Claims; (vi) in connection with or pursuant to the New Warrants Documents, including the issuance of the New Warrants to the Holders of Allowed Unsecured Notes Claims; (vii) (1) the formation of the New 2027 SPV and the New 2027 HoldCo, (2) (A) the distribution by OPI 25 Exchange LLC of the Excluded 2027 Senior Secured Notes First Lien Pledged Collateral to the Reorganized Parent; (B) the contribution by the Reorganized Parent of all its Interests in each of OPI 25 Exchange LLC (excluding the Excluded 2027 Senior Secured Notes First Lien Pledged Collateral), SIR Campbell Place Inc., and GPT Properties Trust to the New 2027 HoldCo, followed by the contribution by the New 2027 HoldCo of such Interests to the New 2027 SPV; and (C) the distribution by SIR Operating Partnership LP of all its Interests in SIR Philadelphia LLC to CRI SIR LLC and SC Merger Sub LLC, followed by the distribution by CRI SIR LLC of all its Interests in SIR Philadelphia LLC to SC Merger Sub LLC, followed by the distribution by SC Merger Sub LLC of all its Interests in SIR Philadelphia LLC to the Reorganized Parent, followed by the contribution by the Reorganized Parent of such Interests to the New 2027 HoldCo, followed by the contribution by the New 2027 HoldCo of such Interests to the New 2027 SPV, and (3) entry into the New 2027 SPV Governance Documents, the New 2027 HoldCo Governance Documents, and the Intercompany Allocation Agreement; and (viii) all other actions contemplated by this Plan (whether to occur before, on, or after the Effective Date), in each case in accordance with and subject to the terms hereof.

(d)          The Confirmation Order shall and shall be deemed to, pursuant to sections 363, 1123, and 1142 of the Bankruptcy Code, authorize and direct parties, as applicable, among other things, to perform all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan, including the Transactions.

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(e)          Each officer, director, manager, or trustee of the Debtors is (and each officer, director, manager, or trustee of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, File, or record such contracts, Securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan and the Securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including any action by the stockholders or directors or managers of the Debtors or the Reorganized Debtors) except for those expressly required pursuant to this Plan.

(f)          All matters provided for in this Plan involving the corporate, limited liability company, or trust structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company, or trust action required by the Debtors or the Reorganized Debtors in connection with this Plan or the Transactions shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, managers, trustees, or officers of the Debtors or the Reorganized Debtors or by any other stakeholder, and with like effect as though such action had been taken unanimously by the stockholders, directors, managers, trustees, or officers, as applicable, of the Debtors or Reorganized Debtors.

5.3.          Intercompany Interests; Corporate Reorganization.

To the extent Reinstated under this Plan, on the Effective Date, the Intercompany Interests (a) shall be Reinstated for the ultimate benefit of the Holders of Claims that receive Reorganized Common Equity under this Plan, and their Holders shall receive no recovery or distribution, and (b) without the need for any further corporate action or approval of any board of directors, board of managers, board of trustees, managers, trustees, management, or stockholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Reinstated Intercompany Interests shall be deemed to be in full force and effect.

5.4.          New Corporate Governance Documents.

Subject to Article 5.2 of this Plan, the Reorganized Debtors shall enter into agreements and amend their Corporate Governance Documents to the extent necessary to implement the terms and provisions of this Plan. Without limiting the generality of the foregoing, as of the Effective Date, each of the Reorganized Debtors shall be governed by the New Corporate Governance Documents applicable to it. On the Effective Date, the Corporate Governance Documents of each of the Reorganized Debtors will be deemed to be modified to prohibit the issuance of non-voting equity Securities, solely to the extent required under section 1123(a)(6) of the Bankruptcy Code.

5.5.          Secured Exit Notes Documents.

(a)          On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, and enter into the Secured Exit Notes Documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or omission under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the Holders of Claims or Interests. The Secured Exit Notes Documents shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with their respective terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, this Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the Secured Exit Notes Documents (and other definitive documentation related thereto) are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

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(b)          Confirmation of this Plan shall be deemed approval of the Secured Exit Notes and the Secured Exit Notes Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, and authorization of the Reorganized Debtors to enter into, execute, and deliver the Secured Exit Notes Documents.

(c)          On the Effective Date, all Liens and security interests granted pursuant to the applicable Secured Exit Notes Documents, including, but not limited to, Liens and security interests in the Secured Exit Notes Collateral, shall be (i) valid, binding, perfected, and enforceable Liens and security interests in the personal and real property described in and subject to such document, with the priorities established in respect thereof under applicable non-bankruptcy law and (ii) not subject to avoidance, recharacterization, or subordination under any applicable law, this Plan, or the Confirmation Order.

(d)          The Reorganized Debtors and the Persons granted Liens and security interests under the applicable Secured Exit Notes Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.6.          New 2027 Senior Secured Notes Documents.

(a)          On the Effective Date, the New 2027 SPV, the New 2027 HoldCo, and the Reorganized Debtors that are guarantors (including the Reorganized Parent solely to the extent of its limited guaranty) pursuant to the terms of the 2027 Senior Secured Claims Settlement and New 2027 Senior Secured Notes Documents shall be authorized to execute, deliver, and enter into the New 2027 Senior Secured Notes Documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or omission under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the Holders of Claims or Interests. The New 2027 Senior Secured Notes Documents shall be subject to the reasonable consent of the 2027 Ad Hoc Group and shall constitute legal, valid, binding, and authorized joint and several obligations of the New 2027 SPV, the New 2027 HoldCo, and the applicable Reorganized Debtors, enforceable in accordance with their respective terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, this Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the New 2027 Senior Secured Notes Documents (and other definitive documentation related thereto), if any, are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

(b)          Confirmation of this Plan shall be deemed approval of the New 2027 Senior Secured Notes and the New 2027 Senior Secured Notes Documents, all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the New 2027 SPV, the New 2027 HoldCo, and the applicable Reorganized Debtors in connection therewith, and authorization of the New 2027 SPV, the New 2027 HoldCo, and the applicable Reorganized Debtors to enter into, execute, and deliver the New 2027 Senior Secured Notes Documents.

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(c)          On the Effective Date, all Liens and security interests granted pursuant to the applicable New 2027 Senior Secured Notes Documents shall be (i) valid, binding, perfected, and enforceable Liens and security interests in the personal and real property described in and subject to such document, with the priorities established in respect thereof under applicable non-bankruptcy law and (ii) not subject to avoidance, recharacterization, or subordination under any applicable law, this Plan, or the Confirmation Order.

(d)          The New 2027 SPV, the New 2027 HoldCo, the applicable Reorganized Debtors, and the collateral agent under the New 2027 Senior Secured Notes granted Liens and security interests under the applicable New 2027 Senior Secured Notes Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.7.          Equity Rights Offering

(a)          On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall cause (i) the Equity Rights Offering to be consummated and (ii) the Reorganized Common Equity to be issued, in each case, pursuant to the Equity Rights Offering Documents and this Plan and subject to the Equity Rights Offering Procedures and applicable securities laws. The Equity Rights Offering shall be fully backstopped by the Equity Rights Offering Backstop Parties in accordance with and subject to the terms and conditions of the Equity Rights Offering Backstop Commitment Letter. The Subscription Rights shall not have any oversubscription rights.

(b)          Prior to the Effective Date, in accordance with the Equity Rights Offering Documents and this Plan and subject to the Equity Rights Offering Procedures and applicable securities laws, the Reorganized Parent shall issue Subscription Rights to each Holder of an Allowed Unsecured Notes Claim that entitles such Holder to elect to purchase up to its “pro rata share” (as used and referenced in the Equity Rights Offering Procedures) of the Equity Rights Offering Shares. Once a Holder of an Allowed Unsecured Notes Claim has tendered such Holder’s Unsecured Notes through DTC, such Holder may not transfer its Allowed Unsecured Notes Claim or Unsecured Notes pursuant to the Equity Rights Offering Procedures. Except as described in the Equity Rights Offering Procedures, Subscription Rights shall not be separately transferable from the Allowed Unsecured Notes Claim.

(c)          The proceeds of the Equity Rights Offering shall only be used to satisfy Exit Costs and the Working Capital Requirement.

(d)          Entry of the Equity Rights Offering Order shall constitute Bankruptcy Court approval of the Equity Rights Offering, the Equity Rights Offering Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the issuance of Reorganized Common Equity pursuant thereto and the payment of any fees, indemnities, expenses, and other payments provided for in connection therewith in accordance with the Equity Rights Offering Backstop Commitment Letter, and authorization of the Reorganized Debtors to enter into and execute any other documents necessary to effectuate the transactions in this Article 5.7 of the Plan.

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(e)          The consummation of the Equity Rights Offering is conditioned on the consummation of the other transactions contemplated by this Plan and satisfaction of the applicable conditions specified in the Equity Rights Offering Documents. The Reorganized Common Equity sold in the Equity Rights Offering may not be sold, transferred, or assigned, except in the circumstances set forth in the Equity Rights Offering Documents and subject to the transfer provisions, if any, and other applicable provisions set forth in the New Corporate Governance Documents of the applicable issuer.

(f)          When the issuance of Reorganized Common Equity pursuant to this Plan and the Equity Rights Offering Documents would otherwise result in the issuance of a number of shares of Reorganized Common Equity that is not a whole number, the actual issuance of shares of Reorganized Common Equity shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of Reorganized Common Equity shall be adjusted as necessary to account for the foregoing rounding.

5.8.          Exemption from Registration Under Securities Laws.

(a)          No registration statement shall be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer, issuance, and distribution of the Plan Securities under this Plan, the Transaction Steps Exhibit (if applicable), the Equity Rights Offering Documents, the Secured Exit Notes Documents, the New 2027 Senior Secured Notes Documents, the Confirmation Order, or the New Warrants Documents.

(b)          The offering, sale, issuance, and distribution of the Plan Securities (other than the Secured Exit Notes and the New 2027 Senior Secured Notes) in exchange for Claims pursuant to Article II, Article III, Article IV, and other provisions of this Plan, the Transaction Steps Exhibit (if applicable), the Confirmation Order, the New Warrants Documents, and the Equity Rights Offering Documents, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable United States, state, or local law requiring registration for the offer or sale of a Security pursuant to section 1145(a) of the Bankruptcy Code to the fullest extent permissible. Any and all such Plan Securities issued pursuant to section 1145(a) of the Bankruptcy Code may be resold without registration under the Securities Act by the recipients thereof pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the Holder (i) is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code, (ii) is an “affiliate” of Reorganized Parent (as defined in Rule 144(a)(1) promulgated under the Securities Act), or (iii) has been such an “affiliate” within ninety (90) days of such transfer, in each case subject to (1) compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities; (2) the restrictions, if any, on the transferability of such Securities in the New Corporate Governance Documents of the applicable issuers of, or in agreements or instruments applicable to holders of, such Securities; and (3) any other applicable regulatory approval. Any recipients of Plan Securities that are Affiliates of the Reorganized Parent will receive “control” Plan Securities that will be subject to the “control securities” restrictions of Rule 144 promulgated under the Securities Act.

(c)          The offering, sale, issuance, and distribution of the Secured Exit Notes and the New 2027 Senior Secured Notes (to be issued by the New 2027 SPV) in exchange for Claims, and any portion of the other Plan Securities that is not eligible for the exemption of registration provided by section 1145 of the Bankruptcy Code, shall be made in reliance upon section 4(a)(2) of the Securities Act and/or Regulation D and/or Regulation S promulgated thereunder and on equivalent state law registration exemptions or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. The Secured Exit Notes and any other Plan Securities that are not issued pursuant to section 1145(a) of the Bankruptcy Code will be considered “restricted” Plan Securities, will bear customary legends, and may not be resold except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, and in any case, if applicable, subject to the terms of the New Corporate Governance Documents of the applicable issuer.

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(d)           The Reorganized Debtors and Reorganized Parent need not provide any further evidence other than this Plan and the Confirmation Order with respect to the treatment of the Plan Securities under applicable securities laws. The availability of the exemption under section 1145 of the Bankruptcy Code or any other applicable securities laws shall not be a condition to the occurrence of the Effective Date.

(e)           Notwithstanding anything to the contrary in this Plan, no Person or Entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by this Plan, including, for the avoidance of doubt, whether the Plan Securities on issuance are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  All such Persons and Entities, including DTC, shall be required to accept and conclusively rely upon this Plan or the Confirmation Order in lieu of a legal opinion regarding whether the Plan Securities are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  Notwithstanding any policies, practices, or procedures of DTC, DTC and any participants and intermediaries shall fully cooperate and take all actions to facilitate any and all transactions necessary or appropriate for implementation of this Plan or other contemplated thereby, including any and all distributions pursuant to this Plan.

5.9.          New Warrants

On the Effective Date, the Reorganized Parent shall issue New Warrants to the Holders of Allowed Unsecured Notes Claims pursuant to the New Warrants Documents. Such New Warrants will be exercisable for an amount of common stock of Reorganized Parent equal to 5.0% of the Reorganized Common Equity outstanding as of the Effective Date (after taking into account the Reorganized Common Equity issued or issuable, as applicable, as a result of the Initial Equity Compensation or the exercise of the New Warrants).

5.10.        New 2027 HoldCo and New 2027 SPV

(a)          On or as soon as reasonably practicable after the Effective Date, the New 2027 HoldCo shall be formed pursuant to the New 2027 HoldCo Governance Documents. The New 2027 HoldCo shall (i) be wholly held by the Reorganized Parent and (ii) shall hold Interests in the New 2027 SPV.

(b)          On or as soon as reasonably practicable after the Effective Date, the New 2027 SPV shall be formed pursuant to the New 2027 SPV Governance Documents, which shall include, among other things, management covenants to be reasonably agreed to in good faith by and among the Debtors or the Reorganized Debtors, as applicable, the 2027 Ad Hoc Group, and the September 2029 Ad Hoc Group pursuant to the terms of the 2027 Senior Secured Notes Claims Settlement. The New 2027 SPV shall (i) be wholly held by the New 2027 HoldCo and (ii) after giving effect to the transfers contemplated in Article 5.2(c) of this Plan, hold all of the Interests in OPI 25 Exchange LLC, SIR Campbell Place Inc., GPT Properties Trust, and SIR Philadelphia LLC (other than with respect to the Excluded 2027 Senior Secured Notes First Lien Collateral as set forth in Article 5.2(c) of this Plan).

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5.11.        Cancellation of Existing Securities and Agreements.

(a)          Except for the purpose of evidencing a right to a distribution under this Plan and except as otherwise set forth in this Plan, including with respect to Executory Contracts or Unexpired Leases that shall be assumed by the Reorganized Debtors, or any contract, instrument, or other agreement or document created in connection with this Plan, on the Effective Date, all agreements, indentures (including any guarantee under such indentures), instruments, notes, certificates, mortgages, Security documents, and any other instruments or documents evidencing any Claim or Interest (other than the March 2029 Senior Secured Notes Claims, Mortgage Debt Guarantee Claims (solely to the extent treated pursuant to Article 4.3(c)(ii) or (iii) of this Plan), Secured Credit Facility Claims (solely to the extent treated pursuant to Article 4.4(c)(ii) of this Plan), Intercompany Claims, and Intercompany Interests that are not modified by this Plan) (collectively, the “Cancelled Instruments”) and any rights of any Holder in respect thereof shall be deemed cancelled, discharged, null and void, and of no further force or effect against the Debtors or the applicable Notes Trustee, without any further act or action of any person under any applicable agreement, instrument, document, law, regulation, order, or rule and without any need for further action or approval of the Bankruptcy Court, and the obligations of the Debtors thereunder shall be deemed automatically fully satisfied, released, and discharged. The holders of, or parties to, such Cancelled Instruments, securities, and other documentation shall have no rights arising from or related to such Cancelled Instruments, securities, or other documentation or the cancellation thereof, except the rights expressly provided for pursuant to the Plan. Notwithstanding such cancellation and discharge, on the Effective Date and the release of the Notes Trustees from their respective duties thereunder, but subject to any applicable provisions of Article VI of this Plan, the September 2029 Senior Secured Notes Indentures, 2027 Senior Secured Notes Indenture, Priority Guaranteed Unsecured Notes Indenture, and Unsecured Notes Indentures shall continue in effect solely (i) to preserve the rights, privileges, indemnities, immunities and exculpations thereunder of the respective Notes Trustees and agents (on their own behalf or on behalf of their respective noteholders, as applicable) as against their respective noteholders, including their right to assert any applicable charging Lien against any distributions on account of any unpaid fees, expenses, or indemnification obligation; (ii) to the extent necessary to allow the Holders of September 2029 Senior Secured Notes Claims, 2027 Senior Secured Notes Claims, Priority Guaranteed Unsecured Notes Claims, and Unsecured Notes Claims to receive distributions under this Plan in accordance herewith, subject to any applicable charging Lien; (iii) to the extent necessary to allow the Debtors, the Reorganized Debtors, and/or the Notes Trustees each to make post-Effective Date distributions in accordance with the Plan, subject to the respective rights of the Notes Trustees under their respective Indentures, including any applicable charging Lien, or take such other action expressly authorized pursuant to this Plan on account of the Allowed September 2029 Senior Secured Notes Claims, 2027 Senior Secured Notes Claims, Priority Guaranteed Unsecured Notes Claims, and Unsecured Notes Claims; (iv) to preserve any rights of each Notes Trustee (on its own behalf or on behalf of any of its noteholder, as applicable) thereunder, respectively, to maintain, enforce, and exercise any charging Liens, as applicable, under the terms of the applicable agreements, or any related or ancillary document, instrument, agreement, or principle of law, against any money or property distributed or allocable on account of such Claims or Interests, as applicable; and (v) to preserve the rights of each Notes Trustee (on its own behalf or on behalf of its respective noteholders, as applicable) to appear and be heard in the Chapter 11 Cases or in any related adversary proceeding in the Bankruptcy Court to which it is a participant to, and any appeals relating thereto, including to enforce any obligations owed to any such Notes Trustee (on its own behalf or on behalf of its respective noteholders, as applicable), as applicable, under the Plan, the Plan Supplement, the Confirmation Order, or other document incorporated therein; provided that nothing in the foregoing shall affect the discharge of Claims pursuant to the Bankruptcy Code, the Confirmation Order, or this Plan or result in any liability or expense to the Reorganized Debtors. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties under any Executory Contract or lease to the extent such Executory Contract or lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder. For the avoidance of doubt, the Notes Trustees shall have no ongoing duties to the Holders of the Notes Claims under any of the cancelled or discharged Notes Indentures as of the Effective Date of the Plan, including no duty for any of the Notes Trustees to object to any claims in the Chapter 11 Cases or others, other than such duties that are expressly set forth in the Plan or Confirmation Order. Each of the Notes Trustees shall be entitled to the protections afforded to the Distribution Agent in Article VI of this Plan with respect to distributions made by it at the request of the Reorganized Debtors or as provided by the Plan or Confirmation Order.

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(b)          Except as provided in the Plan (including Article VI of this Plan), the Plan Supplement, or the Confirmation Order, or as may be necessary to effectuate the terms of the Plan, on the Effective Date, without any further action or approval of the Bankruptcy Court or any Holders, the Notes Trustees and each Holder, and their respective agents, successors, and assigns, shall each be automatically and fully discharged and released of all of their duties and obligations associated with the Cancelled Instruments, as applicable; provided that any provisions of the Cancelled Instruments that survive the cancellation or termination of the Cancelled Instruments pursuant to the Plan shall survive in accordance with the terms of this Plan. All distributions made under the Plan or on account of the Allowed Claims of Holders of September 2029 Senior Secured Notes Claims, 2027 Senior Secured Notes Claims, Priority Guaranteed Unsecured Notes Claims, and Unsecured Notes Claims shall be made to or at the direction of the applicable Notes Trustee for further distribution to the Holders of such Notes Claims under the terms of the September 2029 Senior Secured Notes Documents, 2027 Senior Secured Notes Documents, Priority Guaranteed Unsecured Notes Documents, and Unsecured Notes Documents, respectively, including any provisions relating to the surrender and cancellation of the September 2029 Senior Secured Notes, 2027 Senior Secured Notes, Priority Guaranteed Unsecured Notes, and Unsecured Notes, and the Debtors and/or Reorganized Debtors, as applicable, shall use commercially reasonable efforts to coordinate with the applicable Notes Trustee with respect to the surrender and cancellation of the applicable notes at DTC (if any).

(c)          For the avoidance of doubt, on and after the final distribution on account of the applicable Notes Claims, or notice from the Debtors or Reorganized Debtors, as applicable, that there will be no further distribution on account of the foregoing, (i) the applicable Notes Documents shall thereafter be deemed to be null, void, and worthless, and (ii) at the request of the applicable Notes Trustee, DTC shall take down the relevant position relating to the applicable Cancelled Instrument without any requirement of indemnification or security on the part of the Debtors, the Reorganized Debtors, the applicable Notes Trustee, or any other party.

5.12.          Cancellation of Liens.

(a)          Except as otherwise specifically provided herein, including pursuant to Article 5.2(a) and 5.11 of this Plan, all notes, instruments, certificates evidencing debt of the Debtors and Existing Common Equity will be cancelled and obligations of the Debtors thereunder will be discharged and of no further force or effect, except, where applicable, for the purpose of allowing the applicable agents and trustees to receive distributions from the Debtors under this Plan and to make any further distributions to the applicable Holders on account of their Claims.

(b)          Upon the full payment or other satisfaction of its Allowed Other Secured Claim, or promptly thereafter, any Lien securing any Other Secured Claim shall be deemed released and the Holder of such Allowed Other Secured Claim shall deliver to the Debtors or the Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such Holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.

(c)          After the Effective Date and following the (i) distributions to Holders on account of Allowed September 2029 Senior Secured Notes Claims and Allowed 2027 Senior Secured Notes Claims, and (ii) payment of the Restructuring Expenses and 2027 Senior Secured Notes Fees and Expenses, any Lien securing such Claims shall be deemed released and the Debtors or the Reorganized Debtors may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, and/or evidence the release of any and all mortgages, deeds of trust, Liens, pledges, and other security interests with respect to the September 2029 Senior Secured Notes Claims and 2027 Senior Secured Notes Claims, including the preparation and filing, in form, substance, and content of any and all documents necessary to terminate, satisfy, or release any mortgages, deeds of trust, Liens, pledges, and other security interests held by the Senior Secured Notes Trustees, the September 2029 Senior Secured Noteholders, and the 2027 Senior Secured Noteholders, including UCC-3 termination statements.

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5.13.        Officers and Boards of Directors.

(a)          The New Board shall, as of the Effective Date, be composed of (i) five (5) individuals appointed by the September 2029 Ad Hoc Group, (ii) one (1) individual appointed by the Committee, with such individual being reasonably acceptable to the Debtors and the September 2029 Ad Hoc Group, and (iii) one (1) individual appointed by RMR.

(b)          The New 2027 SPV Board and the New 2027 HoldCo Board shall, upon formation, each be composed of (i) two (2) individuals appointed by the Reorganized Parent and (ii) one (1) individual appointed by the 2027 Ad Hoc Group as the independent director.

(c)          The officers of the respective Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors, the New 2027 SPV, and the New 2027 HoldCo on the Effective Date. After the Effective Date, the selection of officers of the Reorganized Debtors, the New 2027 SPV, and the New 2027 HoldCo shall be as provided by their respective organizational documents.

(d)          Except to the extent that a member of the board of directors, a member of the board of managers, or a member of the board of trustees, as applicable, of a Debtor continues to serve as a director, manager, or trustee of such Debtor on and after the Effective Date, the members of the board of directors, board of managers, or board of trustees of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director, manager, or trustee will be deemed to have resigned or shall otherwise cease to be a director, manager, or trustee of the applicable Debtor on the Effective Date. Commencing on the Effective Date, each of the directors, managers, and trustees of each of the Reorganized Debtors shall be elected and serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

5.14.        Amended RMR Management Agreements.

On the Effective Date, the RMR Management Agreements shall be assumed by the Reorganized Debtors and the Reorganized Debtors shall enter into the Amended RMR Management Agreements. The Amended RMR Management Agreements shall provide for, among other things, the Initial Equity Compensation and the Subsequent Equity Compensation (with such Subsequent Equity Compensation being payable upon the Reorganized Debtors’ satisfaction of certain financial and/or other performance metrics to be determined by the New Board).

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5.15.         Authorization, Issuance, and Delivery of Plan Securities.

On the Effective Date, Reorganized Parent is authorized to transfer, issue, or cause to be issued and shall transfer or issue the Plan Securities for distribution in accordance with the terms of this Plan without the need for any further board, stockholder, or other corporate action. All of the Plan Securities transferable or issuable under this Plan, when so transferred or issued, shall be duly authorized, validly issued, fully paid, and non-assessable. To the extent applicable, Reorganized Parent’s New Corporate Governance Documents shall have provided for sufficient shares of authorized Reorganized Common Equity to effectuate the issuance of Reorganized Common Equity contemplated by and in connection with this Plan, including the Equity Rights Offering, the Initial Equity Compensation, the Allowed September 2029 Senior Secured Notes Claim Anti-Dilution Shares, the Subsequent Equity Compensation, and the New Warrants, and Reorganized Parent shall issue or reserve for issuance a sufficient number of shares of Reorganized Common Equity to effectuate all such issuances. Each Holder of Reorganized Common Equity shall be deemed, without further notice or action, to have agreed to be bound by the New Corporate Governance Documents, as the same may be amended from time to time following the Effective Date in accordance with their terms. The New Corporate Governance Documents shall be binding on all Entities receiving Reorganized Common Equity (and their respective successors and permitted assignees), whether received pursuant to this Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to any New Corporate Governance Document.

5.16.        Preemptive Rights Agreement.

On the Effective Date, the Reorganized Parent shall enter into the Preemptive Rights Agreement with certain Holders of Allowed Priority Guaranteed Unsecured Notes Claims or Allowed Unsecured Notes Claims, in each case beneficially owning at least 1.00% of the outstanding Reorganized Common Equity as of the Effective Date (such Holders, the “Preemptive Rights Holders”). Following the Effective Date, any Preemptive Rights Holder that did not deliver a signature page to the Preemptive Rights Agreement shall, subject to such Holder’s continued beneficial ownership of at least 1.00% of the outstanding Reorganized Common Equity as of the Effective Date, be entitled to become a party to the Preemptive Rights Agreement by delivery of a joinder agreement thereto.

5.17.        Equitization/Prepayment Notice

As of the date that is no less than ten (10) calendar days before the deadline to object to this Plan, the Debtors shall File the Equitization/Prepayment Notice that discloses the Debtors’ intent to either (a) equitize or not equitize the DIP Obligations pursuant to the DIP Documents or (b) prepay the DIP Obligations in part or in whole.

5.18.         2027 Ad Hoc Group Support Fee

On or before August 1, 2026, the Debtors or Reorganized Debtors, as applicable, shall pay $10,000,000 in Cash pro rata directly to the members of the 2027 Ad Hoc Group pursuant to the terms of the 2027 Senior Secured Notes Claims Settlement and such payment shall not be considered a “distribution” subject to Article VI of this Plan; provided that such payment shall not be funded by or otherwise sourced from the New 2027 Senior Secured Notes Collateral Package or any proceeds thereof.

5.19.        Secured Credit Facility Ad Hoc Group Work Fee

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, shall pay $500,000 in Cash pro rata directly to the members of the Secured Credit Facility Ad Hoc Group and such payment shall not be considered a “distribution” subject to Article VI of this Plan.

5.20.        Nonconsensual Confirmation.

To the extent any Voting Class has not voted to accept this Plan (except to the extent such Class is presumed to accept this Plan pursuant to Article 3.7 of this Plan), the Debtors intend to undertake to have the Bankruptcy Court confirm this Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject this Plan.

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5.21.        Closing or Dismissing of the Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall be authorized, but not directed, to submit an order to the Bankruptcy Court under certification of counsel to close or file a motion to structurally dismiss, as applicable, each Chapter 11 Case in accordance with the Bankruptcy Code and Bankruptcy Rules. Furthermore, the Distribution Agent is authorized to destroy all paper or hardcopy records related to the Chapter 11 Cases two (2) years after the Effective Date has occurred.

5.22.        Notice of Effective Date.

On or as soon as practicable after the Effective Date, the Debtors shall File a notice of the occurrence of the Effective Date with the Bankruptcy Court.

Article VI.
DISTRIBUTIONS.

6.1.          Distributions Generally.

The Distribution Agent shall make all distributions under this Plan to the appropriate Holders of Allowed Claims in accordance with the terms of this Plan. The Notes Trustees shall make or direct distributions to the holders of notes under their respective indentures, and shall cooperate with the Reorganized Debtors with respect to distributions of Plan consideration being made through DTC.

All distributions to Holders of the Notes Claims shall be deemed completed when made to (or at the direction of) the applicable Notes Trustee. The Notes Trustee shall hold or direct such distributions for the benefit of the Holders of the applicable Notes Claims. As soon as practicable following the Effective Date, the Notes Trustees shall arrange to deliver or direct the delivery of such distributions to or on behalf of the Holders of applicable Notes Claims in accordance with the terms of the applicable Notes Documents, the Plan, and the Confirmation Order. The Notes Trustees may, if applicable, transfer or direct the transfer of such distributions directly through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise) and will be entitled to recognize and deal for all purposes under the Plan with Holders of the applicable Notes Claims, to the extent consistent with the customary practices and procedures of DTC. If any Notes Trustee is unable to make, or consents to the Distribution Agent making, such distributions, the Distribution Agent, with such Notes Trustee’s cooperation, shall make such distribution.

The Notes Trustees shall not incur any liability whatsoever on account of any distributions made in accordance with the Plan except for gross negligence, willful misconduct, or fraud. Each Notes Trustee shall have no duties, obligations, or responsibilities with respect to any form of distribution to Holders of applicable Notes Claims that is not delivered to it in a form that is distributable through the facilities of the DTC, and the Distribution Agent shall make such distributions. For the avoidance of doubt, all distributions referenced in this Article 6.1 of the Plan shall be subject to any applicable charging Lien or priority of payment held by the applicable Notes Trustee, including with respect to reasonable and documented fees and out-of-pocket expenses incurred by the Notes Trustee after the Effective Date in connection with making or directing distributions under this Plan, which fees and expenses may be deducted in Cash from such distributions; provided that the foregoing shall not relieve the Debtors or Reorganized Debtors, as applicable, of any of their obligations under this Plan.

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6.2.          Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents, shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims or Interests. The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Claims or disputes over any Cure Claims, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Cure Claim. For the avoidance of doubt, the Distribution Record Date shall not apply to any securities of the Debtors deposited with DTC, the Holder of which shall receive their Plan distribution in accordance with the terms of this Article VI of the Plan and the customary procedures of DTC and the relevant Indenture.

6.3.          Special Rules for Disputed Claims.

Except as otherwise agreed by the relevant parties: (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or such Claims or Interests have been Allowed or expunged.

6.4.          Date of Distributions.

Except as otherwise provided in this Plan (including payments made in the ordinary course of the Debtors’ business) or as paid pursuant to a prior Bankruptcy Court order, on the Effective Date or, if a Claim or Interest is not Allowed on the Effective Date, on the date that such Claim or Interest becomes Allowed, or, in each case, as soon as reasonably practicable thereafter, or as otherwise determined in accordance with this Plan and Confirmation Order, including the treatment provisions of Article IV of this Plan, each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class provided in this Plan; provided that (a) the Reorganized Debtors may implement periodic distribution dates to the extent they determine them to be appropriate; (b) the Distribution Agent may make distributions of Plan Securities following the Effective Date, including to Holders of Disputed Claims that become Allowed Claims; (c) any Holder as of the Distribution Record Date may send a written notice to the Distribution Agent that the distributions in respect of such Holder’s Allowed Claims shall be made to one or more of its Affiliates, designees, or Related Funds. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of this Plan; provided that any Plan Security that is issuable to Holders of Allowed Claims but is withheld from distribution on account of a Holder of a Disputed Claim shall not be issued until such time such Disputed Claim is resolved and the Plan Securities are to be distributed. Except as specifically provided in this Plan, Holders of Allowed Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

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6.5.          Distribution Agent.

Except for distributions made by or at the direction of the Notes Trustees, all distributions under this Plan shall be made by the applicable Distribution Agent or such other Entity designated by the Debtors in their sole discretion as Distribution Agent pursuant to the Plan Supplement Documents, on or after the Effective Date or as otherwise provided herein. A Distribution Agent shall not be required to give any bond or surety or other Security for the performance of its duties, and all reasonable fees and expenses incurred by such Distribution Agents directly related to distributions hereunder shall be reimbursed by the Reorganized Debtors.

6.6.          Rights and Powers of Distribution Agent.

(a)          From and after the Effective Date, the Distribution Agent, solely in its capacity as Distribution Agent, shall be exculpated by all Entities, including Holders of Claims against and Interests in the Debtors and other parties in interest, from any and all Claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Distribution Agent by this Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of this Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Distribution Agent. No Holder of a Claim or Interest or other party in interest shall have or pursue any Claim or Cause of Action vested in a Distribution Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by such Distribution Agent to be necessary and proper to implement the provisions hereof.

(b)          The Distribution Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (ii) make all applicable distributions or payments provided for under this Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in the Distribution Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to this Plan or (B) as deemed by the Distribution Agent to be necessary and proper to implement the provisions of this Plan. Subject to the express written consent and direction of and with the cooperation of the applicable Notes Trustee, the Distribution Agent may (in lieu of the applicable Notes Trustee) make distributions on account of the applicable Notes Claims, subject to any applicable charging Lien.

6.7.          Expenses of Distribution Agent.

Except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the reasonable and documented fees and expenses incurred by the Distribution Agent acting in such capacity (including reasonable and documented attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.8.          No Postpetition Interest.

Except as otherwise specifically provided for in this Plan, including Article 2.2 of this Plan with respect to the treatment of Priority Tax Claims consistent with section 1129(a)(9) of the Bankruptcy Code and Article 4.1 of the Plan with respect to the treatment of Other Secured Claims consistent with section 506(a) of the Bankruptcy Code, the Confirmation Order, or another Final Order of the Bankruptcy Court (including the DIP Order), postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

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6.9.          Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim (other than distributions made by the respective Notes Trustees) shall be made by a Distribution Agent, who shall transmit such distribution to the applicable Holders of Allowed Claims; provided that such Holder and relevant Affiliate, designee, or Related Fund comply with all applicable withholding and reporting requirement set forth in Article 6.20 of this Plan. If a distribution to any Holder is returned as undeliverable, no further distributions shall be made to such Holder unless and until such Distribution Agent is notified in writing of such Holder’s then-current address, at which time all currently-due, missed distributions shall be made to such Holder as soon as reasonably practicable thereafter without interest. Nothing herein shall require the Distribution Agent to attempt to locate Holders of undeliverable distributions and, if located, assist such Holders in complying with Article 6.20 of this Plan.

For the avoidance of doubt, in connection with a distribution through the facilities of DTC for non-tendered positions, DTC shall be considered a single Holder for purposes of the distribution. In connection with the distribution to tendered positions, if applicable, distributions will be made at the beneficial owner level in accordance with the elections received thereto. The Debtors reserve the right to adjust the rounding conventions discussed herein, including the methods used for allocating through DTC.

6.10.        Distributions as of Effective Date.

Distributions to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.11.        Unclaimed Property.

One year from the later of (a) the Effective Date and (b) the date that is fifteen (15) Business Days after the date of a distribution on an Allowed Claim, all Cash distributions payable on account of such Claim that are undeliverable or otherwise unclaimed shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all Claims of any other person (including the Holder of a Claim in the same Class) to such distribution shall be discharged and forever barred. The Reorganized Debtors and the Distribution Agent shall have no obligation to attempt to locate any Holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Filings with the Bankruptcy Court.

6.12.        Time Bar to Cash Payments.

Notwithstanding Article 6.11 of this Plan, checks issued by the Distribution Agent in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the applicable Distribution Agent by the Holder of the Allowed Claim to whom such check was originally issued, prior to the expiration of the ninety (90) day period.

6.13.        Manner of Payment under Plan.

Except as otherwise specifically provided in this Plan, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

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6.14.        Satisfaction of Claims.

Except as otherwise specifically provided in this Plan, any distributions and deliveries to be made on account of Allowed Claims under this Plan shall be in complete and final satisfaction, release, settlement, and discharge of and exchange for such Allowed Claims.

6.15.        Fractional Stock.

No fractional shares of Reorganized Common Equity shall be distributed. If any distributions of Reorganized Common Equity pursuant to this Plan would result in the issuance of a fractional share of Reorganized Common Equity, then the number of shares of Reorganized Common Equity to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down). The total number of shares of Reorganized Common Equity to be distributed in connection with this Plan shall be adjusted as necessary to account for the rounding provided for in this Article 6.15 of the Plan. No consideration shall be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors nor the Distribution Agent shall have any obligation to make a distribution that is less than one (1) share of Reorganized Common Equity. Fractional shares of Reorganized Common Equity that are not distributed in accordance with this section shall be returned to, and the ownership thereof shall vest in, the Reorganized Debtors.

6.16.        Minimum Cash Distributions.

The Distribution Agent shall not be required to make any distribution of Cash less than one hundred dollars ($100) to any Holder of an Allowed Claim; provided that if any distribution is not made pursuant to this Article 6.16 of the Plan, such distribution shall be added to any subsequent distribution to be made on behalf of the Holder’s Allowed Claim. Furthermore, whenever payment of a fractional amount of Cash would otherwise be required under the Plan, such fractional distribution shall be rounded down to the nearest penny.

6.17.        Setoffs.

(a)           The Debtors and the Reorganized Debtors, or such Entity’s designee as instructed by such Debtor or Reorganized Debtor, as applicable, may, but shall not be required to, set off or recoup against any Claim and any distribution to be made pursuant to this Plan on account of such Claim, any and all Claims, rights, and Causes of Action of any nature whatsoever that the Debtors or the Reorganized Debtors or their successors may have against the Holder of such Claim pursuant to the Bankruptcy Code or applicable non-bankruptcy law; provided that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor or a Reorganized Debtor or its successor of any Claims, rights, or Causes of Action that a Debtor or Reorganized Debtor or its successor or assign may possess against the Holder of such Claim.

(b)           In no event shall any Holder of Claims be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor, unless (i) the Debtors or the Reorganized Debtors, as applicable, have consented or (ii) such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise. Notwithstanding the foregoing, this paragraph does not create any new rights to setoff or recoupment that did not exist under any applicable law or agreement in existence prior to the Effective Date.

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6.18.        Allocation of Distributions Between Principal and Interest.

Except as otherwise provided in this Plan and subject to Article 6.9 of this Plan or as otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.19.        No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything in this Plan to the contrary, no Holder of an Allowed Claim shall receive, on account of such Allowed Claim, distributions in excess of the Allowed amount of such Claim.

6.20.        Withholding and Reporting Requirements.

(a)          Withholding Rights. In connection with this Plan, any party issuing any instrument or making any distribution described in this Plan or payment in connection therewith shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to this Plan and all related agreements shall be subject to any such withholding or reporting requirements. In the case of a non-Cash issuance or distribution that is subject to withholding, and subject to this Article 6.20 of the Plan, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax) or (ii) pay the withholding tax using its own funds and retain such withheld property. Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of this Plan. Notwithstanding the foregoing, all Persons holding Claims or Interests shall be required to provide any information necessary to effect information reporting and the withholding of such taxes (or to establish eligibility for a reduction of or an exemption from the withholding of any taxes), and each Holder of an Allowed Claim or any other Entity that receives a distribution pursuant to this Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any taxes imposed by any Governmental Unit, including income, withholding, and other taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to this Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Distribution Agent reserves the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances.

(b)          Forms. Any party entitled to receive any property as an issuance or distribution under this Plan shall, upon request, properly complete, duly execute, and deliver to the Distribution Agent or such other Entity designated by the Reorganized Debtors (which Entity shall subsequently deliver to the Distribution Agent any applicable IRS Form W-8 or Form W-9 or any other forms or documents received hereunder) an appropriate IRS Form W-9 or (if the payee is a foreign Entity) an appropriate IRS Form W-8 (together with all attachments) and any other forms or documents reasonably requested by any Reorganized Debtor to reduce or eliminate any withholding required by any federal, state, or local taxing authority. If such request is made by the Reorganized Debtors, the Distribution Agent, or such other Entity designated by the Reorganized Debtors or Distribution Agent and such party fails to comply before the date that is one hundred eighty (180) days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

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Article VII.
PROCEDURES FOR DISPUTED CLAIMS

7.1.          Disputed Claims Generally.

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or Final Order, including the Confirmation Order (when it becomes a Final Order) Allowing such Claim. Except insofar as a Claim is Allowed under the Plan or was Allowed prior to the Effective Date, the Debtors, Reorganized Debtors, as applicable, shall have and retain any and all rights and defenses such Debtor has with respect to any Disputed Claim. Any objections to Claims shall be served and Filed on or before the later of: (a) the Claim Objection Deadline; and (b) such later date as may be fixed by the Bankruptcy Court. All Disputed Claims not objected to by the end of such period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.

7.2.          Objections to Claims.

Except insofar as a Claim is Allowed under this Plan, the Debtors or the Reorganized Debtors, as applicable, shall be entitled to object to Claims. After the Effective Date, the Reorganized Debtors shall have the authority (a) to File, withdraw, or litigate to judgment objections to Claims; (b) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (c) to administer and adjust the Debtors’ Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

7.3.          Estimation of Claims.

The Debtors or the Reorganized Debtors, as applicable, may (a) determine, resolve, and otherwise adjudicate all contingent, unliquidated, and Disputed Claims in the Bankruptcy Court and (b) at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court shall retain jurisdiction to estimate any Claim, including at any time during litigation concerning any objection to any Claim or during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on the Allowed amount of such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Allowed amount of such Claim, the Debtors or the Reorganized Debtors, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated.

7.4.          Adjustment to Claims Register Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or Reorganized Debtors, as applicable, without the Debtors or Reorganized Debtors, as applicable, having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice or action, order, or approval of the Bankruptcy Court.

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7.5.          Disallowance of Claims.

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors.

Except as otherwise provided herein or as agreed to by the Debtors or Reorganized Debtors, as applicable, any and all Claims for which Proofs of Claim have not been Filed or were Filed after the applicable Bar Date, except for Holders of Claims not required to File Proofs of Claim under the Claims Bar Date Order, shall be deemed Disallowed and such Proofs of Claim shall be expunged from the Claims Register as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless a late Proof of Claim is deemed timely Filed by a Final Order.

7.6.          No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is Filed, no payment or distribution provided under this Plan shall be made on account of such Claim unless and until (and only to the extent that) such Disputed Claim becomes an Allowed Claim.

7.7.          Distributions After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan, including the treatment provisions provided in Article IV of this Plan.

7.8.          Claim Resolution Procedures Cumulative.

All of the Claims, objection, estimation, and resolution procedures in this Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with this Plan without further notice or Bankruptcy Court approval.

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7.9.          Single Satisfaction of Claims and Interests.

In no case shall the aggregate value of all property received or retained under this Plan on account of any Allowed Claim or Interest exceed 100 percent (100%) of the underlying Allowed Claim or Interest plus applicable interest required to be paid hereunder, if any.

Article VIII.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1.          Assumption or Rejection of Executory Contracts and Unexpired Leases.

(a)          As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure amount, all Executory Contracts and Unexpired Leases of the Debtors which have not expired by their own terms on or prior to the Confirmation Date, shall be deemed assumed by the Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that, in each case:

(i)           have been assumed, assumed and assigned, or rejected by the Debtors by prior order of the Bankruptcy Court;

(ii)          are the subject of a motion to reject Filed by the Debtors pending on the Effective Date;

(iii)          are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on the Schedule of Rejected Executory Contracts and Unexpired Leases to be Filed in the Plan Supplement, which may be amended by the Debtors up to and through the Effective Date to add or remove Executory Contracts and Unexpired Leases by Filing with the Bankruptcy Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties;

(iv)          are rejected or terminated pursuant to the terms of this Plan; or

(v)          are the subject of a pending Cure Dispute.

(b)          Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, the Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, assumptions and assignments, and the rejection of Executory Contracts and Unexpired Leases set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases provided for in this Plan pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

(c)          To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to this Plan or any prior order of the Bankruptcy Court (including, without limitation, any “change of control” provision) prohibits, restricts, or conditions, or purports to prohibit, restrict, or condition, or is modified, breached, or terminated, or deemed modified, breached, or terminated by (a) the commencement of the Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing or dismissal of its respective Chapter 11 Case, (b) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (c) the Confirmation or consummation of this Plan, then such provision shall be deemed modified such that the Transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of this Plan.

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(d)          Each Executory Contract and Unexpired Lease assumed and/or assigned pursuant to this Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of this Plan, any order of the Bankruptcy Court approving its assumption and/or assignment, or applicable law.

(e)          The Debtors reserve the right, on or before the Effective Date, to amend the Schedule of Assumed Executory Contracts and Unexpired Leases and/or Schedule of Rejected Executory Contracts and Unexpired Leases and/or to add or remove any Executory Contract and Unexpired Lease; provided that the Debtors or Reorganized Debtors, as applicable, may amend the Schedule of Assumed Executory Contracts and Unexpired Leases and/or the Schedule of Rejected Executory Contracts and Unexpired Leases to add or delete any Executory Contracts or Unexpired Leases after such date (i) with respect to any Executory Contract or Unexpired Lease that is the subject of a Cure Dispute as of the Effective Date, at any time through the later of (x) ninety (90) days after the Effective Date and (y) five (5) Business Days after entry of a Final Order resolving such Cure Dispute, or (ii) to the extent agreed with the relevant counterparty and, to the extent required, upon entry of an order of the Bankruptcy Court.

(f)          The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

8.2.          Determination of Cure Disputes and Deemed Consent

(a)          The Debtors shall File, as part of the Plan Supplement, the Schedule of Rejected Executory Contracts and Unexpired Leases and the Schedule of Assumed Executory Contracts and Unexpired Leases.

(b)          The Debtors shall serve an initial Cure Notice on parties to Executory Contracts and Unexpired Leases to be assumed or assumed and assigned no later than twenty-one (21) days before the deadline set to File objections to Confirmation of this Plan. If a counterparty to any Executory Contract or Unexpired Lease that the Debtors or Reorganized Debtors, as applicable, intend to assume or assume and assign is not listed on such a notice, the proposed Cure amount for such Executory Contract or Unexpired Lease shall be deemed to be zero Dollars ($0).

(c)          If there is a Cure Dispute pertaining to assumption or assumption and assignment of an Executory Contract or Unexpired Lease, such dispute shall be heard by the Bankruptcy Court prior to such assumption or assumption and assignment, as applicable, being effective and any such dispute shall be resolved by the Bankruptcy Court at the Confirmation Hearing (to the extent not resolved by the parties prior to the Confirmation Hearing) or at a later date as agreed to by the parties or ordered by the Bankruptcy Court; provided that on the Effective Date or as soon as reasonably practicable thereafter, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree, the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

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(d)          Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the notice of the proposed assumption or assumption and assignment, as applicable, of such Executory Contract or Unexpired Lease or the relevant Cure amount within twenty-one (21) days of the service of the applicable Cure Notice, (i) shall be deemed to have assented to (1) such Cure amount and the nature thereof, (2) assumption or assumption and assignment, as applicable, of the applicable Executory Contract or Unexpired Lease notwithstanding any provision thereof that purports to (A) prohibit, restrict, or condition the transfer or assignment of such contract or lease or (B) terminate or permit the termination of a contract or lease as a result of any direct or indirect transfer or assignment of the rights of the Debtors under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminating or modifying such contract or lease on account of Transactions contemplated by the Plan, and (ii) shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or assumption and assignment, as applicable, or the Allowed amount of such Cure amount thereafter.

8.3.          Payments Related to Assumption of Executory Contracts and Unexpired Leases.

Subject to resolution of any Cure Dispute, all Cure amounts shall be satisfied promptly, or otherwise as soon as practicable, by the Debtors or Reorganized Debtors, as the case may be, upon assumption or assumption and assignment, as applicable, of the underlying Executory Contracts and Unexpired Leases. Assumption or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the Effective Date of the assumption or assumption and assignment, as applicable. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such contract or Unexpired Lease.

8.4.          Claims on Account of the Rejection of Executory Contracts or Unexpired Leases.

(a)          All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to this Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within twenty-one (21) days after service of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection. Any Claim arising from the rejection of Executory Contracts or Unexpired Leases that becomes an Allowed Claim is classified and shall be treated as a Class 11 Trade and Vendor Claim or Class 12 Other General Unsecured Claim, as applicable.

(b)          Any Person or Entity that is required to File a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors or the Estates, and the Debtors, the Reorganized Debtors and their Estates and their respective assets and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article 10.5 of this Plan.

8.5.          Survival of the Debtors’ Indemnification Obligations.

Except as otherwise provided in this Plan or the Confirmation Order, and subject to the Schedule of Retained Causes of Action, to the fullest extent permitted by applicable law, the Indemnification Obligations shall not be discharged, impaired, or otherwise affected by this Plan; provided that the Debtors or the Reorganized Debtors, as applicable, shall not indemnify any such officers, directors, trustees, agents, or employees of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission for which indemnification is barred under applicable law or that is excluded under the terms of the foregoing organizational documents or applicable agreements governing the Debtors’ Indemnification Obligations. The Reorganized Debtors shall not indemnify any Persons for any Claims or Causes of Action arising out of or relating to any act or omission that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct. Except as otherwise provided in this Plan, all such Indemnification Obligations shall be deemed and treated as Executory Contracts that are assumed by the Debtors under this Plan.

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8.6.          Insurance Policies.

(a)          All insurance policies to which any Debtor is a party as of the Effective Date, including any D&O Policy, shall be deemed to be and treated as Executory Contracts and shall be assumed by the applicable Debtors or the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, and all such insurance policies shall vest in the Reorganized Debtors. Coverage for defense and indemnity under the D&O Policies shall remain available to all individuals within the definition of “Insured” in any D&O Policy.

(b)          In addition, after the Effective Date, all officers, directors, trustees, or employees who served in such capacity at any time before the Effective Date shall be entitled to the benefits of any D&O Policy (including any “tail” policy) for the full term of such policy regardless of whether such officers, directors, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in such policies and on terms no less favorable than the Debtors’ existing policies.

(c)          In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy (including any “tail policy”) in effect as of the Petition Date, and any current directors, officers, trustees, members, managers, or employees of any of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the benefits of any such D&O Policy for the full term of such policy regardless of whether such employees, members, managers, trustees, directors, and/or officers remain in such positions after the Effective Date to the extent set forth in such policies.

(d)          In the event that the Debtors determine that an Allowed Claim is covered in full or in part under one of the Debtors’ insurance policies, no distributions under this Plan shall be made on account of such Allowed Claim unless and until, and solely to the extent that, (i) the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, and (ii) an insurer authorized to issue a coverage position under such insurance policy, or the agent of such insurer, issues a formal determination, which the Debtors in their sole discretion do not contest, that coverage under such insurance policy is excluded or otherwise unavailable for losses arising from such Allowed Claim. Any proceeds available pursuant to one of the Debtors’ insurance policies shall reduce the Allowed amount of a Claim on a dollar-for-dollar basis. To the extent that one or more of the Debtors’ insurers agrees to satisfy a Claim in full or in part (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. If an applicable insurance policy has a self-insured retention, the Holder of an Insured Claim shall have an Allowed General Unsecured Claim or a Section 510(b) Claim, as applicable, against the applicable Debtor’s Estate solely up to the amount of the self-insured retention that may be established upon the liquidation of the Insured Claim. Such self-insured retention shall be considered satisfied pursuant to this Plan through allowance of the General Unsecured Claim or Section 510(b) Claim, as applicable, solely in the amount of the applicable self-insured retention, if any; provided that nothing herein obligates the Debtors or the Reorganized Debtors to otherwise satisfy any self-insured retention under any insurance policy. Any recovery on account of the Insured Claim in excess of the self-insured retention established upon the liquidation of the Claim shall be recovered solely from the Debtors’ insurance coverage, if any, and only to the extent of available insurance coverage and any proceeds thereof. Nothing in this Plan shall be construed to limit, extinguish, or diminish the insurance coverage that may exist or shall be construed as a finding that liquidated any Claim payable pursuant to an insurance policy.

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8.7.          Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any Executory Contract or Unexpired Lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease or that terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

8.8.          Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each Executory Contract and Unexpired Lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such Executory Contract or Unexpired Lease.

8.9.          Reservation of Rights.

(a)           Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to this Plan or in the Plan Supplement, nor anything contained in this Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtors or the Reorganized Debtors or their respective Affiliates has any liability thereunder.

(b)           Except as otherwise provided in this Plan, nothing in this Plan will waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors and the Reorganized Debtors under any executory or non-Executory Contract or any unexpired or expired lease.

(c)           Nothing in this Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors under any executory or non-Executory Contract or any unexpired or expired lease.

(d)           If there is a dispute regarding a Cure Claim or whether a contract or lease is or was executory or unexpired at the time of assumption or rejection under this Plan, the Debtors or Reorganized Debtors, as applicable, shall have sixty (60) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease by Filing a notice indicating such altered treatment.

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Article IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THIS PLAN.

9.1.          Conditions Precedent to the Effective Date.

(a)          The following are Conditions Precedent to the Effective Date of this Plan:

(i)            the Restructuring Support Agreement shall not have been terminated and shall be in full force and effect;

(ii)           the Bankruptcy Court shall have entered the Confirmation Order in form and substance consistent with and subject to the consent rights set forth in the Restructuring Support Agreement and the Confirmation Order shall not be subject to a stay pending appeal;

(iii)          all documentation necessary for the issuance of the Reorganized Common Equity shall have been executed and delivered by the Reorganized Parent;

(iv)         the Secured Exit Notes, the New 2027 Senior Secured Notes, the Reorganized Common Equity, and the New Warrants shall have been issued;

(v)          the 2027 Senior Secured Notes, the September 2029 Senior Secured Notes, the Priority Guaranteed Unsecured Notes, and the Unsecured Notes shall have been cancelled;

(vi)         the New Mortgage Debt and the New Secured Credit Facility shall have been issued, or the Mortgage Debt Guarantee Claims and the Secured Credit Facility Claims shall have been Reinstated, provided their economic equivalent, or rendered Unimpaired, as applicable;

(vii)        (A) the March 2029 Senior Secured Notes Claims shall have been Reinstated pursuant to Article 4.5(b) of this Plan; and (B) all accrued and unpaid interest, fees, costs, and other charges as of the Petition Date with respect to the March 2029 Senior Secured Notes (including any incremental interest owed on account of overdue installments of interest in accordance with the March 2029 Senior Secured Notes Documents) shall have been paid in full in Cash;

(viii)        the Definitive Documents shall (A) be consistent with the Restructuring Support Agreement and otherwise approved by the applicable parties thereto consistent with their respective consent and approval rights as set forth in the Restructuring Support Agreement, (B) have been executed or deemed executed and delivered by each party thereto, and any conditions precedent related thereto shall have been satisfied or waived by the applicable party or parties, (C) be adopted on terms consistent with the Restructuring Support Agreement, and (D) be adopted on terms otherwise consistent with the provisions of this Plan;

(ix)          all Restructuring Expenses shall have been paid in full in Cash in accordance with the terms of this Plan and the Restructuring Support Agreement;

(x)           the Professional Fee Escrow shall have been established and funded in full in Cash;

(xi)          the 2027 Senior Secured Notes Documents are in the form agreed to by the Debtors and the 2027 Ad Hoc Group and have been filed with such changes as agreed to by the Debtors and the 2027 Ad Hoc Group and all fees and expenses required to be paid pursuant to this Plan shall have been paid in full in Cash;

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(xii)         the 2027 Senior Secured Notes Claims Settlement shall not have been terminated; and

(xiii)        the Committee Settlement shall not have been terminated.

9.2.          Timing of Conditions Precedent.

Notwithstanding when a Condition Precedent to the Effective Date occurs, for the purposes of this Plan, such Condition Precedent shall be deemed to have occurred simultaneously upon the completion of the Conditions Precedent to the Effective Date; provided that to the extent a Condition Precedent (the “Prerequisite Condition”) may be required to occur prior to another Condition Precedent (a “Subsequent Condition”) then, for purposes of this Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to the applicable Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

9.3.          Waiver of Conditions Precedent.

(a)          Each of the Conditions Precedent of this Plan may be waived in writing by the Debtors, with the consent of the Required September 2029 Senior Secured Noteholders (which consent shall not be unreasonably withheld, delayed, or conditioned), except as otherwise provided in the Restructuring Support Agreement; provided that any waiver of (i) the Condition Precedent in Article 9.1(a)(i) of this Plan, (ii) the Condition Precedent in Article 9.1(a)(viii) of this Plan in respect of any Amended RMR Management Agreement, (iii) the Condition Precedent in Article 9.1(a)(iii) of this Plan in respect of Reorganized Common Equity constituting Initial Equity Compensation or Subsequent Equity Compensation, or (iv) the Condition Precedent in Article 9.1(a)(iv) of this Plan in respect of Reorganized Common Equity constituting Initial Equity Compensation shall, in each case, require the consent of RMR; provided further that (w) the waiver of the Condition Precedent in Article 9.1(a)(vii) of this Plan shall require the reasonable consent of the March 2029 Ad Hoc Group; (x) the waiver of the Condition Precedent in Article 9.1(a)(x) of this Plan shall require the consent of the affected Professionals; (y) the waiver of the Conditions Precedent in Articles 9.1(a)(xi), 9.1(a)(xii), and 9.1(a)(iv) solely in respect of the issuance of New 2027 Senior Secured Notes, 9.1(a)(v) solely in respect of the cancellation of the 2027 Senior Secured Notes, and 9.1(a)(viii) solely in respect of such Definitive Documents specified in Article 1.68(o) of this Plan shall, in each case, require the reasonable consent of the 2027 Ad Hoc Group; and (z) the waiver of the Conditions Precedent in Articles 9.1(a)(xiii) and 9.1(a)(viii)(D) of this Plan solely in respect of such Definitive Documents specified in Article 1.68(x) of this Plan shall, in each case, require the reasonable consent of the Committee.

(b)          The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(c) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4.          Effect of Non-Occurrence of the Effective Date.

If the Effective Date does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall (a) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (b) prejudice in any manner the rights of any Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any of the Consenting Creditors, RMR, or any other Entity.

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Article X.
EFFECT OF CONFIRMATION AND CONSUMMATION OF PLAN.

10.1.        Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided herein, or in any agreement, instrument, or other documents incorporated into this Plan (including with respect to the transactions contemplated by the Transaction Steps Exhibit, if applicable), on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances unless expressly provided otherwise by this Plan or Confirmation Order. In addition, all rights, benefits, and protections provided to any of the Debtors or their Estates pursuant to this Plan, the Plan Supplement, or the Confirmation Order including the release, exculpation, and injunction provisions provided in this Article X of the Plan, shall vest in each respective Reorganized Debtor unless expressly provided otherwise by this Plan or the Confirmation Order. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise, or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.2.        Binding Effect.

As of the Effective Date, this Plan shall bind all Holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such Holders (a) were Impaired or Unimpaired under this Plan, (b) were presumed to accept or deemed to reject this Plan, (c) failed to vote to accept or reject this Plan, or (d) voted to reject this Plan.

10.3.        Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Definitive Documents, this Plan, or in a contract, instrument, or other agreement or document executed pursuant to this Plan, the distributions, rights, and treatment that are provided in this Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has voted to accept this Plan. Any default or “event of default” by the Debtors with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date with respect to a Claim that is Unimpaired by this Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

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10.4.          Term of Injunctions or Stays.

Unless otherwise provided herein or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5.          Permanent Injunction.

Except as otherwise expressly provided in the Restructuring Support Agreement, this Plan, or the Confirmation Order, from and after the Effective Date, all Persons and Entities are, to the fullest extent provided under section 524 and other applicable provisions of the Bankruptcy Code, permanently enjoined from (a) commencing or continuing, in any manner or in any place, any suit, action or other proceeding of any kind; (b) enforcing, attaching, collecting, or recovering in any manner or means any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any Lien or encumbrance; (d) asserting a right of setoff or subrogation of any kind; or (e) commencing or continuing in any manner any action or other proceeding of any kind, in each case on account of or with respect to any Claim, demand, liability, obligation, debt, right, Cause of Action, Interest, or remedy released or to be released, exculpated or to be exculpated, settled or to be settled, or discharged or to be discharged pursuant to this Plan or the Confirmation Order against any Person or Entity so released, discharged, or exculpated (or the property or estate of any Person or Entity so released, discharged, or exculpated). All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

No Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Debtors, the Reorganized Debtors, or the Exculpated Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article X hereof, without the Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action, as applicable, represents a colorable Claim of any kind, and (ii) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Debtor, Reorganized Debtor, or Exculpated Party, as applicable. At the hearing for the Bankruptcy Court to determine whether such Claim or Cause of Action represents a colorable Claim of any kind, the Bankruptcy Court may, or shall if any Debtor, Reorganized Debtor, Exculpated Party, or other party in interest requests by motion (oral motion being sufficient), direct that such Person or Entity seeking to commence or pursue such Claim or Cause of Action File a proposed complaint with the Bankruptcy Court embodying such Claim or Cause of Action, such complaint satisfying the applicable Rules of Federal Procedure, including Rule 8 and Rule 9 (as applicable), which the Bankruptcy Court shall assess before making a determination. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Claims or Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court reserves jurisdiction to adjudicate any such Claims to the maximum extent provided by the law.

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10.6.        Releases.

(a)           Releases by the Debtors.

To the fullest extent permitted by applicable law and approved by the Bankruptcy Court, and except as otherwise expressly set forth in this Plan or the Confirmation Order, pursuant to section 1123(b) of the Bankruptcy Code, as of the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each of Debtors, Reorganized Debtors, Reorganized Parent, and the Estates, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other Persons or Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Persons or Entities, has and is deemed to have, forever and unconditionally released, and absolved each Released Party from any and all Claims, obligations, rights, suits, damages, and Causes of Action, remedies, and liabilities whatsoever whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative Claims asserted or assertable on behalf of the Debtors, the Estates, Reorganized Parent, or the Reorganized Debtors, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, including (i) the governance, management, transactions, ownership, or operation of the Debtors or the Non-Debtor Affiliates (ii) the purchase, acquisition, sale, merger, or rescission of any Asset or Security of the Debtors or the Non-Debtor Affiliates, (iii) the subject matter of, or the transactions, events, circumstances, acts or omissions giving rise to, any Claim or Interest that is treated in the Transactions, including the negotiation, formulation, or preparation of the Transactions, (iv) the business or contractual arrangements between any Debtor or Non-Debtor Affiliate and any other Entity (including Consenting Creditors and RMR), (v) the Prepetition Credit Documents; (vi) the Debtors’ and Non-Debtor Affiliates’ in- or out-of-court restructuring efforts, (vii) intercompany transactions, (viii) the formulation, preparation, dissemination, negotiation, solicitation, entry into, Filing, or consummation of this Plan, the Plan Supplement, the Confirmation Order, the Disclosure Statement, the Restructuring Support Agreement and related prepetition transactions, the Definitive Documents, including, for the avoidance of doubt, the DIP Documents, the Secured Exit Notes Indenture and related note documents (including intercreditor agreements), the New 2027 Senior Secured Notes Documents, the Equity Rights Offering Documents, the Reorganized Common Equity Documents, the Mortgage Debt Guarantee Settlement Agreements, the Waiver and Amendment to the Secured Credit Facility Credit Agreement, the Corporate Governance Documents, the New Corporate Governance Documents, the New 2027 HoldCo Governance Documents, the New 2027 SPV Governance Documents, the Intercompany Allocation Agreement, the Amended RMR Management Agreements, and the New Warrants Documents, the Chapter 11 Cases, the 2027 Senior Secured Notes Claims Challenge, the 2027 Senior Secured Notes ICA Adversary Proceeding, the 2027 Senior Secured Notes ICA Claims, the March 2029 Senior Secured Notes Proof of Claim, the March 2029 Senior Secured Notes Proof of Claim Objection, or any Transactions, (ix) any contract, instrument, release, or other agreement or document created or entered into in connection with this Plan, the Plan Supplement, the Disclosure Statement, the Restructuring Support Agreement, the Definitive Documents, including, for the avoidance of doubt, the DIP Documents, the Secured Exit Notes Indenture and related note documents (including intercreditor agreements), the New 2027 Senior Secured Notes Documents, the Equity Rights Offering Documents, the Reorganized Common Equity Documents, the Mortgage Debt Guarantee Settlement Agreements, the Waiver and Amendment to the Secured Credit Facility Credit Agreement, the Corporate Governance Documents, the New Corporate Governance Documents, the New 2027 HoldCo Governance Documents, the New 2027 SPV Governance Documents, the Intercompany Allocation Agreement, the Amended RMR Management Agreement, and the New Warrants Documents, the Chapter 11 Cases, the 2027 Senior Secured Notes Claims Challenge, the 2027 Senior Secured Notes ICA Adversary Proceeding, the 2027 Senior Secured Notes ICA Claims, the March 2029 Senior Secured Notes Proof of Claim, the March 2029 Senior Secured Notes Proof of Claim Objection, the pursuit of Confirmation and consummation of this Plan, the administration and implementation of this Plan or Confirmation Order, including the issuance or distribution of Securities pursuant to this Plan, (x) the distribution, including any disbursements made by a Distribution Agent, of property under this Plan, or any other related agreement, or (xi) any other act or omission, transaction, agreement, event, or other occurrence related to any of the foregoing and taking place on or before the Effective Date; provided that the Debtors do not release Claims or Causes of Action (A) that are of a commercial nature and arise in the ordinary course of business, such as accounts receivable and accounts payable on account of goods being sold and services being performed; (B) arising under an Executory Contract or Unexpired Lease that is assumed by the Debtors; or (C) arising out of, or related to, any act or omission of a Released Party that is determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction to have constituted actual fraud, gross negligence, or willful misconduct. Notwithstanding anything to the contrary in the foregoing, the Releases set forth above do not release (x) any obligations of any Person or Entity under this Plan, the Confirmation Order, any other Definitive Document, including, for the avoidance of doubt, the DIP Documents, the Secured Exit Notes Indenture and related note documents (including intercreditor agreements), the New 2027 Senior Secured Notes Documents, the Equity Rights Offering Documents, the Reorganized Common Equity Documents, the Mortgage Debt Guarantee Settlement Agreements, the Waiver and Amendment to the Secured Credit Facility Credit Agreement, the Corporate Governance Documents, the New Corporate Governance Documents, the New 2027 HoldCo Governance Documents, the New 2027 SPV Governance Documents, the Intercompany Allocation Agreement, the Amended RMR Management Agreement, and the New Warrants Documents, any Transactions, any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan or any agreement, Claim, or obligation arising or assumed under this Plan or (y) any Causes of Action specifically retained by the Debtors pursuant to the Schedule of Retained Causes of Action.

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Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (1) in exchange for the good and valuable consideration provided by each of the Released Parties, including the Released Parties’ substantial contributions to facilitating the Transactions and implementing this Plan; (2) a good-faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, the Reorganized Parent or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

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(b)           Releases by Holders of Claims and Interests.

To the fullest extent permitted by applicable law and approved by the Bankruptcy Court, and except as otherwise expressly set forth in this Plan or the Confirmation Order, as of the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other Persons or Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Persons or Entities, has and is deemed to have, forever and unconditionally, released, and absolved each Released Party from any and all Claims, obligations, rights, suits, damages, and Causes of Action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative Claims asserted or assertable on behalf of the Debtors, the Estates, the Reorganized Parent, or the Reorganized Debtors that such Person or Entity would have been legally entitled to assert in its own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Person or Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, including (i) the governance, management, transactions, ownership, or operation of the Debtors or the Non-Debtor Affiliates (ii) the purchase, acquisition, sale, merger, or rescission of any Asset or Security of the Debtors or the Non-Debtor Affiliates, (iii) the subject matter of, or the transactions, events, circumstances, acts or omissions giving rise to, any Claim or Interest that is treated in the Transactions, including the negotiation, formulation, or preparation of the Transactions, (iv) the business or contractual arrangements between any Debtor or Non-Debtor Affiliate and any other Entity (including Consenting Creditors and RMR), (v) the Prepetition Credit Documents; (vi) the Debtors’ and Non-Debtor Affiliates’ in- or out-of-court restructuring efforts, (vii) intercompany transactions, (viii) the formulation, preparation, dissemination, negotiation, solicitation, entry into, Filing, or consummation of this Plan, the Plan Supplement, the Confirmation Order, the Disclosure Statement, the Restructuring Support Agreement and related prepetition transactions, the Definitive Documents, including, for the avoidance of doubt, the DIP Documents, the Secured Exit Notes Indenture and related note documents (including intercreditor agreements), the New 2027 Senior Secured Notes Documents, the Equity Rights Offering Documents, the Reorganized Common Equity Documents, the Mortgage Debt Guarantee Settlement Agreements, the Waiver and Amendment to the Secured Credit Facility Credit Agreement, the Corporate Governance Documents, the New Corporate Governance Documents, the New 2027 HoldCo Governance Documents, the New 2027 SPV Governance Documents, the Intercompany Allocation Agreement, the Amended RMR Management Agreements, and the New Warrants Documents, the Chapter 11 Cases, the 2027 Senior Secured Notes Claims Challenge, the 2027 Senior Secured Notes ICA Adversary Proceeding, the 2027 Senior Secured Notes ICA Claims, the March 2029 Senior Secured Notes Proof of Claim, the March 2029 Senior Secured Notes Proof of Claim Objection, or any Transactions, (ix) any contract, instrument, release, or other agreement or document created or entered into in connection with this Plan, the Plan Supplement, the Disclosure Statement, the Restructuring Support Agreement, the Definitive Documents, including, for the avoidance of doubt, the DIP Documents, the Secured Exit Notes Indenture and related note documents (including intercreditor agreements), the New 2027 Senior Secured Notes Documents, the Equity Rights Offering Documents, the Reorganized Common Equity Documents, the Mortgage Debt Guarantee Settlement Agreements, the Waiver and Amendment to the Secured Credit Facility Credit Agreement, the Corporate Governance Documents, the New Corporate Governance Documents, the New 2027 HoldCo Governance Documents, the New 2027 SPV Governance Documents, the Intercompany Allocation Agreement, the Amended RMR Management Agreements, and the New Warrants Documents, the Chapter 11 Cases, the 2027 Senior Secured Notes Claims Challenge, the 2027 Senior Secured Notes ICA Adversary Proceeding, the 2027 Senior Secured Notes ICA Claims, the March 2029 Senior Secured Notes Proof of Claim, the March 2029 Senior Secured Notes Proof of Claim Objection, the pursuit of Confirmation and consummation of this Plan, the administration and implementation of this Plan or Confirmation Order, including the issuance or distribution of Securities pursuant to this Plan, (x) the distribution, including any disbursements made by a Distribution Agent, of property under this Plan, or any other related agreement, or (xi) any other act or omission, transaction, agreement, event, or other occurrence related to any of the foregoing and taking place on or before the Effective Date; provided that the Releasing Parties do not release Claims or Causes of Action (A) arising out of, or related to, any act or omission of a Released Party that is determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction to have constituted actual fraud (but not, for the avoidance of doubt, fraudulent transfers), gross negligence, or willful misconduct (it being agreed that any Released Parties’ consideration, approval, or receipt of any distribution did not arise from or relate to actual fraud, gross negligence, or willful misconduct) or (B) against a Released Party arising from any obligations owed to the Releasing Party that are wholly unrelated to the Debtors, the Reorganized Parent, or the Reorganized Debtors. Notwithstanding anything to the contrary in the foregoing, the Releases set forth above do not release (x) any obligations of any Person or Entity under this Plan, the Confirmation Order, any other Definitive Document, including, without limitation, the DIP Documents, the Secured Exit Notes Indenture and related note documents (including intercreditor agreements), the New 2027 Senior Secured Notes Documents, the Equity Rights Offering Documents, the Reorganized Common Equity Documents, the Mortgage Debt Guarantee Settlement Agreements, the Waiver and Amendment to the Secured Credit Facility Credit Agreement, the Corporate Governance Documents, the New Corporate Governance Documents, the New 2027 HoldCo Governance Documents, the New 2027 SPV Governance Documents, the Intercompany Allocation Agreement, the Amended RMR Management Agreement, and the New Warrants Documents, any Transactions, any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement this Plan or any agreement, Claim, or obligation arising or assumed under this Plan or (y) any Causes of Action specifically retained by the Debtors pursuant to the Schedule of Retained Causes of Action.

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Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases set forth in this Article 10.6(b) of the Plan, which includes by reference each of the related provisions and definitions contained in this Plan, and, further, shall constitute the Bankruptcy Court’s finding that the releases set forth in this Article 10.6(b) of the Plan is: (1) consensual; (2) given and made after due notice and opportunity for hearing; and (3) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the releases set forth in this Article 10.6(b) of the Plan.

10.7.        Exculpation.

Effective as of the Effective Date, to the fullest extent permitted by law, the Exculpated Parties shall neither have nor incur any liability to any Person or Entity for any Claims or Causes of Action for any act taken or omitted to be taken between the Petition Date and the Effective Date in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the Confirmation or consummation (as applicable) of this Plan, the Restructuring Support Agreement and related prepetition transactions, and the Disclosure Statement including any disbursements made by a Distribution Agent in connection with this Plan, the Disclosure Statement, the Confirmation Order, the Definitive Documents, including, for the avoidance of doubt, the DIP Documents, the Secured Exit Notes Indenture and related note documents (including intercreditor agreements), the New 2027 Senior Secured Notes Documents, the Equity Rights Offering Documents, the Reorganized Common Equity Documents, the Mortgage Debt Guarantee Settlement Agreements, the Waiver and Amendment to the Secured Credit Facility Credit Agreement, the Corporate Governance Documents, the New Corporate Governance Documents, the New 2027 HoldCo Governance Documents, the New 2027 SPV Governance Documents, the Intercompany Allocation Agreement, the Amended RMR Management Agreement, and the New Warrants Documents, the Prepetition Credit Documents, the 2027 Senior Secured Notes Claims Challenge, the 2027 Senior Secured Notes ICA Adversary Proceeding, the 2027 Senior Secured Notes ICA Claims, the March 2029 Senior Secured Notes Proof of Claim, the March 2029 Senior Secured Notes Proof of Claim Objection, or any Transactions, contract, instrument, release, or other agreement or document created or entered into in connection with this Plan, or any other postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors, the approval of the Disclosure Statement or Confirmation or consummation of this Plan; provided that the foregoing provisions of this exculpation shall not operate to waive or release: (i) any Claims or Causes of Action arising from willful misconduct, actual fraud (but not, for the avoidance of doubt, fraudulent transfers), or gross negligence of such applicable Exculpated Party as determined by Final Order of the Bankruptcy Court or any other court of competent jurisdiction; and/or (ii) the rights of any Person or Entity to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements and documents delivered under or in connection with this Plan, or assumed pursuant to this Plan or Final Order of the Bankruptcy Court; provided further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its respective duties pursuant to, or in connection with, the above referenced documents, actions, or inactions.

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The Exculpated Parties have, and upon consummation of this Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to this Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.

The foregoing exculpation shall be effective as of the Effective Date without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Person or Entity. For the avoidance of doubt and notwithstanding anything else herein, the foregoing exculpation shall be limited to Persons that served as Estate fiduciaries during the Chapter 11 Cases.

10.8.        Retention of Causes of Action/Reservation of Rights.

In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to this Article X of the Plan, the Reorganized Debtors shall have, retain, reserve and be entitled to assert, and may enforce all rights to commence and pursue, as appropriate, any and all Claims or Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity not released pursuant to this Plan.

10.9.        Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the Confirmation or consummation of this Plan, including any change of control that shall occur as a result of such consummation; or (d) the restructuring.

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10.10.      Solicitation of Plan.

As of and subject to the occurrence of the Confirmation Date: (a) the Debtors shall be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the (i) Debtors and (ii) the Consenting Creditors, (iii) RMR and (iv) each of the Debtors’, the Consenting Creditors’, and RMR’s respective Related Parties and Affiliates shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any Securities under this Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer and issuance of any Securities under this Plan.

10.11.      Corporate, Limited Liability Company, and Trust Action.

Upon the Effective Date, all actions contemplated by this Plan shall be deemed authorized and approved in all respects, including (a) the selection of the managers, directors, trustees, and officers for the Reorganized Debtors, (b) the distribution of the Plan Securities, (c) the approval of the Restructuring Support Agreement, and (d) all other actions contemplated by this Plan (whether to occur before, on, or after the Effective Date), in each case in accordance with and subject to the terms hereof. All matters provided for in this Plan involving the corporate, limited liability company, or trust structure of the Debtors or the Reorganized Debtors, and any corporate, limited liability company, or trust action required by the Debtors or the Reorganized Debtors in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the holders of Collateral, directors, managers, trustees, or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated by this Plan (or necessary or desirable to effect the Transactions contemplated by this Plan) in the name of and on behalf of the Reorganized Debtors, including (i) the New Corporate Governance Documents and (ii) any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article 10.11 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

Article XI.
RETENTION OF JURISDICTION.

11.1.        Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a)           to hear and determine motions and/or applications for the assumption, assumption and assignment, or rejection of Executory Contracts and Unexpired Leases, including resolution of all Cure Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b)           to determine any motion, adversary proceeding, proceeding, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date;

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(c)           to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)           to ensure that distributions to Holders of Allowed Claims are accomplished as provided for in this Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under this Plan;

(e)           to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim or any counterclaim related thereto;

(f)            to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)           to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the consummation, implementation, or enforcement of this Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)           to hear and determine any application to modify this Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in this Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)            to hear and determine all Professional Fee Claims;

(j)            to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Plan Supplement, or the Confirmation Order or any agreement, instrument, or other document governing or relating to any of the foregoing;

(k)           to take any action and issue such orders as may be necessary to construe, interpret, enforce, implement, execute, and consummate this Plan;

(l)            to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m)           to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n)           to hear and determine matters concerning securities laws exemptions under section 1145 of the Bankruptcy Code;

(o)           to hear, adjudicate, decide, or resolve any and all matters related to Article X of this Plan, including the releases, discharge, exculpations, and injunctions issued thereunder;

(p)           to resolve disputes concerning Disputed Claims or the administration thereof;

(q)           to resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any Solicitation conducted in connection with the Chapter 11 Cases, any Bar Date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Claim, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purposes;

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(r)            to hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code;

(s)            to enter a final decree closing or dismissing, as applicable, the Chapter 11 Cases;

(t)            to recover all assets of the Debtors and property of the Debtors’ Estates, wherever located; and

(u)           to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

For the avoidance of doubt, on and after the Effective Date, the Bankruptcy Court shall not retain exclusive jurisdiction over any matters arising in connection with the Secured Exit Notes, the New 2027 Senior Secured Notes, or any transactions related thereto except to the extent the Bankruptcy Court would have jurisdiction over such matter pursuant to Articles 11.1(d), (e), or (k) of this Plan.

11.2.        Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of this Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Article XII.
MISCELLANEOUS PROVISIONS.

12.1.        Payment of Statutory Fees.

On the Effective Date and thereafter as may be required, the Reorganized Debtors shall pay all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for each Debtor’s case, or until such time as a final decree is entered closing a particular Debtor’s case, a Final Order converting such Debtor’s case to a case under chapter 7 of the Bankruptcy Code is entered, or a Final Order dismissing such Debtor’s case is entered.

12.2.        Additional Documents.

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents, including any Plan Supplement Documents, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest may, from time to time, prepare, execute, and deliver any agreements or documents, including any Plan Supplement Documents, and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan, the Confirmation Order, and the Plan Supplement Documents.

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12.3.        Statutory Committee.

On the Effective Date, the current and former members of the Committee, and their respective counsel, advisors and agents, will be released from all further authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases and the Committee will dissolve; provided that following the Effective Date, the Committee will continue in existence and have standing and a right to be heard for the limited purpose of (a) pursuing final fee applications Filed pursuant to this Plan and sections 330 and 331 of the Bankruptcy Code and (b) any appeals of the Confirmation Order. Following the completion of the Committee’s limited remaining duty set forth above, the Committee will be dissolved, and the retention or employment of the Committee’s respective attorneys, accountants, and other agents will terminate without further notice to, or action by, any Entity. Other than in connection with the limited purposes set forth in this Article 12.2(a) and (b), the Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of the Committee or the Committee Advisors after the Effective Date.

12.4.        March 2029 Senior Secured Notes Fees and Expenses.

On the Effective Date, and after the March 2029 Ad Hoc Group Advisors and the March 2029 Senior Secured Notes Trustee’s submission of reasonable and documented summary invoices to the Debtors and the Committee, in each case at least five (5) Business Days prior to the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay such invoiced March 2029 Senior Secured Notes Fees and Expenses.

12.5.        Unsecured Notes Trustee Fees and Expenses and Priority Guaranteed Unsecured Notes Trustee Fees and Expenses.

On the Effective Date, and after the Unsecured Notes Trustee’s and Priority Guaranteed Unsecured Notes Trustee’s submission of reasonably detailed summary invoices to the Debtors, in each case at least five (5) Business Days prior to the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay such invoiced Unsecured Notes Trustee Fees and Expenses and Priority Guaranteed Unsecured Notes Trustee Fees and Expenses, respectively.

12.6.        Equity Rights Offering Backstop Advisor Fees and Expenses.

Upon entry of the Equity Rights Offering Order and each Equity Rights Offering Backstop Advisor’s submission of reasonable and documented summary invoices to the Debtors and the Committee at least five (5) Business Days prior to the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay on the Effective Date the reasonable and documented fees and out of pocket expenses of the applicable Equity Rights Offering Backstop Advisor pursuant to the Equity Rights Offering Backstop Commitment Letter.

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12.7.        Substantial Consummation of this Plan.

On the Effective Date, this Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.8.         Request for Expedited Determination of Taxes.

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date, and in the case of any Debtor that is to be dissolved in accordance with the Transaction Steps Exhibit (if any) or otherwise, through the completion of its dissolution.

12.9.        Exemption from Certain Transfer Taxes.

Pursuant to and to the fullest extent permitted by section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange of any Securities, instruments or documents, (b) the creation, filing or recording of any Lien, mortgage, deed of trust, or other Security interest, (c) the making, assignment, filing or recording of any lease or sublease or the making or delivery of any deed, bill of sale, assignment or other instrument of transfer under, pursuant to, in furtherance of, or in connection with this Plan, including any deeds, bills of sale, or assignments executed in connection with any of the Transactions contemplated under this Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in this Plan and, if applicable, Transaction Steps Exhibit (whether to one or more of the Reorganized Debtors or otherwise), and (d) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including the Confirmation Order, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to or taxed under any law imposing any stamp or similar tax, including any document recording tax, conveyance fee, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, transfer tax, intangible tax, or other stamp or similar taxes.

12.10.      Amendments.

(a)           Plan Modifications. This Plan may be amended, modified, or supplemented by the Debtors, in consultation with the Committee Advisors, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of Holders of Allowed Claims or Interests pursuant to this Plan, the Debtors may remedy any defect or omission or reconcile any inconsistencies in this Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of this Plan, and any Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan as amended, modified, or supplemented.

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(b)           Other Amendments. Before the Effective Date, the Debtors, in consultation with the Committee Advisors, may make technical adjustments and modifications to this Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court.

12.11.      Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable board of directors, trustees, or managers, to execute, deliver, File, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

12.12.      Revocation or Withdrawal of this Plan.

The Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, this Plan has been revoked or withdrawn prior to the Effective Date, or if Confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (a) this Plan shall be null and void in all respects; (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of Executory Contracts or Unexpired Leases affected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void; and (c) nothing contained in this Plan shall: (i) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Entity; (ii) prejudice in any manner the rights of such Debtor or any other Entity; or (iii) constitute an admission of any sort by any Debtor or any other Entity.

12.13.      Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to this Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be), and (c) non-severable and mutually dependent.

12.14.      Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a Definitive Document provides otherwise, the rights, duties, and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

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12.15.      Time.

In computing any period of time prescribed or allowed by this Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.16.      Dates of Actions to Implement this Plan.

In the event that any payment or act under this Plan is required to be made or performed on a date that is on a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.17.      Immediate Binding Effect.

Notwithstanding any Bankruptcy Rule providing for a stay of the Confirmation Order or Plan, including Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns, including the Reorganized Debtors, all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in this Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim, Interest, or debt has voted on this Plan.

12.18.      Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under this Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of this Plan and the Confirmation Order.

12.19.      Successor and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.20.      Entire Agreement.

On the Effective Date, this Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

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12.21.      Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to this Plan (including the Plan Supplement) are incorporated into and are a part of this Plan as if set forth in full herein.

12.22.      Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or addressed as follows:

(a)           if to the Debtors or the Reorganized Debtors:

Office Properties Income Trust

Two Newton Place, 255 Washington Street, Suite 300

Newton, MA 02458-1634

Yael Duffy (yduffy@rmrgroup.com)

Brian Donley (bdonley@rmrgroup.com)

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Ray C. Schrock (ray.schrock@lw.com)

Andrew Parlen (andrew.parlen@lw.com)

Anupama Yerramalli (anu.yerramalli@lw.com)

Ashley Gherlone Pezzi (ashley.pezzi@lw.com)

Anthony R. Joseph (anthony.joseph@lw.com)

Hunton Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, TX 77002

Timothy A. (“Tad”) Davidson II (taddavidson@hunton.com)

Ashley L. Harper (ashleyharper@hunton.com)

(b)           if to the Secured Credit Facility Ad Hoc Group, to:

Jones Day

250 Vesey Street

New York, NY 10281

Benjamin Rosenblum (brosenblum@jonesday.com)

David I. Paulson (dipaulson@jonesday.com)

(c)           if to the March 2029 Ad Hoc Group, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10011

Sung Pak (spak@paulweiss.com)

Robert A. Britton (rbritton@paulweiss.com)

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Joseph M. Graham (jgraham@paulweiss.com)

Grace C. Hotz (ghotz@paulweiss.com)

Lucian Wang (lwang@paulweiss.com)

(d)           if to 2027 Ad Hoc Group, to:

Milbank LLP

55 Hudson Yards

New York, NY 10001

Abhilash M. Raval (araval@milbank.com)

Michael Price (mprice@milbank.com)

Casey T. Fleck (cfleck@milbank.com)

Brian Kinney (bkinney@milbank.com)

(e)           if to the September 2029 Ad Hoc Group, to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020

Brian Pfeiffer (brian.pfeiffer@whitecase.com)

Aaron Colodny (aaron.colodny@whitecase.com)

Rob Bennett (rbennett@whitecase.com)

Adam Swingle (adam.swingle@whitecase.com)

Andrew Costello (andrew.costello@whitecase.com)

(f)            if to the Subsequent September 2029 Senior Secured Notes Trustee, to:

Herbert Smith Freehills Kramer (US) LLP

1177 Avenue of the Americas

New York, NY 10036

Alexander Woolverton (alexander.woolverton@hsfkramer.com)

Andrew Citron (andrew.citron@hsfkramer.com)

(g)           if to the Unsecured Notes Ad Hoc Group, to:

Glenn Agre Bergman & Fuentes LLP

1185 Avenue of the Americas

New York, New York 10036

Andrew K. Glenn (aglenn@glennagre.com)

Kurt A. Mayr (kmayr@glennagre.com)

Rich Ramirez (rramirez@glennagre.com)

Malak S. Doss (mdoss@glennagre.com)

(h)           if to RMR, to:

The RMR Group LLC

Two Newton Place, 255 Washington Street, Suite 300

Newton, MA 02458-1634

Adam Portnoy (APortnoy@rmrgroup.com)

Lindsey Getz (Lindsey.Getz@rmrgroup.com)

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with a copy (which will not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Scott K. Charles (SKCharles@wlrk.com)

Neil M. Snyder (NMSnyder@wlrk.com)

Angela K. Herring (AKHerring@wlrk.com)

(i)            if to the Committee, to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Brett Miller (bmiller@willkie.com)

Paul Labov (plabov@willkie.com)

Todd Goren (tgoren@willkie.com)

James Burbage (jburbage@willkie.com)

Jennifer Hardy (jhardy2@willkie.com)

After the Effective Date, the Debtors have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

[Remainder of Page Intentionally Left Blank]

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Dated:	April 20, 2026
Chicago, Illinois

Respectfully submitted,

By:	/s/ John R. Castellano
Name:	John R. Castellano
Title:	Chief Restructuring Officer

On behalf of Office Properties Income Trust and its Debtor Affiliates